FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-166711-02

September 4, 2012

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,040,210,521
(Approximate Mortgage Pool Balance)

$728,147,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2012-GC8
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2012-GC8

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Natixis Real Estate Capital LLC
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-877-858-5407.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Goldman, Sachs & Co.

Co-Lead Managers and Joint Bookrunners

Natixis	RBS

Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-166711) (the “Base Prospectus”) and a separate free writing prospectus, each to be dated September 4, 2012 (the “Free Writing Prospectus”).  The Base Prospectus and the Free Writing Prospectus contain material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus).  The Base Prospectus and the Free Writing Prospectus are available upon request from Citigroup Global Markets Inc., Goldman, Sachs & Co., Natixis Securities Americas LLC, or RBS Securities Inc.  Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.  This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Base Prospectus and the Free Writing Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.  The information contained in this Term Sheet may not pertain to any securities that will actually be sold.  The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options).  Information contained in this Term Sheet is current as of August 31, 2012, and none of Citigroup Global Markets Inc., Goldman, Sachs & Co., Natixis Securities Americas LLC, RBS Securities Inc., or the depositor have updated any information in this Term Sheet since August 31, 2012.  Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Goldman, Sachs & Co., Natixis Securities Americas LLC, or RBS Securities Inc. provides accounting, tax or legal advice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”), NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE, AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Initial Certificate Principal or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$ 58,955,000	30.000%(5)	[__]%	(6)	2.46	10/12 – 04/17
Class A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$ 181,568,000	30.000%(5)	[__]%	(6)	4.71	04/17 – 09/17
Class A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$ 27,725,000	30.000%(5)	[__]%	(6)	6.87	08/19 – 08/19
Class A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$ 379,626,000	30.000%(5)	[__]%	(6)	9.73	05/22 – 07/22
Class A-AB	Aaa(sf) / AAA(sf) / AAA(sf)	$ 80,273,000	30.000%(5)	[__]%	(6)	7.38	09/17 – 05/22

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s/Fitch/KBRA)(1)	Initial Certificate Principal or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-A	Aaa(sf) / AAA(sf) / AAA(sf)	$ 821,766,000(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-B	NR / NR / AAA(sf)	$ 218,444,520(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class A-S	Aaa(sf) / AAA(sf) / AAA(sf)	$ 93,619,000	21.000%	[__]%	(6)	9.79	07/22 – 07/22
Class B	Aa3(sf) / AA-(sf) / AA(sf)	$ 61,112,000	15.125%	[__]%	(6)	9.79	07/22 – 07/22
Class C	A3(sf) / A-(sf) / A(sf)	$ 39,008,000	11.375%	[__]%	(6)	9.80	07/22 – 08/22
Class D	Baa3(sf) / BBB-(sf) / BBB(sf)	$ 45,509,000	7.000%	[__]%	(6)	9.87	08/22 – 08/22
Class E	Ba2(sf) / BB(sf) / BB(sf)	$ 19,504,000	5.125%	[__]%	(6)	9.87	08/22 – 08/22
Class F	B2(sf) / B(sf) / B(sf)	$ 19,504,000	3.250%	[__]%	(6)	9.87	08/22 – 08/22
Class G	NR / NR / NR	$ 33,807,520	0.000%	[__]%	(6)	9.90	08/22 – 09/22
Class S(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Moody’s Investors Service, Inc., Fitch, Inc. and Kroll Bond Rating Agency, Inc.  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  Moody’s Investors Service, Inc., Fitch, Inc., and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to www.moodys.com, www.fitchratings.com, and www.krollbondratings.com.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)
Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(7)
The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates from time to time.

(8)
The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates, as described in the Free Writing Prospectus.

(9)
The Class S certificates will not have a principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.

(10)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interest in multiple REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics
Initial Pool Balance	$1,040,210,521
Number of Mortgage Loans	57
Number of Mortgaged Properties	139
Average Cut-off Date Mortgage Loan Balance	$18,249,307
Weighted Average Mortgage Loan Rate	4.9537%
Weighted Average Remaining Term to Maturity (months)(2)	106
Weighted Average Remaining Amortization Term (months)(3)(8)	347
Weighted Average Cut-off Date LTV Ratio(1)(4)	63.1%
Weighted Average Maturity Date LTV Ratio(1)(2)(4)(5)	51.9%
Weighted Average Underwritten Debt Service Coverage Ratio(1)(4)(6)(7)	1.73x
Weighted Average Debt Yield on Underwritten NOI(1)(4)(9)	11.7%
% of Mortgage Loans with Pari Passu Split Loan Structure	27.9%
% of Mortgage Loans with Additional Debt	16.0%
% of Mortgaged Properties with Single Tenants	5.4%

(1)	With respect to the Miami Center mortgage loan, the 222 Broadway mortgage loan, and the Gansevoort Park Avenue mortgage loan, calculations include the related companion loan unless otherwise stated.

(2)	The Cole Family Dollar Portfolio mortgage loan is considered as if it matures on its anticipated repayment date of 8/6/2019.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)
Unless otherwise indicated, with respect to the Verizon Wireless & Mattress Firm and Pensacola Marketplace mortgage loans (the “Verizon and Pensacola Loans”), which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, and the Debt Yield on Underwritten NOI of the mortgage loans are presented in the aggregate.

(5)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the 222 Broadway mortgage loan, Gansevoort Park Avenue mortgage loan, 25 East Oak Street mortgage loan, Sonora Village mortgage loan, Hyatt Regency - Buffalo mortgage loan, West Valley Shopping Center mortgage loan, SpringHill Suites - Frazer Mills mortgage loan, SpringHill Suites - Southside Works mortgage loan, TownePlace Suites - Fayetteville mortgage loan, 1026-1044 Market Street mortgage loan, Hilton Garden Inn Odessa mortgage loan, Holiday Inn Express Fayetteville mortgage loan, 807 Church Street mortgage loan, Residence Inn Southern Pines mortgage loan, and Lakes of the Hills Apartments mortgage loan, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. The Maturity Date LTV Ratio using the related “as-is” appraised value for each of these mortgage loans is 58.7%, 43.6%, 54.5%, 61.6%, 49.1%, 53.0%, 44.9%, 40.2%, 52.9%, 53.4%, 44.6%, 43.7%, 43.5%, 53.0%, and 58.5% respectively.  With respect to the Dallas & OKC MHC Portfolio (Stonetown Acquisitions) mortgage loan, the Maturity Date LTV was calculated based on the blended amounts using the “as stabilized” appraised value for the Bill’s MHC mortgaged property and the “as-is” appraised values for the other properties. The Maturity Date LTV Ratio of the Dallas & OKC MHC Portfolio (Stonetown Acquisitions) mortgage loan using the related “as-is” appraised value for every Dallas & OKC MHC Portfolio (Stonetown Acquisitions) mortgaged property is 51.1%. With respect to the Verizon and Pensacola mortgage loans, the Maturity Date LTV was calculated based on the blended cross-collateralized amounts using the “as-is” appraised values. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due following the interest only period instead of the actual interest-only payment. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(7)
With respect to the 17 Battery Place South mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated based on the average of the first 12 payments after the interest only period pursuant to the mortgage loan’s non-standard amortization schedule as set forth on Annex G-1 in the Free Writing Prospectus.  See “Cut-off Date DSCR” in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus.

(8)
With respect to the 17 Battery Place South mortgage loan, the Original Amortization Term and Remaining Amortization Term are considered based on the combined amortization schedule for the 17 Battery Place South mortgage loan and the related mezzanine loan as set forth on Annex G-1 in the Free Writing Prospectus.

(9)	Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.
Co-Managers:	Natixis Securities Americas LLC RBS Securities Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,040,210,521
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	U.S. Bank National Association
Operating Advisor:	Situs Holdings LLC
Pricing:	September 2012
Closing Date:	September 27, 2012
Cut-off Date:	For each mortgage loan, the related due date in September 2012
Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in October 2012
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	September 2045
Cleanup Call:	1.0%
Minimum Denominations:	$100,000 minimum for the offered certificates; $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

TRANSACTION HIGHLIGHTS

■	$1,040,210,520 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 57 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,040,210,521 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $18,249,307 and are secured by 139 mortgaged properties located throughout 31 states

—	LTV: 63.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.73x weighted average Underwritten Debt Service Coverage Ratio

—
Underwritten NOI Debt Yield:  19.1% to Class A-1 / A-2 / A-3 / A-4 / A-AB, calculated, with respect to each such class of certificates, as (x) aggregate Underwritten Net Operating Income for all the mortgaged properties of $139,238,733, divided by (y) the aggregate certificate principal amount of all such classes of certificates

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 86.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	62.8% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	23.3% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at maturity

—	Hard Lockboxes: 68.5% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 99.5% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 53 mortgage loans representing 94.5% of the Initial Pool Balance

–	Insurance: 45 mortgage loans representing 73.7% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 52 mortgage loans representing 92.7% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 19 mortgage loans, secured by office, retail, and mixed use properties only, representing 84.0% of the allocated Initial Pool Balance

—	Predominantly Defeasance: 68.1% of the mortgage loans by Initial Pool Balance permit only defeasance after an initial lockout period

–	19.5% of the mortgage loans by Initial Pool Balance permit either defeasance after an initial lockout period or yield maintenance

■	Multiple-Asset Types > 5.0% of the Total Pool:

—	Office: 44.2% of the mortgaged properties by allocated Initial Pool Balance are office properties

—
Retail: 19.6% of the mortgaged properties by allocated Initial Pool Balance are retail properties (5.9% are unanchored retail properties, 5.5% are anchored retail properties, 5.0% are single tenant retail properties, and 3.2% are power center / big box retail properties)

—	Hospitality: 17.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Multifamily: 8.5% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Self Storage: 5.3% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■
Geographic Diversity:  The 139 mortgaged properties are located throughout 31 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (31.4%), Texas (14.9%), Florida (13.3%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	39	61	$549,462,355	52.8%
Goldman Sachs Mortgage Company	14	74	365,467,451	35.1
Natixis Real Estate Capital LLC	4	4	125,280,715	12.0
Total	57	139	$1,040,210,521	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms	Cut-off Date Balance Per SF / Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Miami Center	$114,765,852	11.0%	Office	786,836	$219	1.41x	10.1%	64.2%
222 Broadway	100,000,000	9.6	Office	786,552	$172	2.11x	11.0%	58.7%
17 Battery Place South	91,000,000	8.7	Office	428,450	$212	1.65x	11.0%	64.5%
Pinnacle at Westchase	79,827,198	7.7	Office	470,940	$170	1.57x	10.8%	67.9%
Gansevoort Park Avenue	75,000,000	7.2	Hospitality	249	$562,249	1.77x	12.5%	50.4%
25 East Oak Street	49,938,386	4.8	Retail	38,445	$1,299	1.33x	8.1%	67.7%
Sonora Village	33,650,000	3.2	Retail	248,322	$136	1.38x	9.4%	71.3%
Cole Family Dollar Portfolio	27,725,000	2.7	Retail	298,858	$93	2.23x	11.1%	61.4%
Hyatt Regency - Buffalo	25,461,498	2.4	Hospitality	396	$64,297	1.77x	15.8%	65.3%
Plains Capital Towers	23,948,280	2.3	Office	425,040	$56	1.91x	15.4%	59.2%
Top 10 Total / Wtd. Avg.	$621,316,214	59.7%				1.68x	11.0%	62.6%
Remaining Total / Wtd. Avg.	418,894,307	40.3				1.81x	12.6%	63.8%
Total / Wtd. Avg.	$1,040,210,521	100.0%				1.73x	11.7%	63.1%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Miami Center	CGMRC	$114,765,852	$57,382,926	$172,148,778	CGCMT 2012-GC8	1.41x	10.1%	64.2%
222 Broadway	GSMC	$100,000,000	$35,000,000	$135,000,000	CGCMT 2012-GC8	2.11x	11.0%	58.7%
Gansevoort Park Avenue	CGMRC	$75,000,000	$65,000,000	$140,000,000	CGCMT 2012-GC8	1.77x	12.5%	50.4%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgage Loans(1)(2)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization(s)
Miami Center	CGMRC	Miami	FL	Office	$114,765,852	11.0%	GSMS 2003-C1, LBUBS 2007-C7
17 Battery Place South	Natixis RE	New York	NY	Office	$91,000,000	8.7%	GMACC 2002-FL1A, WBCMT 2007-C32
Pinnacle at Westchase	CGMRC	Houston	TX	Office	$79,827,198	7.7%	JPMCC 2004-CBX
Sonora Village	GSMC	Scottsdale	AZ	Retail	$33,650,000	3.2%	DLJCM 2000-CF1
Sutton Place Apartments	Natixis RE	Southfield	MI	Multifamily	$18,800,000	1.8%	FULB 1997-C2
290 Madison	CGMRC	New York	NY	Mixed Use	$14,947,118	1.4%	COMM 2006-C8
College Point Self Storage	CGMRC	College Point	NY	Self Storage	$14,410,200	1.4%	GECMC 2002-2A
Legacy Tower	GSMC	Durham	NC	Office	$11,697,214	1.1%	BSCMS 2007-T26
1026-1044 Market Street	CGMRC	Philadelphia	PA	Mixed Use	$9,988,738	1.0%	GECMC 2002-1A
Mountain Marketplace	CGMRC	Pasadena	MD	Retail	$8,980,103	0.9%	BSCMS 2002-PBW1
Countryside Plaza	CGMRC	Mt. Pleasant	PA	Retail	$8,133,888	0.8%	JPMC 2000-C9
Food Lion Mount Airy	CGMRC	Mount Airy	MD	Retail	$7,825,501	0.8%	MSDWC 2002-HQ
Holiday Inn Express Fayetteville	Natixis RE	Fayetteville	NC	Hospitality	$7,476,636	0.7%	GECMC 2003-C2
Briarlane Apartments	CGMRC	Grand Rapids	MI	Multifamily	$4,684,631	0.5%	BSCMS 2005-PWR9
Walgreens and Sports Authority Portfolio (Palm Gardens)	CGMRC	Palm Beach Gardens	FL	Retail	$4,581,975	0.4%	JPMCC 2002-C2
Storage Pro - Kalamazoo	CGMRC	Kalamazoo	MI	Self Storage	$3,671,729	0.4%	GMACC 2002-C2
Americana Self Storage (SST)	CGMRC	Chantilly	VA	Self Storage	$3,487,661	0.3%	MSC 1999-RM1
Walgreens and Sports Authority Portfolio (Marshall)	CGMRC	Marshall	TX	Retail	$2,910,174	0.3%	GECMC 2002-2A
Walgreens and Sports Authority Portfolio (Little Rock)	CGMRC	Little Rock	AR	Retail	$2,662,499	0.3%	WBCMT 2003-C6
Storage Pro - East Lansing	CGMRC	East Lansing	MI	Self Storage	$2,460,058	0.2%	GMACC 2002-C2
Storage Pro - Wyoming	CGMRC	Wyoming	MI	Self Storage	$2,203,037	0.2%	GMACC 2002-C2
Storage Kings of South Congress	CGMRC	Austin	TX	Self Storage	$2,193,360	0.2%	BACM 2003-1
Gas Lite Manor	CGMRC	Sioux Falls	SD	Manufactured Housing	$1,577,305	0.2%	WBCMT 2007-C31
Walgreens and Sports Authority Portfolio (Pasadena)	CGMRC	Pasadena	TX	Retail	$1,486,046	0.1%	WBCMT 2003-C6
Winchester Self Storage	CGMRC	Memphis	TN	Self Storage	$948,954	0.1%	CSMC 2007-C5

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Financing
Mortgage Loan Name	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Mezzanine Debt Cut- off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
17 Battery Place South	$91,000,000	NA	$14,000,000	$105,000,000	5.7000%	64.5%	74.5%	1.65x	1.29x
Gansevoort Park Avenue	$75,000,000	$65,000,000	$20,000,000	$160,000,000	5.7050%	50.4%	57.6%	1.77x	1.43x

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	9	$459,313,184	44.2%	1.68x	63.6%	11.0%
CBD	6	407,752,058	39.2	1.68x	63.8%	10.8%
General Suburban	3	51,561,125	5.0	1.64x	62.3%	12.8%
Retail	77	$204,030,725	19.6%	1.85x	63.6%	10.9%
Unanchored	4	61,892,289	5.9	1.39x	66.5%	8.8%
Anchored	6	56,852,742	5.5	1.84x	62.3%	11.9%
Single Tenant Retail	66	51,635,694	5.0	2.73x	56.7%	13.3%
Power Center / Big Box	1	33,650,000	3.2	1.38x	71.3%	9.4%
Hospitality	10	$180,731,054	17.4%	1.84x	56.7%	14.3%
Full Service	4	121,599,912	11.7	1.80x	55.3%	13.8%
Limited Service	5	49,027,252	4.7	1.96x	57.4%	15.6%
Extended Stay	1	10,103,889	1.0	1.81x	69.7%	14.7%
Multifamily	13	$88,395,609	8.5%	1.76x	66.2%	12.7%
Garden	8	63,658,203	6.1	1.90x	64.7%	13.6%
Student Housing	1	12,444,665	1.2	1.34x	67.3%	11.0%
High Rise	1	6,292,741	0.6	1.47x	74.6%	9.6%
Mid Rise	3	6,000,000	0.6	1.44x	71.1%	9.4%
Self Storage	16	$55,254,581	5.3%	1.59x	70.2%	10.6%
Manufactured Housing	11	$24,959,533	2.4%	1.49x	70.0%	11.0%
Mixed Use	2	$24,935,856	2.4%	1.54x	59.3%	10.4%
Office / Retail	1	14,947,118	1.4	1.36x	55.2%	9.0%
Retail / Office	1	9,988,738	1.0	1.81x	65.4%	12.5%
Parking	1	$ 2,589,978	0.2%	1.58x	74.0%	11.1%
Total / Wtd. Avg.	139	$1,040,210,521	100.0%	1.73x	63.1%	11.7%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI
New York	7	$326,294,384	31.4%	$743,900,000	38.2%	$49,750,834	35.7%
Texas	20	154,878,737	14.9	238,870,000	12.3	18,555,843	13.3
Florida	15	137,897,771	13.3	303,370,000	15.6	20,115,371	14.4
Illinois	11	98,841,924	9.5	144,050,000	7.4	9,138,255	6.6
Michigan	17	50,531,289	4.9	81,490,000	4.2	7,302,328	5.2
Pennsylvania	4	47,506,145	4.6	79,075,000	4.1	6,778,253	4.9
Arizona	4	36,267,492	3.5	51,210,000	2.6	3,452,657	2.5
North Carolina	4	35,441,825	3.4	56,325,000	2.9	5,476,785	3.9
Virginia	4	24,100,627	2.3	40,975,000	2.1	3,102,423	2.2
California	1	23,400,000	2.2	38,000,000	1.9	2,408,702	1.7
Ohio	5	19,293,285	1.9	29,190,000	1.5	2,193,483	1.6
Georgia	2	18,397,246	1.8	29,600,000	1.5	2,426,711	1.7
Maryland	2	16,805,605	1.6	26,600,000	1.4	2,061,547	1.5
Mississippi	8	8,177,540	0.8	13,245,000	0.7	1,028,933	0.7
Oklahoma	7	6,535,969	0.6	10,530,000	0.5	788,687	0.6
Utah	2	6,483,228	0.6	9,250,000	0.5	695,436	0.5
New Hampshire	1	5,445,000	0.5	11,800,000	0.6	920,640	0.7
Wisconsin	1	4,386,720	0.4	7,200,000	0.4	465,404	0.3
Tennessee	3	4,333,677	0.4	5,850,000	0.3	465,968	0.3
Arkansas	2	3,129,917	0.3	5,040,000	0.3	376,585	0.3
Missouri	5	2,525,716	0.2	5,540,000	0.3	411,250	0.3
Colorado	3	1,996,057	0.2	3,540,000	0.2	252,626	0.2
South Dakota	1	1,577,305	0.2	2,110,000	0.1	162,181	0.1
Nevada	3	1,342,468	0.1	3,390,000	0.2	276,588	0.2
New Mexico	1	1,152,447	0.1	1,800,000	0.1	128,090	0.1
Kansas	1	981,830	0.1	1,610,000	0.1	109,126	0.1
Indiana	1	801,845	0.1	1,930,000	0.1	143,419	0.1
Louisiana	1	456,508	0.04	1,080,000	0.1	83,082	0.1
South Carolina	1	411,457	0.04	975,000	0.1	76,775	0.1
Minnesota	1	408,698	0.04	590,000	0.03	45,425	0.03
Iowa	1	407,809	0.04	680,000	0.03	45,326	0.03
Total	139	$1,040,210,521	100.0%	$1,948,815,000	100.0%	$139,238,733	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
1,577,305 - 4,999,999	12	$41,169,572	4.0%	41.0 - 45.9	1	$12,270,000	1.2%
5,000,000 - 9,999,999	19	140,005,079	13.5	46.0 - 50.9	3	83,932,661	8.1
10,000,000 - 14,999,999	12	151,172,045	14.5	51.0 - 55.9	4	45,796,883	4.4
15,000,000 - 19,999,999	1	18,800,000	1.8	56.0 - 60.9	8	184,796,934	17.8
20,000,000 - 29,999,999	6	144,882,389	13.9	61.0 - 65.9	15	387,971,508	37.3
30,000,000 - 49,999,999	2	83,588,386	8.0	66.0 - 74.9	26	325,442,535	31.3
70,000,000 - 99,999,999	3	245,827,198	23.6	Total	57	$1,040,210,521	100.0%
100,000,000 - 114,765,852	2	214,765,852	20.6	(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics”
Total	57	$1,040,210,521	100.0%	above.

Distribution of Underwritten DSCRs(1)				Distribution of Maturity Date/ARD LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of UW	Mortgage		Pool	Range of Maturity	Mortgage		Pool
DSCR (x)	Loans	Cut-off Date Balance	Balance	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
1.33 - 1.39	7	$143,220,071	13.8%	32.4 - 39.9	4	$ 99,186,253	9.5%
1.40 - 1.49	8	165,751,383	15.9	40.0 - 44.9	7	88,280,408	8.5
1.50 - 1.59	10	161,045,208	15.5	45.0 - 49.9	7	68,225,378	6.6
1.60 - 1.69	7	125,579,699	12.1	50.0 - 54.9	16	415,122,440	39.9
1.70 - 1.79	6	142,145,816	13.7	55.0 - 59.9	13	273,888,927	26.3
1.80 - 1.89	7	64,068,146	6.2	60.0 - 63.3	10	95,507,114	9.2
1.90 - 1.99	2	30,112,366	2.9	Total	57	$1,040,210,521	100.0%
2.00 - 2.09	1	3,487,661	0.3
(1)    Maturity Date/ARD LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 16 of the mortgage loans. See footnotes (1), (2), (4) and (5) to the table entitled “Mortgage Pool Characteristics” above.

2.10 - 4.78	9	204,800,172	19.7
Total	57	$1,040,210,521	100.0%
(1) See footnotes (1), (4), (6) and (7) to the table entitled “Mortgage Pool
Characteristics” above.				Distribution of Loan Purpose
							% of
Distribution of Amortization Types(1)					Number of		Initial
			% of		Mortgage		Pool
	Number of		Initial	Loan Purpose	Loans	Cut-off Date Balance	Balance
	Mortgage	Cut-off Date	Pool	Refinance	35	$577,250,670	55.5%
Amortization Type	Loans	Balance	Balance	Acquisition	18	392,559,022	37.7
Amortizing (30 Years)	31	$484,207,315	46.5%	Recapitalization	3	62,400,829	6.0
Amortizing (25 Years)	17	168,713,206	16.2	Acquisition/Refinance	1	8,000,000	0.8
Interest Only, Then				Total	57	$1,040,210,521	100.0%
Amortizing(2)(3)	5	241,850,000	23.3
Interest Only	3	117,715,000	11.3	Distribution of Mortgage Interest Rates
Interest Only - ARD	1	27,725,000	2.7				% of
Total	57	$1,040,210,521	100.0%		Number of		Initial
(1) All of the mortgage loans will have balloon payments at maturity date.				Range of Mortgage	Mortgage		Pool
(2) Original partial interest only periods range from 24 to 36 months.				Interest Rates (%)	Loans	Cut-off Date Balance	Balance
(3) See footnote (8) to the table entitled “Mortgage Pool Characteristics” above.				3.700 - 3.999	1	$12,270,000	1.2%
				4.250 - 4.499	2	55,383,386	5.3
Distribution of Lockboxes				4.500 - 4.749	8	105,789,192	10.2
			% of	4.750 - 4.999	18	452,813,924	43.5
	Number of		Initial	5.000 - 5.249	12	282,891,294	27.2
	Mortgage	Cut-off Date	Pool	5.250 - 5.499	11	86,617,091	8.3
Lockbox Type	Loans	Balance	Balance	5.500 - 5.749	2	19,825,865	1.9
Hard	25	$712,395,194	68.5%	5.750 - 5.900	3	24,619,769	2.4
Springing	26	230,971,698	22.2	Total	57	$1,040,210,521	100.0%
Soft	6	96,843,629	9.3
Total	57	$1,040,210,521	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Original	Number of		Initial
Debt Yields on	Mortgage	Cut-off Date	Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.1 - 9.9	7	$128,727,588	12.4%	Interest Only	4	$145,440,000	14.0%
10.0 - 10.9	16	319,765,776	30.7	300	17	168,713,206	16.2
11.0 - 11.9	11	279,266,095	26.8	360(2)	36	726,057,315	69.8
12.0 - 12.9	5	110,294,166	10.6	Total	57	$1,040,210,521	100.0%
13.0 - 13.9	4	33,469,936	3.2	(1) All of the mortgage loans will have balloon payments at maturity.
14.0 - 14.9	4	43,696,470	4.2	(2) See footnote (8) to the table entitled “Mortgage Pool Characteristics” above.
15.0 - 15.9	4	58,066,489	5.6
16.0 - 19.5	6	66,924,000	6.4	Distribution of Remaining Amortization Terms(1)
Total	57	$1,040,210,521	100.0%	Range of			% of
(1) See footnotes (1), (4) and (9) to the table entitled “Mortgage Pool				Remaining	Number of		Initial
Characteristics” above.				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	4	$145,440,000	14.0%
			% of	296 - 300	17	168,713,206	16.2
Range of	Number of		Initial	301 - 360(2)	36	726,057,315	69.8
Debt Yields on	Mortgage	Cut-off Date	Pool	Total	57	$1,040,210,521	100.0%
Underwritten NCF (%)	Loans	Balance	Balance
8.0 - 8.9	3	$98,535,504	9.5%	(1) All of the mortgage loans will have balloon payments at maturity.
9.0 - 9.9	8	201,750,212	19.4	(2) See footnote (8) to the table entitled “Mortgage Pool Characteristics”
10.0 - 10.9	21	413,317,611	39.7	above.
11.0 - 11.9	10	149,756,970	14.4
12.0 - 12.9	5	81,014,452	7.8	Distribution of Prepayment Provisions
13.0 - 13.9	3	22,747,687	2.2				% of
14.0 - 17.9	7	73,088,086	7.0		Number of		Initial
Total	57	$1,040,210,521	100.0%	Prepayment	Mortgage		Pool
(1) See footnotes (1), (4) and (9) to the table entitled “Mortgage Pool				Provision	Loans	Cut-off Date Balance	Balance
Characteristics” above.				Defeasance	50	$708,384,447	68.1%
				Defeasance or Yield
Mortgage Loans with Original Partial Interest Only Periods				Maintenance	3	202,593,050	19.5
Original Partial	Number of		% of Initial	Yield Maintenance	4	129,233,024	12.4
Interest Only	Mortgage	Cut-off Date	Pool	Total	57	$1,040,210,521	100.0%
Period (months)	Loans	Balance	Balance
24	4	$150,850,000	14.5%	Distribution of Escrow Types
36	1	$91,000,000	8.7%				% of
					Number of		Initial
Distribution of Original Terms to Maturity/ARD(1)					Mortgage		Pool
			% of	Escrow Type	Loans	Cut-off Date Balance	Balance
Original Term to	Number of		Initial	Real Estate Tax	53	$983,129,826	94.5%
Maturity/ARD	Mortgage		Pool	Replacement	52	$964,573,556	92.7%
(months)	Loans	Cut-off Date Balance	Balance	Reserves(1)
60	7	$178,355,149	17.1%	Insurance	45	$766,508,850	73.7%
84	1	27,725,000	2.7	TI/LC(2)	19	$578,177,175	84.0%
120	49	834,130,372	80.2	(1) Includes mortgage loans with FF&E reserves.
Total	57	$1,040,210,521	100.0%	(2) Percentage of total office, retail, and mixed use properties only.
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of			% of
Remaining Terms	Number of		Initial
to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
55 - 60	7	$178,355,149	17.1%
61 - 84	1	27,725,000	2.7
85 - 120	49	834,130,372	80.2
Total	57	$1,040,210,521	100.0%
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata, in accordance with their respective interest entitlements.
2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To the extent of fund allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all remaining funds available for distribution of principal remaining after the distributions to Classes A-AB, A-1, A-2, A-3 and A-4 in clauses (i) - (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts without regard to the Class A-AB scheduled principal balance.
3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.
4.   Non-offered certificates: Class A-S certificates:  (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.
5.   To the remaining non-offered certificates: Class B, Class C, Class D, Class E, Class F, and Class G, in that order, in a manner analogous to the Class A-S certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. On each Distribution Date, any  such write-off will be allocated to the following classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B, Class C, Class D, Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans and on deposit in the collection account as of the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date, and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (B) the portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions will be distributed to the class of Class X certificates in such YM Group.  If there is more than one class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one; provided, further, that  if such discount rate is greater than or equal to the both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, further, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described above, the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class S or Class R certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class S and Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3, Class A-4 and Class  A-AB certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans. If a whole loan becomes a defaulted mortgage loan, the special servicer will be required to sell the companion loan together with the mortgage loan as one whole loan.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining at the issuing entity at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, A-S, B, C and D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Whole Loans
The following three mortgage loans are each part of a whole loan structure comprised of two pari passu notes:

1.  The Miami Center mortgage loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $114,765,852 and represents approximately 11.0% of the Initial Pool Balance, and the related companion loan (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $57,382,926.

2.  The 222 Broadway mortgage loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.6% of the Initial Pool Balance, and the related companion loan (evidenced by note A-2), which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $35,000,000.

3.  The Gansevoort Park Avenue mortgage loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 7.2% of the Initial Pool Balance, and the related companion loan (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $65,000,000.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the companion loan that governs the relative rights and obligations of such holders.  Each co-lender agreement provides, among other things, that (i) the whole loans will be serviced under the 2012-GC8 pooling and servicing agreement, (ii) the trustee as holder of the mortgage loan (acting through the Controlling Class Representative unless a Control Termination Event exists) is the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (iii) the holders of the related companion loans will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence of a Control Termination Event or a Consultation Termination Event).  See “Description of the Mortgage Pool – The Whole Loans” in the Free Writing Prospectus for more information regarding the whole loans.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Raith-Green Investors LLC will be the initial controlling class holder and is expected to appoint an affiliate, Raith Capital Management, LLC to be the initial Controlling Class Representative.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the servicer and the special servicer plan on taking with respect to a mortgage loan or whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and companion loan holders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that Raith-Green Investors LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

Servicing Standard
In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a whole loan, the holder of the related companion loan (as a collective whole as if such certificateholders and, if applicable, such holder of the related companion loan constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:
—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and
for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced with respect to the pool of mortgage loans and whole loans at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future).  Within any given 12 month period, all such fees will be capped at 1.0% of the outstanding principal balance of such mortgage loan, subject to a minimum fee cap of $25,000.  All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Free Writing Prospectus.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 0.75% for specially serviced mortgage loans and REO properties as to which the payments or proceeds recovered by the special servicer are equal to or larger than $25mm and 1.0% for all other specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 0.75% for all mortgage loans with a principal balance (after such mortgage loan becomes a corrected mortgage loan) larger than $25mm and 1.0% for all other mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of modification fees and penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will have access to any final asset status report and all information available with respect to the transaction on the certificate administrator’s website but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and
— a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan.  With respect to each mortgaged property, the Appraised Value is the “as-is” appraised value, except that with respect to the mortgaged property identified on Annex A to the Free Writing Prospectus as ARCT III Portfolio - Family Dollar - Tulsa, OK, which secures approximately 0.1% of the Initial Pool Balance by allocated loan amount, the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have already been satisfied at the mortgaged property. The appraisals for certain of the mortgaged properties also state an “as stabilized” or “as renovated” value as well as an “as-is” value for such mortgaged properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property, and such “as stabilized” or “as renovated” values may be reflected in this Term Sheet or in the footnotes to Annex A to the Free Writing Prospectus..  Additionally, for purposes of calculating the Maturity Date LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except in the case of the following 16 mortgage loans which use the “as stabilized” value: 222 Broadway loan, Gansevoort Park Avenue loan, 25 East Oak Street loan, Sonora Village loan, Hyatt Regency - Buffalo loan, West Valley Shopping Center loan, SpringHill Suites - Frazer Mills loan, SpringHill Suites - Southside Works loan, TownePlace Suites - Fayetteville loan, 1026-1044 Market Street loan, Hilton Garden Inn Odessa loan, Holiday Inn Express Fayetteville loan, 807 Church Street loan, Residence Inn Southern Pines loan, Lakes of the Hills Apartments loan, and Dallas & OKC MHC Portfolio (Stonetown Acquisitions) (only with respect to one mortgaged property).

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing communities properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. In many cases, funds on deposit in a hard lockbox may be remitted to the borrower on a daily or other periodic basis (and the borrower is obligated to make payments on the mortgage loan) until the occurrence and continuance of a cash management or other trigger event.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that are owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by Moody’s Investors Service, Inc., Fitch, Inc., and Kroll Bond Rating Agency, Inc. that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Springing Lockbox”: Means a lockbox is not currently in place, but the related loan documents require the imposition of a hard lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur no later than 6 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.  No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten Net Cash Flows set forth in this Term Sheet intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in the Free Writing Prospectus.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

Miami Center
201 South Biscayne Boulevard
Miami, FL 33131
MIAMI
OVERTON
MEDIA & ENTERTAINMENT
VENETIAN ISLAND
WATSON ISLAND
SOUTHEAST OVERTON
PARK WEST
CENTRAL BUSINESS DISTRICT
PORT OF MIAMI
EAST LITTLE HAVANA
BRICKELL KEY
BRISCAYNE BAY
BRICKELL
THE ROADS
VENETIAN CAUSEWAY
MACARTHUR CAUSEWAY
American Airlines Arena
Bayside Marketplace
MIAMI RAIL DOWNTOWN SERVICE
MetroRail
MetroMover
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Miami, Florida	Cut-off Date Principal Balance(1)	$114,765,852
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$218.79
Size (SF)	786,836	Percentage of Initial Pool Balance	11.0%
Total Occupancy as of 6/1/2012	83.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2012	83.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / NAP	Mortgage Rate	5.1900%
Appraised Value	$268,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$28,571,950
Underwritten Expenses	$11,100,950	Escrows
Underwritten Net Operating Income (NOI)	$17,471,000	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,043,480	Taxes	$2,993,565	$332,618
Cut-off Date LTV Ratio(2)	64.2%	Insurance	$279,650	$139,825
Maturity Date LTV Ratio(2)	53.2%	Replacement Reserves	$16,664	$16,664
DSCR Based on Underwritten NOI / NCF(2)	1.54x / 1.41x	TI/LC	$0	$98,355
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.3%	Other(3)	$5,171,311	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$172,500,000	62.7%	Purchase Price	$262,500,000	95.5%
Principal’s New Cash Contribution	84,132,608	30.6	Reserves	8,461,190	3.1
Other Sources	18,288,475	6.7	Closing Costs	3,959,892	1.4

Total Sources	$274,921,082	100.0%	Total Uses	$274,921,082	100.0%

(1)
The Cut-off Date Balance of $114,765,852 represents the note A-1 of a $172,148,778 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the principal amount of $57,382,926 as of the Cut-off Date that is held outside the Issuing Entity.

(2)	Calculated based on the entire Miami Center Whole Loan.
(3)
The other upfront reserve of $5,171,311 represents an unfunded obligation reserve for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements) ($3,264,337), a rent abatement reserve for future rent credits or abatements under the existing leases ($1,242,479), and a deferred maintenance reserve ($664,495).  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Miami Center Loan”) is part of a whole loan structure (the “Miami Center Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the office condominium unit (the “Miami Center Property”) of the Miami Center Condominium.  The Miami Center Condominium is comprised of an office building and the adjoining Intercontinental-flagged hotel located in Miami, Florida.  The adjoining Intercontinental-flagged hotel is under separate ownership and is not collateral for the Miami Center Whole Loan.  The Miami Center Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $114,765,852 and represents approximately 11.0% of the Initial Pool Balance and the related companion loan (the “Miami Center Companion Loan”) (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $57,382,926. The Miami Center Whole Loan was originated on June 8, 2012 by Citigroup Global Markets Realty Corp.  The Miami Center Whole Loan had an original principal balance of $172,500,000 and each note has an interest rate of 5.1900% per annum.  The proceeds of the Miami Center Whole Loan were used to acquire the Miami Center Property. The Miami Center Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the Miami Center Loan and the Miami Center Companion Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

The borrower has the right to voluntarily prepay the Miami Center Whole Loan in whole on any business day after the second anniversary of the Closing Date and prior to April 6, 2022.  Each such prepayment is required to be accompanied by the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the unpaid principal balance.  On and after April 6, 2022, the borrower may prepay the Miami Center Whole Loan in whole without penalty.  In addition, defeasance of the Miami Center Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the earlier to occur of (i) June 8, 2015 and (ii) one day after the second anniversary of the date on which the Miami Center Whole Loan has been securitized.

■
The Mortgaged Property.  The Miami Center Property is a 786,836 SF, 35-story, Class A office building located in the central business district of Miami, Florida.  The Miami Center Property is situated on a 5.36 acre site fronting Biscayne Bay and includes an integrated enclosed nine-story parking garage that contains, according to the appraisal for the Miami Center Property, 918 parking spaces.  The office tower is designed with column-free 24,000 SF floor plates and features a marble lobby and office suites with scenic views of the Biscayne Bay.  Additional building amenities include 24-hour on-premises security, a security-card access system, a sundries shop, ATM machines, and a two-story atrium.  The Miami Center Property also has access to the adjoining Intercontinental-flagged hotel’s three restaurants/cocktail lounges, full service spa, and 101,000 SF of indoor and outdoor meeting space.  As of June 1, 2012, the Total Occupancy was 83.7%.

The following table presents certain information relating to the tenants at the Miami Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Citicorp(2)	A / Baa2 / A-	157,553	20.0%	$6,554,878	25.4%	$41.60	1/31/2020	2, 5-year options
Shook Hardy & Bacon LLP(3)	NR / NR / NR	86,151	10.9	3,687,897	14.3	42.81	7/31/2022	1, 5-year option
Shutts & Bowen LLP	NR / NR / NR	68,727	8.7	2,368,332	9.2	34.46	10/31/2015	1, 5-year option
Morgan Stanley Smith Barney(2)	A / Baa1 / A-	46,404	5.9	1,995,335	7.7	43.00	1/31/2020	2, 5-year options
BNP Paribas(4)	A+ / A2 / AA-	28,261	3.6	1,340,065	5.2	47.42	4/30/2019	2, 5-year options
Ernst & Young	NR / NR / NR	23,540	3.0	955,018	3.7	40.57	10/31/2017	1, 5-year option
Regus(5)	NR / NR / NR	23,544	3.0	893,024	3.5	37.93	12/31/2021	1, 5-year option
Kenny Nachwalter	NR / NR / NR	22,904	2.9	881,804	3.4	38.50	3/31/2016	1, 5-year option
Hughes Hubbard(6)	NR / NR / NR	23,596	3.0	875,430	3.4	37.10	9/30/2015	2, 5-year options
Kluger Peretz(7)	NR / NR / NR	22,905	2.9	847,485	3.3	37.00	5/31/2018	NA
Ten Largest Tenants		503,585	64.0%	$20,399,268	78.9%	$40.51
Remaining Tenants		154,667	19.7	5,456,001	21.1	35.28
Vacant		128,584	16.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		786,836	100.0%	$25,855,269	100.0%	$39.28

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Citicorp and Morgan Stanley Smith Barney have a one-time early termination option on January 31, 2016 with 12 months’ notice and payment of a termination fee equal to 6 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(3)
Shook Hardy & Bacon LLP has the option to terminate its lease on either July 13, 2014 or October 31, 2016 with 12 months’ notice and a termination fee equal to 4 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(4)
BNP Paribas has the option to terminate its lease on April 30, 2016 with 12 months’ notice and a termination fee equal to 3 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(5)	Regus has the option to terminate its lease on March 31, 2018 with 12 months’ notice and a termination fee equal to $876,000.
(6)	Hughes Hubbard has the option to terminate its lease on March 31, 2013 with a termination fee equal to unamortized leasing commissions.
(7)	Kluger Peretz has the option to terminate its lease on May 31, 2014 with 12 months’ notice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

The following table presents the general descriptions of the major tenants at the Miami Center Property:

Tenant Name	Tenant Description
Citicorp
Citicorp is a major segment of Citigroup Inc. Citigroup Inc. (Citigroup) is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad range of financial products and services. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions.

Shook Hardy & Bacon LLP
Shook, Hardy & Bacon L.L.P. is an international law firm with a legacy spanning more than a century. Established in Kansas City in 1889, today the firm has grown to approximately 1,500 employees worldwide, with more than 470 attorneys and 200 research analysts and paraprofessionals. The firm has 10 offices strategically located in Geneva, Houston, Kansas City, London, Miami, Orange County, Philadelphia, San Francisco, Tampa, Florida, and Washington, D.C.

Shutts & Bowen LLP	Shutts & Bowen is a Florida-based law firm with more than 225 attorneys in six offices in the State of Florida.

Morgan Stanley Smith Barney
Morgan Stanley Smith Barney is a joint venture between Morgan Stanley (51%) and Citigroup (49%).  Morgan Stanley is a global financial services company that, through its subsidiaries and affiliates, provides its products and services to a range of clients and customers, including corporations, governments, financial institutions and individuals.

BNP Paribas	BNP Paribas SA is a France-based bank group with four core businesses: Retail Banking, Corporate & Investment Banking, Investment Solutions and Other Activities.

The following table presents the lease rollover schedule at the Miami Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	414	0.1	0.1%	0	0.0	0.00	1
2013	28,159	3.6	3.6%	1,099,194	4.3	39.04	3
2014	16,101	2.0	5.7%	616,232	2.4	38.27	2
2015	92,323	11.7	17.4%	3,243,762	12.5	35.13	2
2016	52,953	6.7	24.1%	1,982,793	7.7	37.44	5
2017	45,718	5.8	30.0%	1,767,909	6.8	38.67	4
2018	51,238	6.5	36.5%	1,927,709	7.5	37.62	5
2019	28,905	3.7	40.1%	1,363,281	5.3	47.16	2
2020	203,957	25.9	66.1%	8,550,212	33.1	41.92	7
2021	23,544	3.0	69.1%	893,024	3.5	37.93	1
2022	100,625	12.8	81.8%	4,201,724	16.3	41.76	3
2023 & Thereafter	14,315	1.8	83.7%	209,428	0.8	14.63	1
Vacant	128,584	16.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,836	100.0%		$25,855,269	100.0%	$39.28	36

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through March 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at an 11% discount rate) pursuant to the following tenants’ leases: Citicorp, Morgan Stanley Smith Barney, BNP Paribas, Shook Hardy & Bacon LLP, and Hughes Hubbard.

The following table presents certain information relating to historical leasing at the Miami Center Property:

Historical Leased %(1)

	2007	2008	2009	2010	2011
Owned Space	94.0%	91.1%	80.4%	79.5%	81.7%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

The following table presents certain information relating to the historical average annual rent per SF at the Miami Center Property:

Historical Average Base Rent per SF(1)

	TTM 3/31/2008	TTM 3/31/2009	TTM 3/31/2010	TTM 3/31/2011	TTM 3/31/2012
Base Rent per SF	NA	NA	$26.79	$31.30	$32.99

(1)	As provided by the borrower which reflects average annual base rent per SF for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Miami Center Property:

Cash Flow Analysis(1)

	TTM 3/31/2010	TTM 3/31/2011	TTM 5/31/2012(3)	Underwritten(2)	Underwritten $ per SF
Base Rent	$16,483,297	$19,847,410	$22,602,684	$24,189,249	$30.74
Contractual Rent Steps	0	0	0	1,666,020	2.12
Gross Up Vacancy	0	0	0	4,501,524	5.72
Total Rent	$16,483,297	$19,847,410	$22,602,684	$30,356,793	38.58
Total Reimbursables	1,265,454	1,158,225	0	992,096	1.26
Parking Income	1,463,102	1,611,855	1,687,889	1,751,399	2.23
Other Income(3)	813,392	323,075	260,662	173,995	0.22
Less Vacancy & Credit Loss	0	0	0	(4,702,333)	(5.98)
Effective Gross Income	$20,025,245	$22,940,565	$24,551,235	$28,571,950	$36.31

Total Operating Expenses	$11,278,395	$10,565,722	$9,103,335	$11,100,950	$14.11

Net Operating Income	$8,746,850	$12,374,843	$15,447,900	$17,471,000	$22.20
TI/LC	0	0	0	1,227,546	1.56
Capital Expenditures	0	0	0	199,973	0.25
Net Cash Flow	$8,746,850	$12,374,843	$15,447,900	$16,043,480	$20.39

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent includes contractual rent steps through March 31, 2013. UW Base Rent includes the present value of contractual rent steps (discounted at an 11% discount rate) pursuant to the following tenants’ leases: Citicorp, Morgan Stanley Smith Barney, BNP Paribas, Shook Hardy & Bacon LLP, and Hughes Hubbard.

(3)	Includes late fees, storage income, antenna income, and other miscellaneous income sources.

Net operating income for the fiscal year ending March 31, 2012 at the Miami Center Property was $14,663,005. Net operating income during the period from March 1, 2012 to May 31, 2012 was $4,290,689.

■	Appraisal. According to the appraisal, the Miami Center Property had an “as-is” appraised value of $268,000,000 as of an effective date of March 28, 2012.

■
Environmental Matters.  Based on a Phase I environmental report dated April 12, 2012, the environmental consultant recommended no further action other than adhering to an asbestos operations and maintenance plan which is already in place.

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Market Overview and Competition.  The Miami Center Property is located in the downtown section of the central business district of Miami, Florida, at the intersection of Chopin Plaza and Biscayne Boulevard.  The Miami Center Property is in close proximity to major transportation arteries such as Interstate 95, the Dolphin Expressway (State Road No. 836), Biscayne Boulevard, and Brickell Avenue, as well as, the Metrorail and Metromover elevated train systems.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

According to a market report, as of the second quarter of 2012, the Miami-Dade County office market consisted of 99.6 million SF comprised of 4,309 buildings.  The direct vacancy rate was 13.8% and the average gross rental rate was $28.55 per SF.  Year-to-date net absorption was 763,819 SF through June 2012.  Class A office properties within the overall Miami-Dade County market reported a direct vacancy of 20.9% and an average gross rent of $35.33 per SF.  Year-to-date class A net absorption was 620,790 SF through June 2012.

The Miami Center Property is located in the downtown Miami submarket, which consists of 10,489,889 SF comprised of 77 buildings.  The downtown Miami submarket ended the second quarter of 2012 with a direct vacancy rate of 18.6% and an average gross rent of $32.64 per SF.  Year-to-date net absorption for the downtown Miami submarket was 40,327 SF. There are currently no properties under construction in the downtown Miami submarket.  Per the appraisal, the downtown submarket is characterized by high vacancy as a result of the new 749,850 SF Wells Fargo Financial Center, which was constructed in 2010.

Within the downtown Miami submarket, there is approximately 4,814,743 SF, comprised of 8 buildings, of class A product which reported a direct vacancy rate of 21.4% and an average gross rent of $39.25 per SF.  The class A segment of the downtown Miami submarket experienced 33,938 SF of year-to-date positive absorption through June 2012.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Miami Center Property:

Office Lease Comparables(1)

	Miami Center	Wells Fargo Center(2)	Southeast Financial Center(2)	Miami Tower(2)	701 Brickell Avenue(2)	One Brickell Square(2)	One Biscayne Tower(2)
Year Built	1983	2010	1984	1987	1986	1985	1971
Total GLA	786,836	749,850	1,157,939	600,959	676,129	415,150	691,783
Total Occupancy	84%	43%	83%	85%	90%	90%	93%
Quoted Rent Rate per SF	$35.00-$55.00	$40.00-$42.00	$38.00-$47.00	$34.00-$39.00	$30.00-$44.00	$35.00-$42.50	$34.00-$36.00
Expense Basis	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Base Stop

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Miami Center Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price(2)	Sale Price per SF(2)	Occupancy
Las Olas Center	Ft. Lauderdale	September 2010	1996	468,814	$170,000,000	$362.62	88%
Las Olas Place	Ft. Lauderdale	December 2010	2000	102,246	$32,600,000	$318.84	98%
One Turnberry Place	Aventura	July 2011	1990	136,411	$53,000,000	$388.53	97%
SunTrust International Center	Miami	July 2011	1973	420,857	$82,500,000	$196.03	81%
Bank of America Tower	Ft. Lauderdale	September 2011	2002	408,079	$163,000,000	$399.43	96%
Boca Village Corporate Center	Boca Raton	October 2011	2008	108,316	$32,850,000	$303.28	100%

(1)	Source: Appraisal
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

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The Borrower.  The borrower is CP Miami Center LLC (f/k/a SCOA Miami Center LLC and Crescent Miami Center, LLC), a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miami Center Whole Loan.  The sole member of the borrower is a newly formed limited liability company, which is owned by a newly formed limited partnership, each of which was formed in connection with the closing of the Miami Center Whole Loan.  The limited partnership is owned by CP MCV LLC, Public Sector Pension Investment Board, and Cayuga Lake Fund, L.P.  The general partner of the limited partnership is MCV GP LLC.  MCV GP LLC and CP MCV LLC are each owned by Crocker Partners V LP.  Crocker Partners V LP is owned by SGCP LLC, a Delaware limited liability company that is a joint venture between entities controlled by Siguler Guff Advisers, LLC and by Crocker Partners V Incentive Vehicle LP.  The joint venture is controlled by Crocker Partners Management Company LLC, its non-member manager.  Crocker Partners V Incentive Vehicle LP and Crocker Partners Management Company LLC are directly or indirectly controlled by Thomas J. Crocker. Crocker Partners V LP and Thomas J. Crocker are the carveout indemnitors for the Miami Center Whole Loan; however, the liability of Crocker Partners V LP for the carveouts does not take effect until the earlier to occur of (i) the first date on which Crocker Partners V LP has more than one limited partner that has executed a binding subscription agreement to contribute capital to Crocker Partners V LP and (ii) the first date on which Crocker Partners V LP has a net worth (excluding 50% of any equity of Crocker Partners V LP attributable to the Miami Center Property) equal to or greater than $125,000,000.  Provided no event of default is then continuing, Thomas J. Crocker may be released from liability for the carveouts on a going-forward basis provided that certain terms and conditions set forth in the loan documents are satisfied.  Such conditions include the following: (i) Crocker Partners V LP must then have a net worth of $175,000,000 (excluding 50% of any equity of Crocker Partners V LP attributable to the Miami Center Property) and a liquidity of $17,500,000; (ii) Crocker Partners V LP must then be an affiliate of the borrower; and (iii) each of the borrower and Crocker Partners V LP must affirm its obligations under the guaranty and the other loan documents to which it is a party.

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Escrows.  At origination, the borrower funded aggregate reserves of $8,461,190 with respect to the Miami Center Property, comprised of: (i) $2,993,565 for real estate taxes, (ii) $279,650 for insurance, (iii) $16,664 for replacement reserves, (iv) $664,495 for deferred maintenance, (v) $3,264,337 for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements), and (vi) $1,242,479 for future rent abatements given to seven tenants under the existing leases.

On each monthly payment date, the borrower is required to fund the following reserves with respect to the Miami Center Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve account); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in the amount of $16,664; and (iv) a tenant improvement and leasing commission reserve in the amount of $98,355.

In addition, on each monthly payment date during a Miami Center Trigger Period, the borrower is required to deposit (or cause to be deposited) into the Miami Center Cash Management Account (as defined below), from excess cash flow generated by the Miami Center Property after payment of debt service and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to borrower for payment of operating expenses and extraordinary operating expenses associated with the Miami Center Property and (y) all remaining excess cash flow generated by the Miami Center Property to be held in an excess cash subaccount, as additional collateral for the Miami Center Loan (the “Miami Center Excess Cash Reserve”).  Upon termination of a Miami Center Trigger Period, lender will disburse amounts in the Miami Center Excess Cash Reserve to borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

A “Miami Center Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any Miami Center Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Miami Center Trigger Period commenced in connection with clause (ii) above, the date on which the DSCR is equal to or greater than 1.18x for two (2) consecutive calendar quarters, and (z) with regard to any Miami Center Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, in each case, so long as no other Miami Center Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) Citigroup Technology, Inc. or Citigroup Inc. (“Citi”) being in default under its lease beyond applicable notice and cure periods, (ii) Citi failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours, and/or “going dark”, (iii) Citi giving notice that it is terminating its lease for (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space to be terminated) equals or exceeds 1.15x), (iv) any termination or cancellation of the Citi lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) with respect to (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space to be terminated) equals or exceeds 1.15x), (v) the lease with Citi failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Citi and (vii) Citi failing to extend or renew its lease on or prior to the date occurring at least more than 12 months prior to the expiration date of its lease for five years or more with respect to (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space not renewed or extended) equals or exceeds 1.15x); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from Citi, in form and substance acceptable to the lender) of (1) the curing of the preceding conditions by Citi, (2) the borrower leasing all of the Citi space in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under such replacement lease(s), or (3) the date on which the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to any portion of the Citi space that was the subject of the applicable Specified Tenant Trigger Period and with respect to which the lender did not receive evidence of the satisfaction of the cure conditions or the conditions set forth in the immediately preceding clause (2)) is equal to or greater than 1.18x for at least two consecutive calendar quarters.

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Lockbox and Cash Management.  The Miami Center Whole Loan requires a hard lockbox, and the borrower is required to direct tenants to pay rent directly to the lender controlled lockbox account (the “Miami Center Lockbox”).  So long as a Miami Center Trigger Period is not then in effect, all funds in the Miami Center Lockbox will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a Miami Center Trigger Period, the lender will establish an eligible cash management account with the lender or the servicer (the “Miami Center Cash Management Account”).  If a Miami Center Trigger Period has occurred and is continuing, all funds in the Miami Center Lockbox will be transferred on each business day to the Miami Center Cash Management Account, and the lender will apply funds on deposit in the Miami Center Cash Management Account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Miami Center Loan, the lender may apply any funds in the Miami Center Cash Management Account to amounts payable under the Miami Center Loan and/or toward the payment of expenses of the Miami Property, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

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Property Management.  The Miami Center Property is currently managed by Crocker Partners Property Management LLC.  Crocker Partners Property Management LLC is an affiliate of the borrower.  The management fee of up to three percent of rents from the Miami Center Property paid to Crocker Partners Property Management LLC is not subordinated to the Miami Center Whole Loan, but any amounts in excess of three percent are subordinated.  Under the loan documents, the Miami Center Property may be managed by a Qualified Manager pursuant to a Qualified Management Agreement. The lender has the right to require that the borrower terminate the management agreement and replace the manager (i) during an event of default by the borrower under the Miami Center Whole Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the manager, and/or (iii) if the manager is in default under the management agreement beyond any applicable notice and cure period.

A “Qualified Manager” means a reputable and experienced professional management organization reasonable approved by lender (which such approval may, at the lender’s option, be conditioned upon a No Downgrade Confirmation with regard to both the identity of the property manager and the replacement management agreement pursuant to which such manager will be employed); provided, that a property manager which (i) is a reputable management company having at least five years’ experience in the management of commercial properties with similar uses as the Miami Center Property, (ii) has, for at least five years prior to its engagement as property manager, managed at least five properties of the same class as the Miami Center Property, (iii) at the time of its engagement as property manager has leasable square footage equal to the lesser of (A) 1,000,000 leasable square feet and (B) five times the leasable square feet of the Miami Center Property, and (iv) is not the subject of a bankruptcy or similar insolvency proceeding, shall not require a No Downgrade Confirmation.

A “Qualified Management Agreement” means a management agreement with a Qualified Manager with respect to the Miami Center Property which is approved by the lender in writing (which such approval may be conditioned upon a No Downgrade Confirmation with respect to such management agreement).

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Mezzanine or Subordinate Indebtedness.  The borrower is permitted to incur mezzanine financing provided that the following terms and conditions, among others under the loan documents, are each satisfied: (i) either (A) three years have passed since the closing date of the Miami Center Whole Loan or (B) the borrower has entered into a contract to sell the Miami Center Property and have the Miami Center Whole Loan concurrently assumed, (ii) no event of default has occurred or is continuing, (iii) written notice is given to the lender at least 30 days prior, and no more than 90 days prior, to the mezzanine financing, (iv) if the interest rate shall be a floating rate, if reasonably required by the lender, the borrower shall have obtained and shall maintain an interest rate cap agreement pursuant to the mezzanine loan documents, (v) the debt yield shall be equal to or greater than 9.0% (without giving effect to the mezzanine loan), (vi) after giving effect to the mezzanine loan, the debt service coverage ratio shall be equal to or greater than 1.20x and the debt yield shall be equal to or greater than 9.0%, (vii) the loan term of the mezzanine loan shall be coterminous with or longer than the term of the Miami Center Whole Loan, (viii) after giving effect to the mezzanine loan, the loan to value ratio shall be equal to or less than 75%, (ix) execution of an intercreditor agreement with the mezzanine lender, in form and substance acceptable to lender, and (x) rating agency confirmation (at the lender’s option).

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Condominium. The Miami Center Property is subject to a condominium regime comprised of an office condominium unit and a hotel condominium unit (collectively, the “Miami Center Condominium”).  The borrower owns the condominium unit that comprises the office building, constituting the Miami Center Property, which unit is subject to the mortgage that secures the Miami Center Whole Loan.  The other condominium unit comprises the hotel portion (currently flagged as Intercontinental) of the condominium and does not constitute collateral for the Miami Center Whole Loan.  The borrower under the Miami Center Whole Loan has a 50% undivided interest in the common elements of and appoints two of the four condominium board members of the Miami Center Condominium.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

MIAMI CENTER

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Miami Center Property, plus 18 months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then the borrower’s policy may not exclude terrorism coverage unless terrorism insurance is not commercially available, in which case the borrower is required to obtain standalone coverage in commercially reasonable amounts (namely, amounts that would be (A) obtained by property owners of properties located in markets similar to that of the Miami Center Property and similar in size and type to the Miami Center Property and (B) required by prudent institutional lenders). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

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222 BROADWAY

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

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The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$171.64
Size (SF)	786,552	Percentage of Initial Pool Balance		9.6%
Total Occupancy as of 5/29/2012	79.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/29/2012	79.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1961 / 2008–2011	Mortgage Rate		4.8990%
Appraised Value	$230,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		0
Underwritten Revenues	$34,369,732
Underwritten Expenses	$19,582,521	Escrows
Underwritten Net Operating Income (NOI)	$14,787,211		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,155,124	Taxes	$2,424,670	$404,112
Cut-off Date LTV Ratio(2)	58.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	50.0%	Replacement Reserves	$0	$18,353
DSCR Based on Underwritten NOI / NCF(2)	2.21x / 2.11x	TI/LC	$9,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.0% / 10.5%	Other	$0	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$135,000,000	55.8%	Purchase Price	$230,000,000	95.1%
Principal’s New Cash Contribution	106,827,924	44.2	Reserves	11,424,670	4.7
			Closing Costs	231,410	0.1
			Other Uses	171,844	0.1
Total Sources	$241,827,924	100.0%	Total Uses	$241,827,924	100.0%

(1)
The Cut-off Date Principal Balance of $100,000,000 represents the note A-1 of a $135,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the principal amount of $35,000,000 as of the Cut-off Date that is held outside the Issuing Entity.

(2)	Calculated based on the entire 222 Broadway Whole Loan.
(3)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $270,000,000, The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 58.7%. See “—Appraisal” below.

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The Mortgage Loan. The mortgage loan (the “222 Broadway Loan”) is part of a whole loan structure (the “222 Broadway Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering an office building located in New York, New York (the “222 Broadway Property”).  The 222 Broadway Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.6% of the Initial Pool Balance, and the related companion loan (the “222 Broadway Companion Loan”) (evidenced by note A-2), which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $35,000,000. The 222 Broadway Whole Loan was originated on May 29, 2012 by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The 222 Broadway Whole Loan had an original principal balance of $135,000,000 and each note has an interest rate of 4.8990% per annum.  The proceeds of the 222 Broadway Whole Loan were used to acquire the 222 Broadway Property. The 222 Broadway Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the 222 Broadway Loan and the 222 Broadway Companion Loan.

The 222 Broadway Loan had an initial term of 60 months and has a remaining term of 57 months.  The 222 Broadway Loan requires payments of interest only during its term.  The scheduled maturity date is the due date in June 2017.  Voluntary prepayment of the 222 Broadway Loan is prohibited prior to March 6, 2017.  Defeasance of the 222 Broadway Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations of the United States of America is permitted at any time on or after the earlier to occur of (i) May 29, 2015 and (ii) the second anniversary of the date on which the 222 Broadway Whole Loan has been securitized.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

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The Mortgaged Property. The 222 Broadway Property is an approximately 786,552 SF office building located in New York, New York and is primarily leased to Bank of America (“BofA”).  The 222 Broadway Property was constructed in 1961 and was partially renovated between 2008 and 2011. As of May 29, 2012, Total and Owned Occupancy was 79.1%.

In June 1997, Merrill Lynch acquired and occupied the 222 Broadway Property until December 2008, when BofA acquired Merrill Lynch and took possession of the 222 Broadway Property. Since 2009, BofA owned and occupied a large portion of the 222 Broadway Property. A joint venture between a subsidiary of BCSP VI U.S. Investments, L.P. (“BCSP VI”) and L&L 222 Broadway, LLC acquired the 222 Broadway Property from BofA as part of a sale/leaseback transaction for a purchase price of approximately $230 million and with a 10-year (initial term) lease to BofA for 595,953 SF, which commenced on the loan origination date, May 29, 2012.

As of May 29, 2012, there was approximately 125,861 SF of vacant office space located on the upper floors of the building and, per the appraisal, market rents are estimated to be between $42.00-$45.00 per SF. Also, as of May 29, 2012, there was approximately 7,478 SF of vacant retail space comprised of approximately 5,550 SF of space on Fulton Street and approximately 1,928 SF of space on Ann Street and, per the appraisal, market rents are estimated to be $200.00 per SF for the Fulton Street space and $75.00 per SF for the Ann Street space. See “—Cash Flow Analysis” below.

The following table presents certain information relating to the tenants at the 222 Broadway Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America	A / Baa2 / A-	595,953	75.8%	$8,939,009	75.9%	$15.00	5/31/2022	3, 5-year options
JPMorgan Chase(2)	A+ / A2 / A	14,961	1.9	2,530,000	21.5	169.11	6/30/2021	NA
Peltz & Walker	NR / NR / NR	9,000	1.1	275,250	2.3	30.58	3/31/2014	NA
Au Bon Pain(3)	NR / NR / NR	1,325	0.2	28,905	0.2	21.82	MTM	NA
Verizon(4)	A / A3 / A-	140	0.0	4,550	0.0	32.50	MTM	NA
Total Tenants		621,379	79.0%	$11,777,714	100.0%	$18.95
Remaining Tenants(5)		731	0.1	0	0.0	0.00
Vacant		164,442	20.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		786,552	100.0%	$11,777,714	100.0%	$18.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Au Bon Pain subleases 2,200 SF from JPMorgan Chase at a current annual base rent of $280,478 increasing to $332,684 on 11/1/2012. Au Bon Pain has the option to terminate the sublease at any time prior to 11/1/2012 and is expected to exercise that option.

(3)	Represents basement storage space leased by Au Bon Pain on a MTM basis which is expected to terminate along with the 2,200 SF of sublease space in November 2012.
(4)	Represents basement storage space.
(5)	Remaining space is occupied by the management office.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

The following table presents the lease rollover schedule at the 222 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,196	0.3%	0.3%	$33,455	0.3%	$15.23	3
2012	0	0.0	0.3%	0	0.0	0.00	0
2013	0	0.0	0.3%	0	0.0	0.00	0
2014	9,000	1.1	1.4%	275,250	2.3	30.58	1
2015	0	0.0	1.4%	0	0.0	0.00	0
2016	0	0.0	1.4%	0	0.0	0.00	0
2017	0	0.0	1.4%	0	0.0	0.00	0
2018	0	0.0	1.4%	0	0.0	0.00	0
2019	0	0.0	1.4%	0	0.0	0.00	0
2020	0	0.0	1.4%	0	0.0	0.00	0
2021	14,961	1.9	3.3%	2,530,000	21.5	169.11	1
2022	595,953	75.8	79.1%	8,939,009	75.9	15.00	1
2023 & Thereafter	0	0.0	79.1%	0	0.0	0.00	0
Vacant	164,442	20.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,552	100.0%		$11,777,714	100.0%	$18.93	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 222 Broadway Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	NA	NA	NA

(1)	Prior to the acquisition by the borrower, the 222 Broadway Property was owner-occupied with minimal leasing to third parties.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 222 Broadway Property:

Cash Flow Analysis(1)(2)
	Underwritten(3)	Underwritten $ per SF
Base Rent(4)	$20,064,454	$25.51
Overage Rent	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$20,064,454	$25.51
Total Reimbursables	16,120,006	20.49
Parking Income	59,155	0.08
Other Income	0	0.00
Less Vacancy & Credit Loss	(1,873,883)	(2.38)
Effective Gross Income	$34,369,732	$43.70

Total Operating Expenses	$19,582,521	$24.90

Net Operating Income	$14,787,211	$18.80
TI/LC	411,853	0.52
Capital Expenditures	220,235	0.28
Net Cash Flow	$14,155,124	$18.00

(1)	As the 222 Broadway Property was recently acquired, no historical financial information is available.
(2)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the presentation and are not considered for the underwritten cash flow.

(3)	Underwritten cash flow based on contractual rents as of 5/29/2012 and also includes certain assumptions made on underwritten base rent as outlined below.
(4)
Underwritten base rent includes $6,924,998 based on the assumption that the current vacant space is leased up at market rates and $1,361,742 from an adjustment of the net present value of rent steps for the BofA and JPMorgan Chase leases that step up in June 2017 and July 2016, respectively. Per the appraisal, market rate assumptions are as follows: Office - floors 2-14 ($35.00 per SF), floors 15-18 ($38.00 per SF), floors 19-22 ($42.00 per SF) and floors 23-27 ($45.00 per SF). Retail - Broadway retail ($300.00 per SF), Fulton Street retail ($200.00 per SF), Ann Street retail ($75.00 per SF), basement retail ($50.00 per SF) and basement storage ($20.00 per SF).  Underwritten net cash flow excluding the assumed lease up and rent steps is $8,346,505 and results in an underwritten DSCR of 1.24x.  We cannot assure you that the vacant space will be leased up at the assumed market rates or at all.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

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Appraisal.  According to the appraisal, the 222 Broadway Property had an “as-is” appraised value of $230,000,000 as of an effective date of May 1, 2012 and an “as stabilized” appraised value of $270,000,000 as of an effective date of May 1, 2015, assuming stabilized occupancy averaging near 90%.

■	Environmental Matters. According to the Phase I environmental report, dated April 25, 2012, there are no recommendations for further actions.

■
Market Overview and Competition. The 222 Broadway Property is located in New York’s Downtown market on the border of Manhattan’s World Financial and Insurance submarkets. According to the appraisal, once the World Trade Center site is completed, an additional 10.6 million SF will be added to the Downtown market inventory.  This excludes Seven World Trade Center, which has been completed. Published reports indicate that One World Trade Center is expected to be completed in 2013, and tenants are expected to begin taking occupancy in early 2014. According to the appraisal, the total inventory for Class A space in the Insurance District was 5,202,929 SF as of the first quarter of 2012 with an overall vacancy rate of 5.6%. Class A office asking rents in the Insurance District averaged $37.40 per SF in the first quarter of 2012 which is 2.5% higher than the previous year. Class A leasing activity finished the first quarter of 2012 at 79,255 SF, the highest first quarter leasing velocity since 2007 representing a 16.3% increase over the previous year. According to the appraisal, the total inventory for Class A space in the World Financial sub district was 11,902,802 SF as of the first quarter of 2012 with an overall vacancy rate of 3.2%. Class A office asking rents in the World Financial District averaged $58.80 per SF in the first quarter of 2012.

The following table presents certain information relating to certain lease comparables provided in the appraisal for the 222 Broadway Property:

Office Lease Comparables(1)
	22 Cortlandt Street	88 Pine Street	120 Wall Street	100 Church Street	Four World Financial Center
SF	126,715	18,067	13,780	57,817	520,000
Lease Start	January 2012	December 2011	November 2011	October 2011	October 2011
Rent Rate per SF	$33.90	$40.00	$33.00	$33.00	$51.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 222 Broadway Property:

Office Sales Comparables(1)
Property Name	Sale Date	Year Built / Year Renovated	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
222 Broadway	April 2012 Contract	1961 / 2008–2011	786,552	$230,000,000	$292.42	79%
4 New York Plaza	April 2012 Contract	1969 / NAP	1,121,753	$270,000,000	$240.69	95%
14 Wall Street	April 2012	1912 / NAP	1,016,723	$303,000,000	$298.02	82%
33 Maiden Lane	January 2012	1984 / NAP	624,124	$207,500,000	$332.47	86%
195 Broadway	November 2011	1913 / 1985	1,047,287	$287,000,000	$274.04	86%

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

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The Borrower.  The borrower is 222 Broadway Owner LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 222 Broadway Loan. The borrower of the 222 Broadway Loan is indirectly owned by BCSP VI and L&L 222 Broadway, LLC.  BCSP VI and L&L Holding Company, LLC (“L&L Holding”) are the non-recourse carveout guarantors of the 222 Broadway Loan.

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $2,424,670 in respect of certain tax expenses.  In addition, at origination, the borrower funded an escrow reserve in the amount of $9,000,000 for tenant improvement and leasing costs with respect to space at the 222 Broadway Property that was vacant as of the origination of the 222 Broadway Loan.  If trailing twelve-month net operating income as calculated under the loan agreement for the 222 Broadway Property equals or exceeds $13,000,000, any amounts remaining in that reserve will be released to the borrower.

On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period; however, any such reserve in respect of insurance premiums is not required at any time that the 222 Broadway Property is insured under a blanket policy and no event of default is continuing under the 222 Broadway Loan.  In addition, the borrower is required to fund a capital expenditure reserve in the monthly amount of $18,353 (which amount will be proportionately reduced as provided in the loan documents if a retail condominium unit is created and released from the lien of the mortgage securing the 222 Broadway Loan as described under “—Condominium Regime” and “—Release of Collateral” below).

In addition, there is a guaranty of certain future costs incurred by the borrower to re-lease and re-tenant the space left vacated in the event that the Bank of America tenant exercises the First Contraction Option (as defined below), subject to the Guaranty Cap (as defined below). See “—Bank of America Contraction Rights Guaranty” below.

Furthermore, during the continuance of a 222 Broadway Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance premiums (if any) and capital expenditures, be reserved and held as additional collateral for the 222 Broadway Loan, which amounts are available to be disbursed to the borrower for the payment of certain costs in accordance with the terms of the loan documents.

A “222 Broadway Trigger Period” means (a) after May 29, 2013, any period from the conclusion of any fiscal quarter in which the trailing twelve month net operating income (as calculated under the loan agreement) is less than $7,500,000 and terminating at the conclusion of the second of any two consecutive fiscal quarters in which the trailing twelve month net operating income is greater than or equal to $7,500,000 and/or (b) any period commencing on the date on which the Bank of America tenant delivers timely notice that it intends to exercise its First Contraction Option (or if such notice is delivered prior to May 29, 2013, on May 29, 2013) such that, after giving effect to such contraction, net operating income, calculated on a pro forma basis, would be less than $7,500,000 and terminating as of the end of any fiscal quarter in which the trailing twelve month net operating income is equal to or greater than $7,500,000, after giving effect on a pro forma basis to the exercise of such contraction right by the Bank of America tenant for which it has delivered notice and each lease entered into after the date on which such notice is received, to the extent that the applicable tenant has taken occupancy and is paying rent. In the event that a retail condominium unit is created and released from the lien of the mortgage securing the 222 Broadway Loan as described under “—Condominium Regime” and “—Release of Collateral” below, the trigger levels described above would be reduced from $7,500,000 to $6,100,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

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Lockbox and Cash Management. The 222 Broadway Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that the borrower cause all cash revenues relating to the 222 Broadway Property and all other money received by the borrower or the property manager with respect to the 222 Broadway Property (other than lease termination fees, which are required to be remitted to the lender for deposit in the TI/LC reserve account and which are available to be disbursed to the borrower for the payment of certain costs in accordance with the terms of the loan documents, and security deposits) to be deposited into the cash management account or lockbox account by the end of the second business day following receipt. All amounts in the lockbox account are swept to the lender-controlled cash management account each business day. On each business day (or at the borrower’s option, on a less frequent basis) that neither an event of default under the 222 Broadway Loan nor a 222 Broadway Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account maintained by the borrower. During the continuance of an event of default under the 222 Broadway Loan, the lender may apply any funds in the cash management account to amounts payable under the 222 Broadway Loan and/or toward the payment of expenses of the 222 Broadway Property, in such order of priority as the lender may determine.

■
Property Management. The 222 Broadway Property is currently managed by 222 Broadway Property Manager LLC pursuant to a management agreement. Under the loan documents, the 222 Broadway Property may not be managed by any other party, other than (i) any property management affiliate of BCSP VI and/or L&L Holding, (ii) a reputable management company with at least five years’ experience in the management of at least five properties substantially similar to the 222 Broadway Property, which at the time of its engagement as property manager has under management leasable square footage of Class-A office space equal to at least five times the leasable square footage of the 222 Broadway Property, provided such management company is not the subject of a bankruptcy or similar insolvency proceeding or (iii) a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager during the continuance of an event of default under the 222 Broadway Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable notice and/or cure period, or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets, or the property manager makes an assignment for the benefit of creditors, or if the property manager is adjudicated insolvent.

■
Bank of America Contraction Rights Guaranty. The Bank of America tenant at the 222 Broadway Property has the right under its lease to contract the size of the premises that it leases by up to 91,609 rentable square feet effective as of May 31, 2014 (the “First Contraction Option”), and by up to an additional 115,112 rentable square feet effective as of December 31, 2019 (the “Second Contraction Option”). Such contraction options are exercisable in full floor increments, upon at least 12 months’ notice for the First Contraction Option, and at least 18 months’ notice for the Second Contraction Option. BCSP VI and L&L Holding have guaranteed the payment of all tenant improvement costs and leasing commissions incurred by the borrower in connection with re-tenanting any space at the 222 Broadway Property that becomes vacant as a result of the exercise of the First Contraction Option. Such guaranty is capped at an initial amount (the “Guaranty Cap”) equal to $3,000,000 multiplied by a fraction, the numerator of which is the aggregate number of square feet that becomes vacant as a result of the exercise of the First Contraction Option, and the denominator of which is 91,609 SF. The initial amount of the Guaranty Cap will be reduced on a dollar-for-dollar basis by an amount equal to the sum of all tenant improvement costs and leasing commissions paid by the borrower (other than from funds remitted to the borrower from the excess cash flow or TI/LC reserve accounts described in the loan documents) in respect of re-tenanting the space at the 222 Broadway Property that becomes vacant as a result of the exercise of the First Contraction Option by the Bank of America tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

■
Condominium Regime. Provided that no event of default has occurred and is continuing, the borrower is permitted to subject the 222 Broadway Property to a commercial condominium regime that would create a retail condominium unit comprised of portions of the existing basement, ground level and second floor of the 222 Broadway Property and an office condominium unit comprised of the remainder of the 222 Broadway Property. The creation of any such condominium is subject to the satisfaction of the conditions set forth in the loan documents, including, among other things (i) lender’s reasonable approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) to the extent permitted by applicable law, condominium documents that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable by the borrower under the condominium documents (other than amounts the borrower would otherwise have the right to incur under the loan documents without the lender’s consent or approval in the absence of the condominium regime), (v) condominium documents that prohibit (for so long as the 222 Broadway Loan is outstanding) the incurrence of any debt secured by the 222 Broadway Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the 222 Broadway Property to generate net cash flow sufficient to service the 222 Broadway Loan.

■
Release of Collateral. If a retail condominium unit is created as described in “—Condominium Regime” above, the retail condominium unit can be released from the lien of the mortgage encumbering the 222 Broadway Property at any time on or after the earlier to occur of (i) May 29, 2015 and (ii) the second anniversary of the date on which the 222 Broadway Whole Loan has been securitized, provided that (i) no event of default is continuing under the 222 Broadway Loan, (ii) after giving effect to such release, the debt service coverage ratio for the 222 Broadway Property for the trailing 12-month period ending in the most recently ended fiscal quarter (recalculated to include only income and expenses attributable to the office condominium unit and to exclude the interest expense on the aggregate amount defeased), is no less than the greater of 1.27x and the debt service coverage ratio for the trailing 12-month period ending in the most recently ended fiscal quarter, (iii) the borrower must have defeased the 222 Broadway Whole Loan in an amount equal to $51,400,000 (or such greater amount as necessary to achieve the debt service coverage ratio required pursuant to preceding clause (ii) which defeasance will be required to be applied to the notes pro rata), (iv) simultaneously with the defeasance described in clause (iii), the borrower transfers the retail condominium unit to another person, and (v) after giving effect to such release, the lender reasonably determines that the fair market value of the 222 Broadway Property is at least 80% of the 222 Broadway Loan’s outstanding principal balance of the Whole Loan after giving effect to such release.

■
Bank of America Right of First Offer. The Bank of America tenant has a right of first offer in the event the borrower offers to sell the 222 Broadway Property to a third party during the term of its lease. The right of first offer is inapplicable in the case of a foreclosure or deed in lieu of foreclosure by the lender. If the borrower intends to sell the 222 Broadway Property, it is required to send BofA an offer notice that includes the purchase price, determined in the borrower’s sole determination, and all other terms and conditions of the sale. The borrower must also provide BofA a complete rent roll of the 222 Broadway Property, the borrower’s financial summary and any marketing materials the borrower prepared in connection with the proposed sale. BofA is required to accept the offer within 30 days of receipt of the notice of sale or the offer terminates. If BofA exercises its right to purchase and the sale is not consummated within 120 days, the borrower has the right to sell to a third party on any terms within 18 months from the date the borrower delivered the offer notice to BofA. If the borrower does not sell the 222 Broadway Property within such 18 month period, the borrower must then provide BofA with an offer notice (and BofA will be entitled to exercise its right of first offer as described in this paragraph) if the borrower intends to sell the 222 Broadway Property to a third party after the expiration of such 18 month period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

222 BROADWAY

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 222 Broadway Property, plus 12 months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 222 Broadway Loan as required by the preceding sentence, but in that event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount. The terrorism insurance is required to contain a deductible that is reasonably approved by the lender and is no larger than $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 222 Broadway Property are separately allocated to the 222 Broadway Property under the blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

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17 BATTERY PLACE SOUTH

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

17 Battery Place South
17 Battery Place South
New York, NY 10004
CHAMBERS STREET
WARREN STREET
MURRAY STREET
PARK PLACE
BARCLAY STREET
VESEY STREET
WEST STREET
NEW MURRAY STREET
CHURCH STREET
CITY HALL PARK
PARK ROW
SPRUCE STREET
BEEKMAN STREET
ANN STREET
FULTON STREET
DEY STREET
CORTLAND STREET
LIBERTY STREET
CEDAR STREET
THAMES STREET
ALBANY STREET
CARLISLE STREET
RECTOR STREET
RECTOR PLACE
WEST THAMES STREET
THIRD STREET
SECOND PLACE
FIRST PLACE
MORRIS STREET
BATTERY PLACE
JOHN STREET
PLATT STREET
MAIDEN LANE
PINE STREET
WALL STREET
EXCHANGE PLACE
GOLD STREET
PEARL STREET
WATER STREET
FRONT STREET
STATE STREET
WILLIAM STREET
BEAVER STREET
STONE STREET
BRIDGE ST
WHITEHALL STREET
GOUVERNEUR LANE
HANOVER SQUARE
BURLING SLIP
SOUTH END AVENUE
ESPLANADE
AVENUE OF THE FINEST
BROOKLYN BATTERY TUNNEL
FDR / SOUTH STREET VIADUCT
ADMIRAL DEWEY PROMENADE
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
East River
WORLD TRADE CENTER MEMORIAL
1 WORLD TRADE CENTER
2 WORLD TRADE CENTER
3 WORLD TRADE CENTER
4 WORLD TRADE CENTER
7 WTC
MEMORIAL POOL 1
MEMORIAL POOL 2
WINTER GARDEN
1 WORLD FINANCIAL CENTER
2 WORLD FINANCIAL CENTER
3 WTC AMERICAN EXPRESS
GATEWAY PLAZA
200 WEST STREET GOLDMAN SACHS
LIBERTY PARK
WOOLWORTH BLDG
ST PAUL'S CHAPEL
FULTON STREET TRANSIT SITE
1 LIBERTY PLAZA
FEDERAL RESERVE BANK
1 CHASE MANHATTAN PLAZA
120 BROADWAY
AMERICAN STOCK EXCHANGE
TRINITY CHURCH
NEW YORK STOCK EXCHANGE
70 PINE
80 PINE
60 WALL
180 MAIDEN LANE
55 WATER
BOWLING GREEN
CUSTOM HOUSE
85 BROAD
40 BROAD
4 NEW YORK PLAZA
125 BROAD
1 NEW YORK PLAZA
VIETNAM VETERANS PLAZA
PETER MINUIT PLAZA
STATEN ISLAND FERRY TERMINAL
BATTERY MARITIME BUILDING
DOWNTOWN MANHATTAN HELIPORT
GOVERNORS ISLAND FERRY
STATEN ISLAND FERRY
STATUE OF LIBERTY FERRY
BATTERY PARK
ROBERT F. WAGNER JR. PARK
SOUTHBRIDGE TOWERS
1 CENTRE MUNICIPAL BUILDING
WEST UNION PLAZA
MAP © 2012 CARTIFACT, INC.
DATA © BROADMAP

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller		Natixis RE
Location (City/State)		New York, New York	Cut-off Date Balance		$91,000,000
Property Type		Office	Cut-off Date Balance per SF		$212.39
Size (SF)		428,450	Percentage of Initial Pool Balance		8.7%
Total Occupancy as of 4/30/2012(1)		99.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2012(1)		99.0%	Type of Security		Fee Simple
Year Built / Latest Renovation		1903 / 1998	Mortgage Rate(2)		4.8462%
Appraised Value		$141,000,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)(3)		360
Underwritten Revenues		$15,835,293
Underwritten Expenses		$5,867,010	Escrows
Underwritten Net Operating Income (NOI)		$9,968,283		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$9,411,298	Taxes	$0	$189,420
Cut-off Date LTV Ratio		64.5%	Insurance	$0	$12,897
Maturity Date LTV Ratio		57.0%	Replacement Reserves	$7,141	$7,141
DSCR Based on Underwritten NOI / NCF		1.75x / 1.65x	TI/LC(4)	$4,398,960	$93,147
Debt Yield Based on Underwritten NOI / NCF		11.0% / 10.3%	Other(5)	$3,241,235	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$91,000,000	79.3%	Loan Payoff	$105,004,594	91.5%
Subordinate Debt	14,000,000	12.2	Reserves	7,647,336	6.7
Principal’s New Cash Contribution	9,785,554	8.5	Closing Costs	2,133,625	1.9
Total Sources	$114,785,554	100.0%	Total Uses	$114,785,554	100.0%

(1)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013, respectively.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

(2)	The mortgage loan rate is 4.84615384615385%. The 17 Battery Place South Loan amortizes based on the schedule as set forth on Annex G-1 to this Free Writing Prospectus.
(3)
The Original Amortization Term is calculated based on the combined amortization schedule for the 17 Battery Place South Loan and the related mezzanine loan.  The amortization schedule for the 17 Battery Place South Loan, together with the related mezzanine loan, is set forth on Annex G-1 to this Free Writing Prospectus.

(4)
Upfront TI/LC reserve of $4,398,960 represents reserves that will be disbursed to the borrower for approved tenant improvement costs associated with the New York Film Academy lease. Ongoing TI/LC reserve of $39,313 represents monthly rollover reserves.  In addition to monthly rollover reserves, ongoing TI/LC reserves of $53,833 will be collected for leases that expire in 2017 and 2018 and that represent more than 2.0% of the gross leasable area.  This additional reserve has a cap of $3,223,000.  See “—Escrows” below.

(5)
Other reserve of $3,119,360 represents the New York Film Academy prepaid rent and free rent in the amount of $1,250,000 and $1,869,360, respectively.  The remaining upfront other reserve of $121,875 is for deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “17 Battery Place South Loan”) is evidenced by a note in the original principal amount of $91,000,000 and is secured by a first mortgage encumbering an office building located in New York, New York (the “17 Battery Place South Property”).  The 17 Battery Place South Loan was originated by Natixis RE.  The 17 Battery Place South Loan was originated on June 15, 2012 and represents approximately 8.7% of the Initial Pool Balance.  The note evidencing the 17 Battery Place South Loan had an outstanding principal balance as of the Cut-off Date of $91,000,000 and an interest rate of 4.8462% per annum.  The proceeds of the 17 Battery Place South Loan were used to refinance existing debt on the 17 Battery Place South Property.

The 17 Battery Place South Loan had an initial term of 120 months and, as of the Cut-off Date, has a remaining term of 118 months.  The 17 Battery Place South Loan requires payments of interest only for the initial 36 months and then payments of principal and interest during the remaining term of the 17 Battery Place South Loan. The original amortization term is calculated based on a combined 30-year amortization schedule for both the 17 Battery Place South Loan and the related mezzanine loan.  The amortization schedule for the 17 Battery Place South Loan, together with the related mezzanine loan, is set forth on Annex G-1 to the Free Writing Prospectus.  The scheduled maturity date is the due date in July 2022.  Voluntary prepayment of the 17 Battery Place South Loan is prohibited prior to October 9, 2014.

■
The Mortgaged Property. The 17 Battery Place South Property is a condominium unit comprised of a pre-war, 13-story multi-tenant office component located on 428,450 square feet of the base floors within 17 Battery Place South, a 31-story, mixed use office and residential building.  Situated on the southernmost tip of Manhattan, the property features views of Battery Park, New York Harbor, and the Statue of Liberty.  The 17 Battery Place South Property was built in 1903 and was renovated in 1998.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

The 17 Battery Place South Property is part of a condominium (the “17 Battery Place Condominium”) that consists of (i) the 17 Battery Place South - office component (which is the Mortgaged Property), (ii) the 17 Battery Place South - residential component, and (iii) the 17 Battery Place North – office component.  Each condo unit has its own independent power, heat and water systems. In addition, each condo unit has its own lobby, elevators and mechanical systems with no shared common space.

The 17 Battery Place South Property is occupied by, among others, Continental Stock Transfer, Securities Training Corp, Wall Street Access, Inc., and John V Lindsay Wildcat Service.  As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013, respectively.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

The following table presents certain information relating to the tenants at the 17 Battery Place South Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
New York Film Academy(1)	NR / NR / NR	73,326	17.1%	$2,401,099	15.9%	$32.75	8/31/2027	1, 10-year option
Continental Stock Transfer(2)	NR / NR / NR	35,000	8.2	1,733,200	11.5	49.52	7/12/2017	NA
John V Lindsay Wildcat Service	NR / NR / NR	23,050	5.4	1,036,328	6.9	44.96	10/31/2017	NA
Wall Street Access, Inc.	NR / NR / NR	31,000	7.2	1,023,000	6.8	33.00	10/31/2018	NA
Securities Training Corp(3)	NR / NR / NR	31,000	7.2	868,000	5.8	28.00	2/28/2015	NA
CSA Central(4)	NR / NR / NR	14,120	3.3	619,727	4.1	43.89	6/30/2018	NA
Mcallister Towing	NR / NR / NR	15,146	3.5	534,957	3.5	35.32	10/31/2018	NA
International Longshoremen	NR / NR / NR	11,883	2.8	419,113	2.8	35.27	9/30/2019	NA
Nyack College(5)	NR / NR / NR	12,647	3.0	404,704	2.7	32.00	(5)	NA
David Evans and Associates	NR / NR / NR	7,723	1.8	362,131	2.4	46.89	2/29/2016	NA
Ten Largest Tenants		254,895	59.5%	$9,402,259	62.3%	$36.89
Remaining Tenants		169,362	39.5	5,686,014	37.7	33.57
Vacant		4,193	1.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		428,450	100.0%	$15,088,272	100.0%	$35.56

(1)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term.

(2)
Continental Stock Transfer has the option to terminate the lease by giving notice of its desire to terminate within 180 days before lease expiration. If Continental Stock Transfer exercises this termination right, Continental Stock Transfer will be required to pay a cancellation fee as follows: $1,200,000 if such option is exercised between July 13, 2012 through July 12, 2013; $1,100,000 if such option is exercised between July 13, 2013 through July 12, 2014; and $1,000,000 if such option is exercised between July 13, 2014 through July 12, 2017.

(3)	Securities Training Corp subleases a portion of its space to one tenant occupying 4,944 SF paying $115,332, or $23.33 per square foot.
(4)	CSA Central has the right to terminate the lease at any time after June 30, 2015.
(5)	Nyack College will be moving out of their premises in the next six to 12 months.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

The following table presents the lease rollover schedule at the 17 Battery Place South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,748	0.9%	0.9%	$6,000	0.0%	$1.60	6
2012	43,799	10.2	11.1%	1,421,112	9.4	32.45	7
2013	28,694	6.7	17.8%	950,059	6.3	33.11	9
2014	28,004	6.5	24.3%	1,018,970	6.8	36.39	14
2015	39,794	9.3	33.6%	1,171,331	7.8	29.43	6
2016	40,202	9.4	43.0%	1,404,109	9.3	34.93	11
2017	87,366	20.4	63.4%	3,809,090	25.2	43.60	9
2018	60,266	14.1	77.5%	2,177,684	14.4	36.13	3
2019	16,433	3.8	81.3%	650,253	4.3	39.57	2
2020	2,625	0.6	81.9%	78,566	0.5	29.93	1
2021	0	0.0	81.9%	0	0.0	0.00	0
2022	0	0.0	81.9%	0	0.0	0.00	0
2023 & Thereafter(2)	73,326	17.1	99.0%	2,401,099	15.9	32.75	1
Vacant	4,193	1.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	428,450	100.0%		$15,088,272	100.0%	$35.56	69

(1)	Calculated based on approximate square footage occupied by each owned tenant.
(2)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term.

The following table presents certain information relating to recent leasing activity at the 17 Battery Place South Property:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ per SF)	Tenant Improvements ($ per SF)
New York Film Academy(2)	73,326	May 2012	180	$32.75	$33.60
Command Security Corp.(3)	6,080	July 2012	120	$27.68	$5.00
Independent Review Board(3)	9,954	January 2013	36	$35.01	$5.00

(1)	Source: As provided by the borrower.
(2)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term.

(3)	Represents recent renewals at the property.

The following table presents certain information relating to historical leasing at the 17 Battery Place South Property:

Historical Leased %(1)
	2007	2008	2009	2010	2011
Owned Space	92.7%	89.9%	89.6%	91.2%	90.9%

(1)	As provided by the borrower which reflects average occupancy for the year.

Historical Annual Rent per SF(1)
	2009	2010	2011
Owned Space	$26.48	$28.80	$27.95

(1)	As provided by the borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 17 Battery Place South Property:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 4/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$11,343,300	$12,337,558	$11,973,277	$12,115,879	$15,088,272	$35.22
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	134,176	0.31
Total Rent	$11,343,300	$12,337,558	$11,973,277	$12,115,879	$15,222,448	$35.53
Total Reimbursables	1,691,090	1,445,082	1,589,101	1,567,518	1,696,808	3.96
Parking Income	0	0	0	0	0	0.00
Other Income(3)	(105,273)	52,280	(15,086)	(88,434)	(73,200)	(0.17)
Less Vacancy & Credit Loss	0	0	0	0	(1,010,763)	(2.36)
Effective Gross Income	$12,929,117	$13,834,920	$13,547,292	$13,594,963	$15,835,293	$36.96

Total Operating Expenses	$5,033,653	$5,301,651	$5,335,179	$5,442,659	$5,867,010	$13.69

Net Operating Income	$7,895,464	$8,533,269	$8,212,113	$8,152,304	$9,968,283	$23.27
TI/LC	1,353,240	891,028	373,263	268,266	471,295	1.10
Capital Expenditures	1,232,967	189,671	486,570	510,544	85,690	0.20
Net Cash Flow	$5,309,257	$7,452,570	$7,352,280	$7,373,494	$9,411,298	$21.97

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and were not considered for the underwritten cash flow.

(2)
Underwritten base rent based on contractual rents as of 2/1/2013 and rent steps through 9/1/2013. Base rent includes the New York Film Academy lease, who intends to commence occupancy in January 2013 and February 2013.  The New York Film Academy receives abated rent for a period of time.  Natixis RE reserved $1,250,000 and $1,869,360 in proceeds for prepaid rent and free rent, respectively for the New York Film Academy tenant.

(3)
The Property receives Power Downtown Credits under the New York City Commercial Revitalization Program in the form of tax abatements (“NYCCRP Credits”) that are passed-through to certain tenants.  The NYCCRP Credits provide property tax abatement for certain nonresidential or mixed-use premises built before 1975 located in lower Manhattan.  The borrower’s existing abatements under the program phase out through May 31, 2016.  The annualized amount is estimated based on New York City’s abatement schedule for the period January 1, 2012 to June 30, 2012 and excludes the abatements that are expiring in 2012.

■	Appraisal. According to the appraisal, the 17 Battery Place South Property had an “as-is” appraised value of $141,000,000 as of an effective date of June 1, 2012.

■
Environmental Matters.  According to the Phase I environmental report dated June 7, 2012, there were no recommendations for further action other than (a) posting the New York City Fire Department’s registration for the two 20,000 gallon above ground storage tanks, (b) properly removing an abandoned above ground storage tank along with its fill and vent pipe, and (c) developing an operations and maintenance program plan to address any potential asbestos present at the 17 Battery Place South Property.

■
Market Overview and Competition.  The 17 Battery Place South Property has views of Battery Park, New York Harbor, the Statute of Liberty, the Hudson River and the East River.  The 17 Battery Place South Property is accessible to mass transit via its close proximity to the World Trade Center PATH station, the Staten Island Ferry terminal, the World Trade Center transit hub (which is currently under construction), and several subway stations (Bowling Green, Rector Street, Wall Street, and South Ferry) which access a variety of train lines.  The 17 Battery Place South Property is also accessible to major roads such as the FDR Drive and the West Side Highway and is accessible to the Brooklyn Battery Tunnel.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 17 Battery Place South Property:

Office Lease Comparables(1)
	17 Battery Place South	11 Broadway(2)	26 Broadway(2)	39 Broadway(2)	50 Broadway(2)	61 Broadway(2)
Year Built	1903	1896	1922	1927	1927	1916
Total GLA	428,450	345,000	630,000	401,370	270.000	548,155
Total Occupancy	82%(3)	78%	84%	95%	91%	96%
Quoted Rent Rate per SF	$35.53	$26.00-$40.00	$35.00-$45.00	$32.00-$34.00	$32.00-$35.00	$33.00-$38.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 17 Battery Place South Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF(2)	Occupancy
17 Battery Place South	New York	NAP	1903	428,450	NAP	NAP	99.0%(3)
222 Broadway	New York	April 2012	1961	786,931	$230,000,000	$292.27	79.0%
4 New York Plaza(4)	New York	April 2012	1969	1,121,753	$270,000,000	$240.69	95.0%
14 Wall Street	New York	April 2012	1912	1,016,723	$303,000,000	$298.02	82.0%
33 Maiden Lane	New York	January 2012	1984	624,124	$207,500,000	$332.47	86.0%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).
(3)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

(4)	In contract, as of the June 1, 2012 appraisal.

■
The Borrower.  The borrower is Battery Commercial Associates LLC, a New York limited liability company.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 17 Battery Place South Loan.  The borrower is indirectly owned, in part, by Joseph Moinian, who is also the non-recourse carveout guarantor of the 17 Battery Place South Loan.

■
Escrows.  At origination, the borrower deposited (i) $4,398,960 into a tenant improvement and leasing commission reserve account in respect of the space leased by the New York Film Academy, (ii) $1,250,000 and $1,869,360 into a prepaid rent and free rent reserve account, respectively, in respect of the New York Film Academy lease, (iii) $121,875 in a deferred maintenance reserve, and (iv) $7,141 in a replacement reserve.

On each due date, the borrower is required to fund a tax, insurance and assessments reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax, insurance premiums and fire safety assessments over the then succeeding 12-month period.  In addition, on each due date, the borrower is required to fund (i) a replacement reserve in the monthly amount of $7,141, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $39,313, and (iii) a rollover reserve for leases that expire in 2017 and 2018 and that represent more than 2.0% of the gross leasable area, in the monthly amount of $53,833.  The rollover reserve for leases that expire in 2017 and 2018 has a cap of $3,223,000.

During the continuance of a 17 Battery Place South Trigger Period, all excess rents will be deposited into a sweep subaccount, such amounts to be held as additional collateral for the unpaid principal, all interest accrued and unpaid thereon, any yield maintenance premium, and all other sums due under the loan documents.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

A “17 Battery Place South Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of the 17 Battery Place South Property for the prior 12-month period is less than 1.05x and terminating upon six consecutive months in which the debt service coverage ratio (as calculated under the loan documents) of the 17 Battery Place South Property for the prior 12-month period is equal to or greater than 1.05x or (b) any period commencing upon an event of default under the 17 Battery Place South Loan and terminating upon the cure of such an event of default.

Upon the termination of a 17 Battery Place South Trigger Period, and provided that no event of default under the 17 Battery Place South Loan, or monetary default or non-monetary default has occurred and is continuing, the lender will disburse all remaining amounts in the sweep subaccount to the borrower at the borrower’s request.

■
Lockbox and Cash Management.  The 17 Battery Place South Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled cash management account.  The loan documents require that all rents received by the borrower or the property manager be deposited into the cash management account within one business day after receipt.  On each business day that no event of default under the 17 Battery Place South Loan is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender.  During the continuance of an event of default under the 17 Battery Place South Loan, the lender may apply any funds in the cash management account to amounts payable under the 17 Battery Place South Loan and/or toward the payment of expenses of the 17 Battery Place South Property, in such order of priority as the lender may determine.

■
17 Battery Place South Condominium.  The 17 Battery Place Condominium is comprised of three boards: (i) the board designated as the “Board of Managers”, which controls matters relating to the entire 17 Battery Place Condominium and the facilities shared between the north and south buildings, (ii) the board designated as the “South Building Board”, which controls matters relating solely to the use of the south building and (iii) the board designated as the “North Building Board”, which controls matters relating solely to the use of the north building.  The 17 Battery Place South Property is subject to the jurisdiction of the Board of Managers and the South Building Board.  The Board of Managers consists of five members, one of which is appointed by the owner of the Mortgaged Property.  All actions of the Board of Managers must be approved by a majority of the members of the Board of Managers, subject to meeting and voting procedures contained in the by-laws. The South Building Board consists of four members, two of which are appointed by the owner of the Mortgaged Property.  All actions of the South Building Board must be approved by a majority of the members of the South Building Board, subject to meeting and voting procedures contained in the by-laws.

■
Property Management.  The 17 Battery Place South Property is currently managed by Newmark & Company Real Estate, Inc., pursuant to a management agreement.  Under the loan documents, the 17 Battery Place South Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if an event of default under the 17 Battery Place South Loan has occurred and is continuing.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

17 BATTERY PLACE SOUTH

■
Mezzanine or Subordinate Indebtedness.  There is currently mezzanine debt, originated by Natixis RE, with an outstanding principal balance of $14,000,000 as of the Cut-off Date that is secured by direct or indirect equity interests in the borrower. No additional subordinate indebtedness is permitted other than customary exclusion for trade payables. The mezzanine loan is coterminous with the 17 Battery Place South Loan and requires interest payments based on an interest rate of 11.2500% per annum on an actual/360 basis. The intercreditor agreement executed between the holder of the 17 Battery Place South Loan and the holder of the mezzanine loan provides, among other things, that the holder of the mezzanine loan will have certain rights and remedies with respect to the 17 Battery Place South Loan, including purchase options, cure rights and approval rights, as further described under “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loan–Additional Indebtedness” in the Free Writing Prospectus.

■
Terrorism Insurance.  The borrower is required to maintain terrorism insurance throughout the term of the loan for certified acts and non-certified acts (as such terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the 17 Battery Place South Property, with business income coverage the amount of time it would take to rebuild plus a 365 day extended period of indemnity.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 17 Battery Place South Property are separately allocated under such blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PINNACLE AT WESTCHASE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

Pinnacle at Westchase
3010 Briarpark Drive
Houston, TX 77042
HOUSTON
DOWNTOWN
MIDTOWN
UPTOWN/
GALLERIA
HOUSTON HEIGHTS
BELLAIRE
Spring
Humble
Aldine
Jersey Village
Katy
Cinco Ranch
Mission Bend
Four Corners
Sugar Land
Meadows Place
Stafford
Missouri City
Fifth Street
Pecan Grove
New Territory
Richmond
Cumings
Rosenberg
Greatwood
Pearland
Brookside Village
Fresno
Arcola
Manvel
Sienna Plantation
Thompsons
Pleak
Fairchilds
Iowa Colony
Alvin
Piney Point Village
Spring Valley
Hedwig Village
Hunters Creek Village
Southside Place
DAVID WAYNE HOOKS MEMORIAL AIRPORT
GEORGE BUSH INTERCONTINENTAL HOUSTON AIRPORT
WEST HOUSTON AIRPORT
SUGAR LAND REGIONAL AIRPORT
HOUSTON SOUTHWEST AIRPORT
WILLIAM P HOBBY AIRPORT
NORTHWEST FWY
N. BELTWAY 8
S. BELTWAY 8
SAM HOUSTON TWY
SAM HOUSTON TOLL RD
WESTPARK TOLLWAY
HARDY TOLL RD
SOUTHWEST FWY
SOUTH FWY
FT BEND PKWY TOLL RD
45
59
249
290
6
10
90
610
99
288
225
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$79,827,198
Property Type	Office	Cut-off Date Principal Balance per SF	$169.51
Size (SF)	470,940	Percentage of Initial Pool Balance	7.7%
Total Occupancy as of 6/30/2012	97.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2012	97.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1998 / 2011	Mortgage Rate	4.9400%
Appraised Value	$117,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$13,722,992
Underwritten Expenses	$5,078,830	Escrows
Underwritten Net Operating Income (NOI)	$8,644,161	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,017,247	Taxes	$949,516	$158,253
Cut-off Date LTV Ratio	67.9%	Insurance	$94,564	$8,597
Maturity Date LTV Ratio	55.9%	Replacement Reserves	$0	$7,849
DSCR Based on Underwritten NOI / NCF	1.69x / 1.57x	TI/LC	$0	$52,196
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.0%	Other(1)	$8,017,311	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$80,000,000	99.9%	Loan Payoff	$45,224,256	56.5%
Other Sources	50,000	0.1	Principal Equity Distribution	23,340,361	29.2
			Reserves	9,061,391	11.3
			Closing Costs	2,159,853	2.7
			Other Uses	264,139	0.3
Total Sources	$80,050,000	100.0%	Total Uses	$80,050,000	100.0%

(1)
The other upfront reserve of $8,017,311 represents a Conoco Phillips Lease Holdback Reserve ($7,375,235) for tenant improvements and/or paying leasing commissions required pursuant to the terms of the Conoco Phillips Lease, a Conoco Phillips Rent Abatement Reserve ($412,662) for one month of free rent due to Conoco Phillips under its lease, and a Quorum Lease Reserve ($229,414) for certain unfunded obligations of the Pinnacle Borrower.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Pinnacle at Westchase Loan”) is evidenced by a note in the original principal amount of $80,000,000 and is secured by a first mortgage encumbering an office building located in Houston, Texas (the “Pinnacle at Westchase Property”).  The Pinnacle at Westchase Loan was originated by Citigroup Global Markets Realty Corp. on June 13, 2012 and represents approximately 7.7% of the Initial Pool Balance.  The note evidencing the Pinnacle at Westchase Loan had an outstanding principal balance as of the Cut-off Date of $79,827,198 and an interest rate of 4.9400% per annum.  The proceeds of the Pinnacle at Westchase Loan were used to refinance existing debt on the Pinnacle at Westchase Property.

The Pinnacle at Westchase Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Pinnacle at Westchase Loan requires payments of interest and principal during the term of the Pinnacle at Westchase Loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2022.  Voluntary prepayment of the Pinnacle at Westchase Loan is permitted on or after April 6, 2022.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

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The Mortgaged Property. The Pinnacle at Westchase Property is a 470,940 SF, nine-story, Class A office building located in the Westchase submarket of Houston, Texas.  The Pinnacle at Westchase Property is situated on an 8.85 acre site and includes a five-story parking garage that contains 1,886 parking spaces.  The office tower has 53,452 SF floor plates and an overall functional office design with a remodeled lobby, conference room and off-street parking.  The Pinnacle at Westchase Property is located near a full-service hotel and other mid-rise office buildings in its immediate area.  As of June 30, 2012, the Total Occupancy was 97.8%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

The following table presents certain information relating to the tenants at the Pinnacle at Westchase Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Conoco Phillips	A / A1 / A	210,735	44.7%	$5,194,900	53.4%	$24.65	7/31/2019	3, 5-year options
Aker Business Services Inc.(2)	NR / NR / NR	186,869	39.7	3,391,672	34.9	18.15	1/31/2020
Quorum Business Solutions(3)	NR / NR / NR	63,084	13.4	1,135,512	11.7	18.00	2/28/2020
Total Tenants		460,688	97.8%	$9,722,084	100.0%	$21.10
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		10,252	2.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		470,940	100.0%	$9,722,084	100.0%	$21.10

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Aker Business Services Inc. may terminate its lease only with respect to the entire third floor of the Pinnacle at Westchase Property (53,452 SF), effective December 1, 2016, provided that Aker Business Services Inc. gives at least 9 months’ written notice and pays a termination fee of $1,282,118.

(3)
Quorum Business Solutions has a one-time early termination option on December 31, 2016, provided that Quorum Business Solutions gives written notice on or before July 1, 2016 and pays a termination fee equal to $1,060,289.

The following table presents the lease rollover schedule at the Pinnacle at Westchase Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	210,735	44.7	44.7%	5,194,900	53.4	24.65	7
2020	249,953	53.1	97.8%	4,527,184	46.6	18.11	7
2021	0	0.0	97.8%	0	0.0	0.00	0
2022	0	0.0	97.8%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	97.8%	0	0.0	0.00	0
Vacant	10,252	2.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	470,940	100.0%		$9,722,084	100.0%	$21.10	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through January 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at a 9.25% discount rate) pursuant to the Conoco Phillips lease.

The following table presents certain information relating to historical leasing at the Pinnacle at Westchase Property:

Historical Leased %(1)

	1998-2009	2010	2011	TTM 6/30/2012
Owned Space	100.0%	42.3%	54.0%	97.8%

(1)	As provided by the Pinnacle Borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pinnacle at Westchase Property:

Cash Flow Analysis(1)
	2011	TTM 3/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent(2)	$1,149,476	$1,840,748	$8,411,053	$17.86
Contractual Rent Steps	0	0	1,311,032	2.78
Gross Up Vacancy	0	0	100,000	0.21
Total Rent	$1,149,476	$1,840,748	$9,822,084	20.86
Total Reimbursables	770,578	1,036,766	4,947,349	10.51
Parking Income	0	0	0	0.00
Other Income(3)	200,343	239,999	185,000	0.39
Less Vacancy & Credit Loss	0	0	(1,231,442)	(2.61)
Effective Gross Income	$2,120,397	$3,117,513	$13,722,992	$29.14

Total Operating Expenses	$3,150,954	$3,699,476	$5,078,830	$10.78

Net Operating Income	($1,030,556)	($581,963)	$8,644,161	$18.36
TI/LC	0	0	532,726	1.13
Capital Expenditures	0	0	94,188	0.20
Net Cash Flow	($1,030,556)	($581,963)	$8,017,247	$17.02

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
UW Base Rent includes contractual rent steps through January 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at a 9.25% discount rate) pursuant to the Conoco Phillips lease.

(3)	Includes storage income, antenna income, and other miscellaneous income.

■	Appraisal. According to the appraisal, the Pinnacle at Westchase Property had an “as-is” appraised value of $117,500,000 as of an effective date of May 3, 2012.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2012, the environmental consultant recommended no further action.

■
Market Overview and Competition.  According to a market report, as of the second quarter of 2012, the total Houston office market consisted of 269 million SF comprised of 5,660 buildings.  The direct vacancy rate was 12.2% and the average gross rental rate was $23.64 per square foot. Year-to-date net absorption was 1.6 million SF through June 2012.  Class A office properties within the overall Houston office market reported a direct vacancy of 11.2% and an average gross rent of $30.73 per square foot. Year-to-date class A net absorption was 895,436 SF through June 2012.

The Pinnacle at Westchase Property is located in the Westchase office submarket, within the Houston office market, and is more specifically located at Briarpark Drive and Meadowglen Lane, in the western portion of Houston, Texas.  The Pinnacle at Westchase Property is in close proximity to Westheimer Road, which is the primary roadway in the Westchase office submarket.  Significant development in the area consists of office, retail, hotels, and multifamily complexes.

As of the second quarter of 2012 the Westchase office submarket had a total office inventory of 15.7 million square feet with 1.5 million SF vacant, indicating a vacancy rate of 9.9%.  The second quarter of 2012 vacancy rate of 9.9% is lower than the second quarter of 2011 vacancy rate of 13.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Pinnacle at Westchase Property:

Office Lease Comparables(1)

	Pinnacle at Westchase	City Centre Two(2)	Westchase Park(2)	One BriarLake Plaza(2)	Granite Westchase II(2)	2500 CityWest(2)	One Oak Park(2)
Year Built	1998	2009	2009	2000	2008	1982	2009
Total GLA	470,940	149,827	272,361	502,410	318,551	578,284	153,342
Total Occupancy	98%	100%	97%	100%	96%	93%	98%
Quoted Rent Rate per SF	NAP(3)	$28.00	$22.50	$26.50-$28.00	$24.00	$21.00-$25.00	$22.00
Expense Basis	NNN	NNN	NNN	NNN	NNN	NNN	NNN

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	No office space is currently offered for lease. The weighted average in-place contractual rent was $18.26 per SF NNN as of June 30, 2012.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Pinnacle at Westchase Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
The Plaza at Enclave	Houston	January 2012	2007	344,295	$107,500,000	$312.23	96%
2500 CityWest	Houston	November 2011	1982	578,284	$129,800,000	$224.46	98%
Westway II	Houston	September 2011	2008	242,374	$70,300,000	$290.05	100%
Energy Center II	Houston	June 2011	2007	303,299	$92,600,000	$305.31	100%
Two WestLake Park	Houston	February 2011	1982	387,509	$80,500,000	$207.74	96%
Westway One	Houston	January 2011	2007	143,961	$31,000,000	$215.34	100%

(1)	Source: Appraisal

■
The Borrower.  The Pinnacle Borrower and fee owner of the Pinnacle at Westchase Property is Pinnacle Owner Corp. (the “Pinnacle Borrower”), a single-purpose, single-asset entity.  In order to comply with certain aspects of Shari’ah law, the Pinnacle Borrower entered into a master lease agreement (the “Pinnacle Master Lease”) with another single-purpose, single-asset entity, Pinnacle Tenant LLC (the “Pinnacle Master Tenant”) an entity that is indirectly owned by the non-recourse carve-out-guarantor, Prism Office Holdings, LLC.  The rental obligations under the Pinnacle Master Lease are structured such that Pinnacle Master Tenant is required to remit all rents and other income generated at the Pinnacle at Westchase Property to Pinnacle Borrower for application in accordance with the terms of the loan documents.  All amounts in excess of the sums required to be paid and/or deposited by Pinnacle Borrower under loan documents (including debt service, required reserves and any excess cash permitted to be retained by lender) are remitted back to Pinnacle Master Tenant.  Each of Pinnacle Borrower and Pinnacle Master Tenant are controlled (directly or indirectly) by Interventure Advisors LP.  Pinnacle Master Tenant is responsible for day-to-day operations of the Pinnacle at Westchase Property, including, without limitation, interaction with each of the ultimate tenants at the Pinnacle at Westchase Property referenced in the tables above.  Legal counsel to the Pinnacle Borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle at Westchase Loan.

At closing, the lender received a fee mortgage from Pinnacle Borrower on its interest in the property.  In addition, the lender secured a full subordination of the Pinnacle Master Lease to the loan, which permits the lender (or Pinnacle Borrower, at lender’s election), after an event of default, to terminate the master lease.  In addition, Pinnacle Master Tenant executed a leasehold mortgage secured by the Pinnacle Master Lease in favor of Pinnacle Borrower, which leasehold mortgage was subordinated to the loan and assigned to the lender as additional collateral for the loan.  See “Risk Factors—Risks of Shari’ah Compliant Loans” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

■
Escrows.  At origination, the Pinnacle Borrower funded aggregate reserves of $9,061,391 with respect to the Pinnacle at Westchase Property, comprised of: (i) $949,516 for real estate taxes, (ii) $94,564 for insurance, (iii) $7,375,235 for a Conoco Lease Holdback Reserve, (iv) $412,662 for a Conoco Rent Abatement Reserve, and (v) $229,414 for certain unfunded obligations of the Pinnacle Borrower (including, without limitation, obligations related to tenant improvements).

On each monthly payment date, the Pinnacle Borrower is required to fund the following reserves with respect to the Pinnacle at Westchase Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirement) ; (iii) a replacement reserve in the amount of $7,849; and (iv) a tenant improvement and leasing commission reserve in the amount of $52,196 through the monthly payment date occurring in February 2020.

In addition, on each monthly payment date during a Pinnacle at Westchase Trigger Period, the Pinnacle Borrower is required to deposit (or cause to be deposited) into the Pinnacle Cash Management Account (as defined below) from excess cash flow generated by the Pinnacle at Westchase Property after payment of debt services and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary operating expenses for the subject month for disbursement to Pinnacle Borrower for payment of operating expenses and extraordinary operating expenses associated with the Pinnacle at Westchase Property and (y) all remaining excess cash flow (subject to the Conoco Credit Rating Trigger Cap and the Pinnacle Leasing Reserve Cap) generated by the Pinnacle at Westchase Property, to be held in an excess cash subaccount, as additional collateral for the Pinnacle at Westchase Loan (the “Pinnacle Excess Cash Reserve”).

In the event a Pinnacle at Westchase Trigger Period exists solely due to the occurrence of a Conoco Credit Rating Trigger Period, excess cash flow shall be deposited into the Pinnacle Excess Cash Reserve until such time as the amounts on deposit in the Pinnacle Excess Cash Reserve equal $5,268,025 (the “Conoco Credit Rating Trigger Cap”), and thereafter. so long as no other Pinnacle at Westchase Trigger Period shall be continuing, the Conoco Credit Rating Trigger Period shall cease to exist.

In addition, in no event shall the sum of (1) the amounts of deposit in the Pinnacle Excess Cash Reserve due solely to a Conoco Credit Rating Trigger Period and a ST Renewal Trigger and (2) the amounts on deposit in the Pinnacle at Westchase Loan leasing reserve exceed $10,400,000 in the aggregate (the “Pinnacle Leasing Reserve Cap”).  For so long as the Pinnacle Leasing Reserve Cap is satisfied and a Pinnacle at Westchase Trigger Period exists solely due to the occurrence of a ST Renewal Trigger or a Conoco Credit Rating Trigger, (x) no additional deposits are required into the Pinnacle Excess Cash Reserve and (y) remaining excess cash is disbursed to Pinnacle Borrower.

Upon termination of a Pinnacle at Westchase Trigger Period, lender will disburse amounts in the Pinnacle Excess Cash Reserve to borrower.

■
Lockbox and Cash Management.  The Pinnacle at Westchase Loan requires a hard lockbox, which is already in place and Pinnacle Borrower is required to direct tenants  (except for tenants under rooftop antenna leases) and Pinnacle Master Tenant to pay rent directly to the lender controlled lockbox account (the “Pinnacle Lockbox”).  So long as a Pinnacle at Westchase Trigger Period is not then in effect, all funds in the Pinnacle Lockbox will be remitted on each business day to the Pinnacle Borrower’s operating account.  Upon the first occurrence of a Pinnacle at Westchase Trigger Period, the lender will establish an eligible cash management account with the lender or the servicer (the “Pinnacle Cash Management Account”).  If a Pinnacle at Westchase Trigger Period has occurred and is continuing, all funds in the Pinnacle Lockbox will be transferred on each business day to the Pinnacle Cash Management Account, and the lender will apply funds on deposit in the Pinnacle Cash

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

Management Account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Pinnacle at Westchase Loan, the lender may apply any funds in the Pinnacle Cash Management Account to amounts payable under the Pinnacle at Westchase Loan and/or toward the payment of expenses of the Pinnacle at Westchase Property, in such order of priority as the lender may determine.

A “Pinnacle at Westchase Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as defined pursuant to the loan documents) being less than 1.20x on a trailing 12-month basis, (iii) the occurrence of a Specified Tenant Trigger Period, and (iv) the occurrence of a Conoco Credit Rating Trigger Period; and (B) expiring upon (w) with regard to any Pinnacle at Westchase Trigger Period commenced in connection with clause (i) above, the cure of the applicable event of default, (x) with regard to any Pinnacle at Westchase Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (y) with regard to any Pinnacle at Westchase Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) with regard to any Conoco Credit Rating Trigger Period commenced in connection with clause (iv) above, a Conoco Credit Rating Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Conoco Phillips and/or Aker Business Services Inc. being in monetary default under its lease, (ii) Conoco Phillips and/or Aker Business Services Inc. giving notice that it is terminating its lease for all or any portion of the space and/or the Conoco Phillips’ lease and/or the Aker Business Services Inc. lease failing to otherwise be in full force and effect (including, without limitation, by way of rejection in any bankruptcy or similar insolvency proceedings), (iii) any termination or cancellation of the Conoco Phillips and/or Aker Business Services Inc. lease, (iv) any bankruptcy or similar insolvency of Conoco Phillips and/or Aker Business Services Inc., and (v) Conoco Phillips and/or Aker Business Services Inc. failing to extend or renew its lease at least 12 months prior to the expiration of the then applicable term (a “ST Renewal Trigger”); and (B) expiring upon the lender’s receipt of evidence that the breach has been cured in accordance with the loan documents in connection with the clauses above.

“Conoco Credit Rating Trigger Period” means a period (A) commencing upon the occurrence of both (x) the loss by Conoco Phillips of a rating of BBB- / Baa3 (the “Required Rating”) from at least two rating agencies for more than one calendar quarter and (y) Conoco Phillips’ failure to occupy at least 10% of the space originally demised under Conoco Phillips’ lease; and (B) expiring upon the earlier to occur of (i) the re-leasing all or substantially all of the premises demised under the Conoco Phillips lease to a tenant paying full unabated rent under such lease (unless rent abatement has been reserved for with lender) or (ii) Conoco Phillips providing a replacement entity for its lease that satisfies the Required Rating or is otherwise reasonably acceptable to the lender or is open and operating for business within at least 10% of the space demised under Conoco Phillips’ lease (including in connection with permitted subleases of such premises) and continues paying full, unabated rent.

■
Property Management.  The Pinnacle at Westchase Property is currently managed by Stream Realty Partners – Houston, L.P., an independent third party property management firm.  Under the loan documents, the Pinnacle at Westchase Property may not be managed by any party, other than Stream Realty Partners – Houston L.P. or another management company approved by the lender (which approval may be condition upon the lender’s receipt of a Rating Agency Confirmation); however, the Pinnacle Borrower may replace Stream Realty Partners – Houston L.P. with any of the following management companies, provided no event of default exists and the lender receives at least 20 days’ written notice: CBRE, Hines, Jones Lang Lasalle, and Transwestern. The lender has the right to terminate the management agreement and replace the manager or require that the Pinnacle Borrower terminate the management agreement and replace the manager during an event of default by the Pinnacle Borrower under the Pinnacle at Westchase Loan after taking into account any applicable notice and cure periods.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PINNACLE AT WESTCHASE

■
Terrorism Insurance. The Pinnacle Borrower must maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Pinnacle at Westchase Property, plus 18 months of business interruption coverage.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

GANSEVOORT PARK AVENUE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA
Gansevoort Park Avenue
420 Park Avenue South
New York, NY 10016
MIDTOWN SOUTH
LITTLE KOREA
FLOWER MARKET
KIPS BAY
FLATIRON DISTRICT
MANHATTAN
MADISON SQUARE PARK
GRAMERCY PARK
UNION SQUARE
STUYVESANT SQUARE
HERALD SQUARE
GREELEY SQUARE
EMPIRE STATE BUILDING
NEW YORK LIFE
11 MADISON
1 MADISON
FLATIRON BLDG.
SIXTH AVENUE (AVENUE OF THE AMERICAS)
BROADWAY
FIFTH AVENUE
MADISON AVENUE
PARK AVE. SOUTH
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
IRVING PLACE
UNION SQUARE WEST
UNION SQUARE EAST
UNION SQUARE NORTH
GRAMERCY PARK NORTH
GRAMERCY PARK SOUTH
W 34TH STREET
E 34TH STREET
W 23RD STREET
E 23RD STREET
E 23RD STREET
W 14TH STREET
E 14TH STREET
E 14TH STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)	$75,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)	$562,249.00
Size (Rooms)	249	Percentage of Initial Pool Balance	7.2%
Total TTM Occupancy as of 5/31/2012	83.6%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2012	83.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	5.0200%
Appraised Value	$278,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$43,419,651
Underwritten Expenses	$25,920,845	Escrows
Underwritten Net Operating Income (NOI)	$17,498,806	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,979,840	Taxes	$572,300	$100,775
Cut-off Date LTV Ratio(2)	50.4%	Insurance	$35,444	$38,101
Maturity Date LTV Ratio(2)	39.9%	FF&E(3)	$0	$73,134
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.77x	Other(4)	$0	$250,000
Debt Yield Based on Underwritten NOI / NCF(2)	12.5% / 11.4%

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$140,000,000	87.4%	Loan Payoff	$158,319,800	98.9%
Subordinate Debt	20,000,000	12.5	Closing Costs	850,626	0.5
Other Sources	100,000	0.1	Reserves	607,744	0.4
Principal Equity Distribution	310,181	0.2
Other Uses	11,650	0.0
Total Sources	$160,100,000	100.0%	Total Uses	$160,100,000	100.0%

(1)
The Cut-off Date Principal Balance of $75.0 million represents the note A-1 of a $140.0 million whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the original principal amount of $65.0 million that is held outside the Issuing Entity.

(2)	Calculated based on the entire Gansevoort Park Avenue Whole Loan.
(3)	For time period July 2012 – June 2013. See “—Escrows” below.
(4)	Other reserve is a seasonality reserve which is required to be funded during the months of October, November, and December.

■
The Mortgage Loan. The mortgage loan (the “Gansevoort Park Avenue Loan”) is part of a whole loan structure (the “Gansevoort Park Avenue Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering a 249-room full service hotel located in New York, New York (the “Gansevoort Park Avenue Property”).  The Gansevoort Park Avenue Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 7.2% of the Initial Pool Balance and the related companion loan (the “Gansevoort Park Avenue Companion Loan”) (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $65,000,000. The Gansevoort Park Avenue Whole Loan was originated on June 1, 2012 by Citigroup Global Markets Realty Corp.  The Gansevoort Park Avenue Whole Loan had an original principal balance of $140,000,000 and each note has an interest rate of 5.0200% per annum.  The proceeds of the Gansevoort Park Avenue Whole Loan were used to refinance existing debt secured by a lien on the Gansevoort Park Avenue Property. The Gansevoort Park Avenue Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the Gansevoort Park Avenue Loan and the Gansevoort Park Avenue Companion Loan.

The Gansevoort Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Gansevoort Park Avenue Whole Loan matures on June 6, 2022.  Voluntary prepayment of the Gansevoort Park Avenue Whole Loan is prohibited prior to March 6, 2022.  Defeasance of the Gansevoort Park Avenue Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the earlier to occur of (i) June 1, 2016 and (ii) one day after the second anniversary of the date on which the Gansevoort Park Avenue Whole Loan has been securitized.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

■
The Mortgaged Property. The Gansevoort Park Avenue Property is a 249-room, full service luxury boutique hotel located in New York, New York that was constructed in 2010.  The Gansevoort Park Avenue Property features a restaurant and bar (currently Ristorante Asellina), a champagne bar (currently Winston’s), and a tri-level, 20,000-square foot rooftop bar which includes a swimming pool (currently Gansevoort Park Rooftop).  Additional amenities at the Gansevoort Park Avenue Property include 24-hour in-room dining, guestroom private bar, meeting space, a salon (currently Cutler), a spa with sauna, fitness center, a yoga studio (currently Exhale Spa), a retail outlet (currently Lacoste), a 24-hour business center, concierge service, valet parking, and laundry/dry cleaning service.  The weighted average hotel room size at the hotel is 459 square feet.

The following table presents certain information relating to the room mix at The Gansevoort Park Avenue Property:

Room Type	Number of Rooms	Average Room Size (SF)	Room Features
Superior	76	350	King or queen bed, living area, oversized bathroom
Deluxe King / Double	97	370	One king or two queen beds, living area, sleeper sofa in most rooms, oversized bathroom
Grand Deluxe	40	450	King bed, living area with sleeper sofa, oversized five-fixture bathroom, Juliet balcony
Gansevoort Loft Suites	9	700(1)	Private bedroom with queen or king bed, separate living area with sleeper sofa, five-fixture marble and tile bathroom with deep soaking tub
Gansevoort Suites	13	900(1)	Private bedroom with king size bed and en-suite five-fixture glass tile bathroom with deep soaking tub, separate living area with sleeper sofa, Juliet balcony, guest bathroom, dining area
Park Avenue Suites	13	775
Corner suite,  private bedroom with king size bed and en-suite five-fixture glass tile bathroom with deep soaking tub, wraparound Juliet balcony, separate living area with sleeper sofa,  guest half bathroom

Presidential Suite	1	2,000
Fireplace,  terrace with city views, AV system designed by Infinite Audio Systems, dining area and living area with floor-to-ceiling windows, private bedroom with six-fixture  bathroom including steam shower and freestanding soaking whirlpool tub

Total / Wtd. Avg.	249	459

     Source: Appraisal
(1)	Represents minimum square footage, not average square footage.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Gansevoort Park Avenue Property:

Cash Flow Analysis
	2011	TTM 5/31/2012	Underwritten	Underwritten $ per Room
Room Revenue	$26,122,286	$27,767,477	$29,391,365	$118,038
Food & Beverage Revenue	7,295,006	7,396,511	7,819,413	31,403
Other Revenue	6,111,843	6,484,351	6,208,873	24,935
Total Revenue	$39,529,135	41,648,339	$43,419,651	$174,376

Room Expense	$6,966,044	$7,475,155	$7,506,822	$30,148
Food & Beverage Expense	5,467,944	5,554,630	5,433,164	21,820
Other Expense	2,706,343	2,794,605	2,655,182	10,663
Total Departmental Expense	$15,140,331	$15,824,390	$15,595,168	$62,631
Total Undistributed Expense	7,931,861	8,265,144	8,594,250	34,515
Total Fixed Charges	2,017,339	2,589,514	1,731,427	6,954
Total Operating Expenses	$25,089,531	$26,679,048	$25,920,845	$104,100

Net Operating Income	$14,439,604	$14,969,291	$17,498,806	$70,276
FF&E	776,973	814,800	1,518,966	6,100
Net Cash Flow	$13,662,631	$14,154,491	$15,979,840	$64,176

■
Appraisal.  According to the appraisal, the Gansevoort Park Avenue Property had an “as-is” appraised value of $278,000,000 as of an effective date of May 4, 2012 and is expected to have an “as stabilized” appraised value of $304,000,000 as of an effective date of May 1, 2015.

■
Environmental Matters.  According to the Phase I environmental report, dated June 5, 2012, other than developing an operations and maintenance program plan to address any potential asbestos present at the Gansevoort Park Avenue Property, there are no recommendations for further action at the Gansevoort Park Avenue Property.

■
Market Overview and Competition.  The Gansevoort Park Avenue Property represents a luxury, boutique lodging facility located in the Midtown South Central area of Manhattan and features a corner location at the intersection of Park Avenue South and East 29th Street.  The hotel’s main entrance is located along East 29th Street, a one-way thoroughfare carrying westbound traffic. The entrance to the hotel’s signature restaurant, Ristorante Asellina, is located on Park Avenue South.

Commercial and residential uses predominate in this neighborhood, which features a variety of office buildings, condominium and rental apartment towers, hotels, and restaurants. Several hotels are located in the vicinity of the Gansevoort Park Avenue Property.  Notable buildings within the broader area include the Flatiron Building and the Metropolitan Life Insurance Company building.  In addition, the Gansevoort Park Avenue Property is located within relative proximity of Gramercy Park, Madison Square Park, and Union Square.  The Gansevoort Park Avenue Property is also proximate to a number of other lodging demand generators located in the area, such as the Empire State Building, the Morgan Library, and the New York Public Library.

According to the appraisal, New York City accommodated roughly 50.2 million visitors in 2011.  Of the overall visitation figure, roughly 10.1 million visitors were from international markets, maintaining New York’s rank as a key U.S. destination for overseas travelers.  Further, according to the appraisal, New York maintained its status as the number one destination for tourism spending in the U.S., with approximately $32 billion spent by tourists during 2011. Tourism accounts for a $48 billion economic impact and supports 320,000 jobs in New York City.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Gansevoort Park Avenue Property and its competitive set, as provided in a market report for the Gansevoort Park Avenue Property:

	Gansevoort Park Avenue		Competitive Set		Penetration
	TTM 6/30/2011(1)	TTM 6/30/2012(1)	TTM 6/30/2011(1)	TTM 6/30/2012(1)	TTM 6/30/2011(1)	TTM 6/30/2012(1)
Occupancy	72.9%	83.0%	79.8%	80.8%	91.4%	102.7%
ADR	$344.16	$366.40	$352.99	$351.66	97.5%	104.2%
RevPAR	$250.95	$304.17	$281.75	$284.21	89.1%	107.0%

(1)	As per market reports.

The following table presents certain information relating to the demand analysis based on market segmentation respect to the Gansevoort Park Avenue Property and its competitive set, as provided in the appraisal for the Gansevoort Park Avenue Property:

Gansevoort Park Avenue Competitive Set
Property	Number of Rooms	Year Built	Meeting and Group Segmentation	Leisure Segmentation	Commercial Segmentation
Gansevoort Park Avenue	249	2010	10%	35%	55%
W Union Square	270	2000	20%	25%	55%
Bryant Park Hotel	128	2001	10%	30%	60%
Gramercy Park Hotel	185	1924	10%	45%	45%
Royalton Hotel	168	1988	10%	30%	60%
Ace Hotel	273	2009	10%	45%	45%
Kimpton Hotel Eventi	292	2010	25%	25%	50%
Andaz Fifth Avenue	184	2010	15%	35%	50%

Source: Appraisal.

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The Borrower.  The borrower is TGA II, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gansevoort Park Avenue Whole Loan.  The non-recourse carve-out guarantors are William Achenbaum and Saul Tawil.

Saul Tawil is CEO of Ventura Enterprise Co, Inc., a full service manufacturer of women’s woven apparel.  He is also a principal and co-founder of Centurion Realty.  Centurion Realty is a family owned real estate management and development firm with financial interest in the ownership, management, acquisition, and development of income-producing real estate in the United States. Centurion Realty’s portfolio includes a wide array of properties, including retail centers, office buildings, and mixed-use projects.  Currently, Centurion Realty owns or operates over 50 properties totaling four million square feet.

William Achenbaum is Chairman of the Gansevoort Hotel Group. The Gansevoort Hotel Group is a global full-service hotel management company.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $572,300 in respect of certain tax expenses and $35,444 in respect of certain insurance premiums.  On each monthly payment date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirements); and (ii) a reserve for furniture, fixtures and equipment in an amount equal to one-twelfth of 2% of the adjusted gross revenues for such 12-month period as set forth in the borrower’s approved annual budget prior to July 6, 2013 and in an amount equal to one-twelfth of 4% of the adjusted gross revenues for such 12-month period as set forth in each subsequent approved annual budget of the borrower.  On each due date occurring in the months of October, November, and December, the borrower is required to deposit into a seasonality reserve, an amount equal to $250,000, provided such deposit amount will be re-determined by the lender annually.

In addition, on each monthly payment date during the continuance of a Gansevoort Park Avenue Trigger Period, the borrower is required to deposit (or cause to be deposited) into the Gansevoort Cash Management Account from excess cash flow generated by the Gansevoort Park Avenue Property after payment of debt service and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to borrower for payment of operating expenses and extraordinary operating expenses associated with the Gansevoort Park Avenue Property and (y) all remaining excess cash flow generated by the Gansevoort Park Avenue Property to be held in an excess cash subaccount (the “Gansevoort Park Avenue Excess Cash Reserve”), as additional collateral for the Gansevoort Park Avenue Loan, provided, however, subject to certain terms and conditions more particularly described in the loan documents, excess cash flow retained by the lender will be made available to the borrower for reimbursement of the borrower’s expenses in connection with any new property improvement plan work required in connection with the franchise agreement.  Upon termination of a Gansevoort Park Avenue Trigger Period, lender will disburse amounts in the Gansevoort Park Avenue Excess Cash Reserve to borrower.

A “Gansevoort Park Avenue Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.10x, (iii) the borrower or franchisor being under default of, terminating, or cancelling the franchise agreement (or there being a bankruptcy of the franchisor), and (iv) the franchise agreement is not renewed on or before the date which is 12 months prior to the expiration of the franchise agreement; and (B) expiring upon (w) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (x) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (ii) above, the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (iii) above, the conditions in (iii) above ceasing to exist or the borrower entering into a replacement franchise agreement in accordance with the applicable terms of the loan documents, among other things, and (z) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (iv) above, the franchise agreement being extended or a replacement franchise agreement being entered into for a term expiring no earlier than three years after the maturity date of the Gansevoort Park Avenue Whole Loan, among other things.

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Lockbox and Cash Management.  The Gansevoort Park Avenue Whole Loan is structured with a hard lockbox.  The borrower is required to cause all gross revenues to be directly deposited into a clearing account under the sole dominion and control of the lender (the “Gansevoort Lockbox”).  The funds in the Gansevoort Lockbox are swept on a daily basis into an eligible cash management account controlled by the lender (the “Gansevoort Cash Management Account”) and disbursed on each monthly payment date to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Gansevoort Park Avenue Loan, the lender may apply any funds in the Gansevoort Cash Management Account to amounts payable under the Gansevoort Park Avenue Loan and/or toward the payment of expenses of the Gansevoort Park Avenue Property, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

GANSEVOORT PARK AVENUE

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Property Management.  The Gansevoort Park Avenue Property is currently managed by Gansevoort Park Management LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, Gansevoort Park Management LLC cannot be replaced by the borrower as manager, except with a management company meeting certain criteria specified in the loan documents or a manager approved by the lender and with respect to which a no downgrade letter has been received.  The lender may replace Gansevoort Park Management LLC as hotel manager if there is a material default by Gansevoort Park Management LLC under the hotel management agreement, if Gansevoort Park Management LLC files a bankruptcy petition or a similar event occurs, or during a Gansevoort Park Avenue Trigger Period.

In addition to the hotel management agreement with Gansevoort Park Management LLC, there are separate management agreements for Exhale Spa, Cutler, Ristorante Asellina, and Gansevoort Park Rooftop.  Exhale Enterprises XIV, Inc. manages Exhale Spa, Cutler Park Avenue, LLC manages Cutler, and One 29 Park, LLC manages the Ristorante Asellina and Gansevoort Park Rooftop.  Cutler Park Avenue, LLC and One 29 Park, LLC entered into conditional assignments and subordinations of their respective management agreements.

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Mezzanine or Subordinate Indebtedness.  Redwood Commercial Mortgage Corporation provided a $20,000,000 mezzanine loan at the closing of the Gansevoort Park Avenue Whole Loan.  The mezzanine loan carries a 10-year term at a 10.5000% per annum interest rate.  The mezzanine loan is interest-only throughout the term and is coterminous with the Gansevoort Park Avenue Whole Loan.  The intercreditor agreement executed between the holder of the Gansevoort Park Avenue Whole Loan and the holder of the mezzanine loan provides, among other things, that the holder of the mezzanine loan will have certain rights and remedies with respect to the Gansevoort Park Avenue Whole Loan, including purchase options, cure rights and approval rights, as further described under “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loan–Additional Indebtedness” in the Free Writing Prospectus.

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Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Gansevoort Park Avenue Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses from the Gansevoort Park Avenue Property for a period continuing until the restoration of the Gansevoort Park Avenue Property has been completed.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP
25 East Oak Street
25 East Oak Street
Chicago, IL 60611
GOLD COAST
RIVER NORTH
STREETERVILLE
Lake Michigan
Chicago River
MAGNIFICENT MILE
N MICHIGAN AVE
N LAKE SHORE DR
E LAKE SHORE DR
LOWER WACKER DR
E OAK ST
W OAK ST
E WALTON ST
E DELAWARE PL
E CHESTNUT ST
E PEARSON ST
W CHICAGO AVE
E CHICAGO AVE
W SUPERIOR ST
E SUPERIOR ST
W HURON ST
E HURON ST
W ERIE ST
E ERIE ST
W ONTARIO ST
E ONTARIO ST
W OHIO ST
E OHIO ST
W GRAND AVE
E GRAND AVE
W ILLINOIS ST
E ILLINOIS ST
W HUBBARD ST
E HUBBARD ST
W KINZIE ST
E KINZIE ST
E N WATER ST
W ELM ST
ELM ST
E CEDAR ST
W MAPLE ST
BELLEVUE PL
E SCOTT ST
N STATE ST
N DEARBORN ST
N CLARK ST
N LASALLE ST
N RUSH ST
WABASH ST
41
WASHINGTON SQUARE PARK
NEWBERRY LIBRARY
DRAKE HOTEL
JOHN HANCOCK CENTER
WATER TOWER PLACE
FOUR SEASONS HOTEL
WESTIN HOTEL
MUSEUM OF CONTEMPORARY ART
LAKE SHORE PARK
NORTHWESTERN MEMORIAL HOSPITAL
FORMER VA LAKESIDE HOSPITAL
OLSON PAVILION
PRENTICE WOMEN'S HOSPITAL
NORDSTROM
HOTEL INTERCONTINENTAL
THE TRIBUNE COMPANY
NBC TOWER
EQUITABLE BUILDING
SHERATON HOTEL
RIVER EAST CENTER
TRUMP TOWER
HOUSE OF BLUES
MARINA CITY APT TOWERS
ESPN ZONE
MARRIOTT HOTEL
HILTON
MCCLURG COURT CENTER
LAKE SHORE PLAZA
NORTH PIER BLDG
OAK STREET BEACH
CHICAGO PLACE MALL
NIKE TOWN
OHIO HOUSE
BEST WESTERN
OFFICE BLDG
OGDEN PLAZA

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller	GSMC
Location (City/State)		Chicago, Illinois	Cut-off Date Principal Balance		$49,938,386
Property Type		Retail	Cut-off Date Principal Balance per SF		$1,298.96
Size (SF)		38,445	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 6/1/2012(1)		90.2%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 6/1/2012(1)		90.2%	Type of Security		Fee Simple
Year Built / Latest Renovation		1989 / 2009	Mortgage Rate		4.3500%
Appraised Value		$73,800,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
Underwritten Revenues		$4,619,129
Underwritten Expenses		$575,523	Escrows
Underwritten Net Operating Income (NOI)		$4,043,606		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$3,981,777	Taxes	$33,981	$33,981
Cut-off Date LTV Ratio		67.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)		53.2%	Replacement Reserves	$0	$641
DSCR Based on Underwritten NOI / NCF		1.35x / 1.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF		8.1% / 8.0%	Other(4)	$1,401,897	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Principal Equity Distribution	$47,634,511	95.3%
			Reserves	1,435,878	2.9
			Closing Costs	929,611	1.9

Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	Giorgio Armani (8,767 SF), which is included as occupied, is currently building out their space and paying rent and is expected to open in September 2012.
(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $75,600,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 54.5%. See “—Appraisal” below.

(3)	An indirect owner of the borrower is the indirect owner of the borrower of the 1026-1044 Market Street Loan.
(4)
Other reserves include an unfunded TI/LC reserve ($1,259,493) and a rent abatement reserve ($142,404). Beginning in June 2019, all excess cash flow is required to be reserved each month until an amount (the “Maximum Special Leasing Reserve Amount”) equal to $70, multiplied by the aggregate square footage at the 25 East Oak Street Property that is set to roll over in the succeeding 12-month period has been collected. See “—Escrows” below.

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The Mortgage Loan. The mortgage loan (the “25 East Oak Street Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering a high-end retail building located in Chicago, Illinois (the “25 East Oak Street Property”).  The 25 East Oak Street Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The 25 East Oak Street Loan was originated on July 18, 2012 and represents approximately 4.8% of the Initial Pool Balance.  The note evidencing the 25 East Oak Street Loan has an outstanding principal balance as of the Cut-off Date of $49,938,386 and has an interest rate of 4.3500% per annum.  The proceeds of the 25 East Oak Street Loan were used to recapitalize the 25 East Oak Street Property.

The 25 East Oak Street Loan had an initial term of 120 months and has a remaining term of 119 months.  The 25 East Oak Street Loan requires payments of interest and principal during the term of the 25 East Oak Street Loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in August 2022.  Voluntary prepayment of the 25 East Oak Street Loan is prohibited prior to May 6, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

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The Mortgaged Property. The 25 East Oak Street Property is an approximately 38,445 SF high-end retail building located in Chicago, Illinois and includes tenants such as Hermes, Giorgio Armani and Vera Wang.  The 25 East Oak Street Property was constructed in 1989 and renovated in 2009.  The 25 East Oak Street Property was originally 100% occupied by Barneys until 2009, when Barneys moved across the street to a larger property. All of the existing leases were signed over the last two and a half years and as of June 1, 2012, Total and Owned Occupancy were 90.2%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 25 East Oak Street Property:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Hermes	NR / NR / NR	7,785	20.2%	$1,166,994	27.8%	$149.90	1/31/2025	NA	NA	1, 5-year option
Giorgio Armani(3)	NR / NR / NR	8,767	22.8	900,000	21.4	102.66	8/31/2022	NA	NA	1, 10-year option
Moncler	NR / NR / NR	1,850	4.8	498,746	11.9	269.59	1/31/2021	NA	NA	NA
Loro Piana	NR / NR / NR	4,282	11.1	477,405	11.4	111.49	7/30/2025	$831	13.4%	NA
Bonpoint	NR / NR / NR	1,007	2.6	327,973	7.8	325.69	7/31/2020	NA	NA	1, 5-year option
Vera Wang	NR / NR / NR	5,000	13.0	322,875	7.7	64.58	8/31/2021	NA	NA	1, 10-year option
Suit Supply(4)	NR / NR / NR	5,185	13.5	269,620	6.4	52.00	10/31/2022	NA	NA	1, 10-year option
Oliver Peoples	NR / NR / NR	802	2.1	240,605	5.7	300.01	6/30/2021	NA	NA	1, 5-year option
Largest Owned Tenants		34,678	90.2%	$4,204,218	100.0%	$121.24
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		3,767	9.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		38,445	100.0%	$4,204,218	100.0%	$121.24

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended 12/31/2011.
(3)	Giorgio Armani is currently building out their space, paying rent and is expected to open in September 2012.
(4)	Suit Supply is currently open and is expected to begin paying rent in October 2012.

The following table presents certain information relating to the lease rollover schedule at the 25 East Oak Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	1,007	2.6	2.6%	327,973	7.8	325.69	1
2021	7,652	19.9	22.5%	1,062,226	25.3	138.82	3
2022	13,952	36.3	58.8%	1,169,620	27.8	83.83	2
2023 & Thereafter	12,067	31.4	90.2%	1,644,399	39.1	136.27	2
Vacant	3,767	9.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	38,445	100.0%		$4,204,218	100.0%	$121.24	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 25 East Oak Street Property:

Historical Leased %(1)
	2010	2011	As of 6/1/2012
Owned Space(2)	31.4%	53.9%	90.2%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)
In 2009, Barneys, which occupied 100% of the 25 East Oak Street Property, relocated across the street to 15 East Oak Street to a larger property.  The 25 East Oak Street Property has since been re-leased to 90.2% occupancy as of June 1, 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 25 East Oak Street Property:

Cash Flow Analysis(1)
	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,204,218	$109.36
Overage Rent	0	0.00
Other Rental Revenue	0	0.00
Gross Up Vacancy	232,091	6.04
Total Rent	$4,436,309	$115.39
Total Reimbursables	414,911	10.79
Other Income	0	0.00
Vacancy & Credit Loss	(232,091)	(6.04)
Effective Gross Income	$4,619,129	$120.15

Total Operating Expenses	$575,523	$14.97

Net Operating Income	$4,043,606	$105.18
TI/LC	54,909	1.43
Capital Expenditures	6,920	0.18
Net Cash Flow	$3,981,777	$103.57

(1)
In 2009, Barneys, which occupied 100% of the 25 East Oak Street Property, relocated across the street to 15 East Oak Street to a larger property.  The 25 East Oak Street Property has since been re-leased to 90.2% occupancy as of June 1, 2012.

(2)	Underwritten cash flow based on the 6/1/2012 rent roll with rent steps through 3/31/2013.

■
Appraisal.  According to the appraisal, the 25 East Oak Street Property had an “as-is” appraised value of $73,800,000 as of an effective date of June 7, 2012 and an “as stabilized” appraised value of $75,600,000 as of an effective date of July 1, 2013 assuming stabilized cash flows and occupancy.

■
Environmental Matters.  According to a Phase I environmental report, dated July 16, 2012, there are no recommendations for further action other than the development and implementation of an operations and maintenance plan to address non-friable asbestos containing materials at the 25 East Oak Street Property.

■
Market Overview and Competition.   The 25 East Oak Street Property is an approximately 38,445 SF high-end retail building located in Chicago, Illinois, in the retail district known as the “Gold Coast.” The Gold Coast neighborhood of Chicago’s north side, is situated west of North Michigan Avenue and within a mile of the Chicago central business district. Per the appraisal, the immediate area has high-end residential properties and fine restaurants and shopping with an average household income in excess of $100,000. As of 2012, the 0.5, 1.0 and 1.5 mile trade area zones had an average population of 37,873, 84,653 and 120,551, respectively, and an average household income of $101,648, $105,846 and $111,188, respectively.  Rental rates in the Gold Coast submarket area show a variation which is attributable to both tenant size, ground floor to upper floor ratio, and location. Generally, ground level retail rents along Rush Street and Oak Street range from $200 to $350 per square foot (net), while some of the secondary streets typically feature ground floor rents of $100 to $200 per square foot (net). Second floor rents tend to range from $20 to $50 per square foot (net).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

The following table presents certain information relating to the primary competition for the 25 East Oak Street Property:

Competitive Properties(1)
	25 East Oak Street	Barney’s of New York	Prada Store	Lululemon Store
Address	25 East Oak Street	1-15 East Oak Street	30 East Oak Street	930 N. Rush Street
Distance from Subject	-	< 1 mile	< 1 mile	< 1 mile
Property Type	Retail	Retail	Retail	Retail
Year Built	1989	2009	1901	2009
Total GLA	38,445	99,000	10,967	2,397
Total Occupancy	90%	100%	100%	100%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Flagship Chicago LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 25 East Oak Street Loan.  The borrower is indirectly owned in part by Ben Ashkenazy and Jack Dushey, who are the non-recourse carveout guarantors of the 25 East Oak Street Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $33,981 in respect of certain tax expenses and $1,401,897 in respect of certain tenant allowances and other amounts due to certain tenants at the 25 East Oak Street Property.  On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $641 and a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period, unless, in the case of insurance premiums and absent an event of default under the 25 East Oak Street Loan, the required insurance is being provided under a blanket policy and the borrower provides evidence that the premiums are paid in full and coverage limits are consistent with those required under the 25 East Oak Street Loan.

In addition, on each due date during the continuance of a Special Leasing Reserve Trigger Period, the borrower is required to fund a special leasing reserve in an amount equal to $70, multiplied by the aggregate square footage at the 25 East Oak Street Property that is then occupied by tenants with leases scheduled to expire within the next 12 months (such amount, the “Maximum Special Leasing Reserve Amount”).  Further, the borrower is required to deposit any termination fee it receives in connection with the termination of a lease into the special leasing reserve account.

Furthermore, during the continuance of a 25 East Oak Street Trigger Period or event of default under the 25 East Oak Street Loan, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the 25 East Oak Street Loan.

A “Special Leasing Reserve Trigger Period” means any period from and after the due date occurring in June 2019 during which the amount contained in the special leasing reserve (exclusive of any termination fees deposited therein) is less than the Maximum Special Leasing Reserve Amount.

A “25 East Oak Street Trigger Period” means any period from (i) the conclusion of any two consecutive fiscal quarters during each of which trailing twelve-month net operating income is less than $3,400,000, to (ii) the conclusion of the second of any two consecutive fiscal quarters thereafter during each of which trailing twelve-month net operating income is equal to or greater than $3,400,000.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

■
Lockbox and Cash Management.  The 25 East Oak Street Loan requires a soft lockbox, which is already in place.  Prior to the occurrence of a 25 East Oak Street Trigger Period, Special Leasing Reserve Trigger Period or event of default, the loan documents permit the borrower to receive all rents from the 25 East Oak Street Property and require that the borrower deposit all such rents into the lockbox account within two business days after receipt.  So long as no 25 East Oak Street Trigger Period, Special Leasing Reserve Trigger Period or event of default is continuing, all funds in the lockbox account will be remitted by the lockbox bank to the borrower’s operating account.  On or prior to each due date, the borrower is required to deposit into the cash management account an amount sufficient to pay debt service and all required reserves with respect to such due date.  Upon the occurrence of a 25 East Oak Street Trigger Period, Special Leasing Reserve Trigger Period or event of default, the lender has the right to deliver tenant direction letters (executed, undated copies of which were delivered to the lender at origination) instructing the tenants to deposit all rental payments directly into the lockbox account, and to instruct the lockbox bank to sweep all amounts received in the lockbox account to the lender-controlled cash management account on a daily basis.  During the continuance of a Special Leasing Reserve Trigger Period, all funds in the cash management account in excess of the amount required to pay debt service and fund the required reserves (including the special leasing reserve) are required to be disbursed to the borrower’s operating account, and during the continuance of a 25 East Oak Street Trigger Period, all funds in the cash management account in excess of the amount required to pay debt service, fund required reserves and pay the borrower’s budgeted operating expenses are required to be remitted to an excess cash flow reserve to be held as additional collateral for the 25 East Oak Street Loan.  Provided no event of default is then continuing, on the first due date after the borrower delivers evidence establishing that no 25 East Oak Street Trigger Period is then continuing, the lender is required to release to the cash management account all amounts then contained in the excess cash flow reserve. During the continuance of an event of default under the 25 East Oak Street Loan, the lender may apply any funds in the cash management account to amounts payable under the 25 East Oak Street Loan and/or toward the payment of expenses of the 25 East Oak Street Property, in such order of priority as the lender may determine.

■
Property Management.  The 25 East Oak Street Property is currently managed by Jenel Management Corp., an affiliate of the borrower.  Under the loan documents, the 25 East Oak Street Property may not be managed by any party other than Jenel Management Corp., or any other management company reasonably approved by the lender and with respect to which satisfied Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager with a property manager selected by the lender during the continuance of an event of default under the 25 East Oak Street Loan, or a material default by the property manager under the management agreement after the expiration of any applicable cure period or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

25 EAST OAK STREET

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 25 East Oak Street Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 25 East Oak Street Loan as required by the preceding sentence but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the 25 East Oak Street Property is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 25 East Oak Street Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP
Sonora Village
15448-15704 North Pima Road
Scottsdale, AZ 85260
E DYNAMITE BLVD
E RIO VERDE DR
Cave Buttes Recreation Area
N CAVE CREEK RD
N TATUM BLVD
N SCOTTSDALE RD
E PINNACLE PEAK RD
DEER VALLEY AIRPORT
National Memorial Cemetery-Arizona
101
E UNION HILLS DR
Paradise Valley Community College
E BELL RD
E GREENWAY PKY
Turf Paradise Race Track
E GREENWAY RD
Crackerjax Family Fun & Sports Park
SCOTTSDALE AIRPORT
WEST CACTUS
Paradise Valley Mall
Cobblestone Plaza
E SHEA BLVD
51
MCCORMICK RANCH
E NORTHERN AVE
Paradise Valley
Salt River Fields at Talking Stick
Pavilions at Talking Stick
E LINCOLN DR
Scottsdale
Christown Spectrum Mall
Biltmore Fashion Park
E CAMELBACK RD
Camelback Esplanade
Scottsdale Fashion Square
DOWNTOWN SCOTTSDALE
Scottsdale Community College
E INDIAN SCHOOL RD
Park Central
Scottsdale Stadium
E THOMAS RD
87
Arcadia Crossing Shopping Center
PHOENIX
E MCDOWELL RD
10
202
DOWNTOWN PHOENIX
US Airways Center
Chase Field
Phoenix Greyhound Park
Phoenix Municipal Stadium
E MCKELLIPS RD
Big Surf
E BUCKEYE RD
SKY HARBOR INT'L AIRPORT
143
Tempe Marketplace
Sun Devil Stadium
Mesa Riverview
Hohokam Stadium
Mesa
17
60

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Scottsdale, Arizona	Cut-off Date Principal Balance		$33,650,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$135.51
Size (SF)	248,322	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 6/30/2012	84.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2012	82.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1996, 1997, 2002 / NAP	Mortgage Rate		4.9500%
Appraised Value	$47,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term(Months)(2)		360
Underwritten Revenues	$4,593,802
Underwritten Expenses	$1,432,068	Escrows
Underwritten Net Operating Income (NOI)	$3,161,734		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,981,350	Taxes	$132,457	$66,229
Cut-off Date LTV Ratio	71.3%	Insurance	$9,984	$4,992
Maturity Date LTV Ratio(1)	59.1%	Replacement Reserves(3)	$0	$6,195
DSCR Based on Underwritten NOI / NCF	1.47x / 1.38x	TI/LC(4)	$375,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,650,000	70.8%	Purchase Price	$46,575,000	98.0%
Principal’s New Cash Contribution	13,881,200	29.2	Reserves	517,441	1.1
			Closing Costs	438,759	0.9

Total Sources	$47,531,200	100.0%	Total Uses	$47,531,200	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $49,200,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 61.6%. See “—Appraisal” below.

(2)	Interest-only for the first 24 months.
(3)	Replacement reserves are capped at $600,000.
(4)	TI/LC reserves are capped at $375,000.

■
The Mortgage Loan.  The mortgage loan (the “Sonora Village Loan”) is evidenced by a note in the original principal amount of $33,650,000 and is secured by a first mortgage encumbering a retail power center located in Scottsdale, Arizona known as Sonora Village (the “Sonora Village Property”).  The Sonora Village Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Sonora Village Loan was originated on May 31, 2012 and represents approximately 3.2% of the Initial Pool Balance.  The note evidencing Sonora Village Loan has an outstanding principal balance as of the Cut-off Date of $33,650,000 and has an interest rate of 4.9500% per annum.  The proceeds of the Sonora Village Loan were used to acquire the Sonora Village Property.

The Sonora Village Loan had an initial term of 120 months and has a remaining term of 117 months.  The Sonora Village Loan requires interest-only payments for the initial 24 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in June 2022.  Voluntary prepayment of the Sonora Village Loan is prohibited prior to March 6, 2022. Defeasance with direct non-callable obligations of the United States is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Sonora Village Property is an approximately 285,372 SF retail power center located in Scottsdale, Arizona and was constructed in 1996, 1997 and 2002.  The Sonora Village Property is located in the Phoenix-Mesa metropolitan statistical area at the intersection of the Loop 101 Freeway and Frank Lloyd Wright Blvd. and has good access and visibility from both thoroughfares. The Sonora Village Property, excluding certain outparcels totaling 37,050 SF that are not part of the collateral for the Sonora Village Loan, totals approximately 248,322 SF and includes tenants such as Best Buy, Studio Movie Grill and Staples.  The remainder of the property is predominately occupied by other retailers including JP Morgan Chase, Aaron Brothers, Peter Piper Pizza, Party City, Rubio’s and Great Clips (which are all part of the collateral).  As of June 30, 2012, the Total Occupancy was 84.4% and Owned Occupancy was 82.1%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Sonora Village Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Studio Movie Grill	NR / NR / NR	40,867	14.3%	Yes	$858,801	$21.01	11/30/2026	NA	NA	2, 5-year options
Best Buy(3)	BB+ / Baa2 / BB+	62,178	21.8	Yes	$838,903	$13.49	8/31/2021	$707	2.5%	7, 5-year options
Total Anchors		103,045	36.1%

Jr. Anchors
Staples	BBB / Baa2 / BBB	24,000	8.4%	Yes	$347,004	$14.46	6/30/2017	NA	NA	2, 5-year options
Party City	NR / NR / NR	11,000	3.9	Yes	$255,925	$23.27	6/30/2013	$208	11.2%	2, 5-year options
Peter Piper Pizza	NR / NR / NR	10,000	3.5	Yes	$195,014	$19.50	4/30/2016	NA	NA	2, 5-year options
Total Jr. Anchors		45,000	15.8%

Occupied In-line		55,761	19.5%		$2,040,688	$36.60
Occupied Outparcel/Other(4)		37,050	13.0%		$33,405	$0.90
Vacant Spaces		44,516	15.6%		$0	$0.00
Total Owned SF		248,322	87.0%
Total SF		285,372	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2011. Party City sales are TTM sales ending February 2012.
(3)	Best Buy subleases 15,000 SF to Golfsmith. Best Buy sales exclude the 15,000 SF subleased to Golfsmith.
(4)
All of the outparcel SF is not part of the collateral and is occupied by seven tenants: Twin Peaks (7,500 SF), Discount Tire (7,320 SF), Los Olivos Mexican Food (6,000 SF), Cobblestone Car Wash (5,930 SF), McDonald’s (4,500 SF), Prestige Cleaners (3,000 SF) and Wendy’s (2,800 SF).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Sonora Village Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost	Renewal / Extension Options
Studio Movie Grill	NR / NR / NR	40,867	16.5%	$653,872	18.8%	$16.00	11/30/2026	NA	NA	2, 5-year options
Best Buy(4)	BB+ / Baa2 / BB+	62,178	25.0	600,000	17.3	9.65	8/31/2021	$707	2.5%	7, 5-year options
Staples	BBB / Baa2 / BBB	24,000	9.7	252,000	7.2	10.50	6/30/2017	NA	NA	2, 5-year options
Party City	NR / NR / NR	11,000	4.4	199,650	5.7	18.15	6/30/2013	$208	11.2%	2, 5-year options
Wildflower Bread	NR / NR / NR	3,600	1.4	157,752	4.5	43.82	10/31/2017	$809	6.8%	1, 10-year option
Four Peaks Microbrew	NR / NR / NR	3,830	1.5	155,192	4.5	40.52	11/30/2013	$904	6.5%	NA
Peter Piper Pizza	NR / NR / NR	10,000	4.0	140,000	4.0	14.00	4/30/2016	NA	NA	2, 5-year options
Bed Mart, Inc.	NR / NR / NR	4,620	1.9	131,258	3.8	28.41	3/31/2014	$393	8.9%	1, 5-year option
Skeptical Chymist	NR / NR / NR	4,937	2.0	121,450	3.5	24.60	2/28/2016	$174	17.9%	2, 5-year options
Ray’s Pizza	NR / NR / NR	3,058	1.2	116,424	3.3	38.07	1/31/2016	$248	17.8%	NA
Ten Largest Owned Tenants		168,090	67.7%	$2,527,598	72.7%	$15.04
Remaining Owned Tenants		35,716	14.4	949,578	27.3	26.59
Vacant Spaces (Owned Space)		44,516	17.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		248,322	100.0%	$3,477,176	100.0%	$17.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 12/31/2011. Party City, Four Peaks Microbrew and Wildflower Bread sales are TTM sales ending February 2012.
(4)	Best Buy subleases 15,000 SF to Golfsmith. Best Buy sales exclude the 15,000 SF subleased to Golfsmith.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Sonora Village Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	1,300	0.5	0.5%	48,103	1.4	37.00	1
2013	18,005	7.3	7.8%	468,416	13.5	26.02	5
2014	16,027	6.5	14.2%	448,104	12.9	27.96	6
2015	2,332	0.9	15.2%	54,044	1.6	23.17	1
2016	23,497	9.5	24.6%	502,056	14.4	21.37	6
2017	39,600	15.9	40.6%	702,581	20.2	17.74	6
2018	0	0.0	40.6%	0	0.0	0.00	0
2019	0	0.0	40.6%	0	0.0	0.00	0
2020	0	0.0	40.6%	0	0.0	0.00	0
2021	62,178	25.0	65.6%	600,000	17.3	9.65	1
2022	0	0.0	65.6%	0	0.0	0.00	0
2023 & Thereafter	40,867	16.5	82.1%	653,872	18.8	16.00	1
Vacant	44,516	17.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	248,322	100.0%		$3,477,176	100.0%	$17.06	27

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Sonora Village Property:

Historical Leased %(1)

	2009	2010	2011	TTM 4/30/2012
Owned Space	80.6%	65.1%	82.9%	82.9%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sonora Village Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 4/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,558,006	$3,224,573	$3,317,558	$3,414,072	$3,477,176	$14.00
Overage Rent	50,647	70,115	120,162	135,958	59,313	0.24
Other Rental Revenue(3)	29,816	22,260	24,658	24,061	24,061	0.10
Gross Up Vacancy	0	0	0	0	907,409	3.65
Total Rent	$3,638,470	$3,316,949	$3,462,377	$3,574,091	$4,467,959	$17.99
Total Reimbursables	1,068,994	800,718	934,452	887,023	1,033,252	4.16
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(907,409)	(3.65)
Effective Gross Income	$4,707,464	$4,117,667	$4,396,829	$4,461,114	$4,593,802	$18.50

Total Operating Expenses	$1,506,035	$1,491,011	$1,445,197	$1,463,480	$1,432,068	$5.77

Net Operating Income	$3,201,428	$2,626,656	$2,951,632	$2,997,634	$3,161,734	$12.73
TI/LC	0	0	0	0	105,887	0.43
Capital Expenditures	0	0	0	0	74,497	0.30
Net Cash Flow	$3,201,428	$2,626,656	$2,951,632	$2,997,634	$2,981,350	$12.01

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 6/30/2012 rent roll with rent steps through 3/31/2013.
(3)	Monument sign rental income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

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Appraisal. According to the appraisal, the Sonora Village Property had an “as-is” appraised value of $47,200,000 as of an effective date of April 20, 2012 and an “as stabilized” appraised value of $49,200,000 as of an effective date of April 20, 2013 assuming a 6% vacancy and a 1% collection loss.

■	Environmental Matters. According to a Phase I environmental report, dated May 23, 2012, there are no recommendations for further action at the Sonora Village Property.

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Market Overview and Competition. The Sonora Village Property is a retail power center located in Scottsdale, Arizona. The Sonora Village Property is located in the Phoenix-Mesa metropolitan statistical area at the intersection of the Loop 101 Freeway and Frank Lloyd Wright Blvd. and has good access and visibility from both thoroughfares. The traffic count at this intersection is approximately 175,000 cars per day. As of 2011, the population within a five mile radius of the Sonora Village Property was 154,700 with an average household income of $112,150. The Sonora Village Property is located adjacent to a Wal-Mart Supercenter and the surrounding retail market includes several national retailers including Target, Sam’s Club, Home Depot and Costco.

The following table presents certain information relating to the primary competition for the Sonora Village Property:

Competitive Set(1)

	Sonora Village	DC Ranch Crossing	Mercado Del Rancho	Scottsdale Pavillions	Scottsdale Walmart/Sam’s	The Promenade
Distance from Subject	-	2.2 miles	3.5 miles	7.0 miles	0.3 miles	2.6 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1996, 1997, 2002	2008	1985	1989	1999	1999
Total GLA	285,372	78,948	89,506	1,420,815	467,799	735,084
Total Occupancy	84%	67%(2)	96%	87%	94%	95%
Anchors	Best Buy, Studio Movie Grill	AJ’s Fine Foods	Sprouts	Hobby Lobby, Target, Home Depot	Walmart Supercenter, Sam’s Club	Lowe’s, Nordstrom Rack, Trader Joe’s

(1)	Source: Appraisal.
(2)	The project is still in the lease up phase and is anchored by AJ’s Fine Foods.

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The Borrower. The borrower is Sonora Village Investors LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sonora Village Loan. The borrower of the Sonora Village Loan is majority indirectly owned by H. William Kujat, who is the non-recourse carveout guarantor under the Sonora Village Loan.

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Escrows. On the origination date, the borrower funded escrow reserves in the amount of $132,457 in respect of certain real estate tax expenses, $9,984 in respect of certain insurance expenses, and a $375,000 tenant improvement and leasing commission escrow. On each due date, provided no event of default under the loan documents is continuing, the borrower is required to fund (1) a tax and insurance escrow reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (2) a tenant improvement and leasing commission reserve, in the monthly amount of $10,417, to the extent the balance of such account is less than $375,000, (3) a capital expenditure reserve in an amount equal to $6,195, to the extent the balance of such account is less than $600,000, (4) during a Best Buy Trigger Period, a monthly reserve of all excess cash until an amount equal to the Best Buy Reserve Threshold Amount is on deposit in such reserve, and (5) during a Studio Movie Grill Trigger Period, a monthly reserve of all excess cash until an amount equal to the Studio Movie Grill Reserve Amount is on deposit in such reserve, with no obligation to replenish any disbursements from such account.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

Furthermore, during the continuance of a Sonora Village Loan Trigger Period, other than as described during a Studio Movie Grill Trigger Period or a Best Buy Trigger Period to fund those required reserves, the loan documents require that all amounts on deposit in the lender-controlled cash management account, after the payment of debt service and the funding of all required monthly escrows and budgeted and approved operating expenses be reserved and held as additional collateral for the Sonora Village Loan.

A “Sonora Village Loan Trigger Period” means any period (a) commencing as of the end of any fiscal quarter on or after September 30, 2012 in which the net operating income (as calculated under the loan agreement) of the Sonora Village Property for the twelve-month period immediately preceding such fiscal quarter end is less than $2,717,401 and terminating as of the end of the second fiscal quarter in which the net operating income of Sonora Village Property for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $2,717,401, (b) commencing as of ten days following the borrower’s receipt of notice of failure to deliver annual, quarterly, or monthly financial statements as required by the loan agreement, and ending upon the delivery of such financial statements which do not otherwise reveal the existence of a Sonora Village Loan Trigger Period, (c) that is a Best Buy Trigger Period, or (d) that is a Studio Movie Grill Trigger Period.

A “Best Buy Trigger Period” means any period from (i) the earlier of (x) the date that is twelve months prior to the expiration of the current Best Buy lease (such lease is scheduled to expire on August 31, 2021), if Best Buy has not renewed its lease or (y) the date that is twelve months prior to the expiration of the current Best Buy lease if Best Buy is dark or is otherwise not in occupancy, until (ii) either (a) Best Buy or an acceptable replacement tenant enters a renewal or extension of the Best Buy lease, is in occupancy, paying rent, is open for business, and has provided an acceptable estoppel certificate, or (b) the revenue derived from one or more approved substitute leases is equal to or greater than the revenue derived from the Best Buy lease as it relates to such portion of the space previously occupied by Best Buy.  Notwithstanding the above, a Best Buy Trigger Period will not be triggered if the borrower delivers to the lender within ten days a letter of credit in the face amount of $500,000 and an additional $500,000 letter of credit on the date that is six months prior to the expiration date of the Best Buy Lease. The “Best Buy Reserve Threshold Amount” means $500,000 until the date that is six months prior to the expiration of the Best Buy lease, and $1,000,000 thereafter, in cash or a letter of credit held by the lender.

A “Studio Movie Grill Trigger Period” means any period from (i) the date Studio Movie Grill (or its parent company) declares bankruptcy, until (ii) either (a) Studio Movie Grill (x) affirms its lease in bankruptcy, (y) is in occupancy, paying rent and is open for business, and (z) has provided an acceptable estoppel certificate, or (b) provided the borrower provides satisfactory evidence that the releasing of the Studio Movie Grill space is not subject to any stay in bankruptcy, the revenue derived from one or more approved substitute leases is equal to or greater than the revenue derived from the Studio Movie Grill lease as it relates to such portion of the space previously occupied by Studio Movie Grill.  The “Studio Movie Grill Reserve Amount” means the lesser of (i) $1,000,000 and (ii) the sum of (a) $24.47 times the number of square feet of the Studio Movie Grill space not subject to one or more approved substitute leases with a new third party tenant, and (b) the disbursements that the borrower has previously received from the Studio Movie Grill reserve account for the payment or reimbursement of tenant improvements and leasing commissions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

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Lockbox and Cash Management. Sonora Village Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to the lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or the lender-controlled cash management account within three (3) business days after receipt. So long as no event of default or Sonora Village Loan Trigger Period is then continuing, all amounts in the lockbox account are swept on a daily basis to the lender-controlled cash management account from which the lender reserves for the payment of debt service and the funding of monthly escrows with any excess transferred to an operating account accessible by the borrower but pledged to the lender. During the continuance of an event of default under the Sonora Village Loan, the lender may prohibit the borrower’s access to the funds contained in the operating account and apply any funds in the cash management account to amounts payable under the Sonora Village Loan and/or toward the payment of expenses of the Sonora Village Property, in such order of priority as the lender may determine.

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Property Management. The Sonora Village Property is currently managed by Wilson Property Services, Inc. pursuant to a management agreement. Under the loan documents, the Sonora Village Property may not be managed by any other party, other than another management company approved by the lender and with respect to which the Rating Agency Confirmation has been satisfied. During the continuance of an event of default, during the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, or upon the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may terminate or require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the lender, subject to the borrower’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■	Condemnation. The City of Scottsdale intends to condemn approximately 3,423 square feet of currently undeveloped land for a proposed extension and alignment of Northsight Boulevard.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Sonora Village Property, plus twelve months of business interruption coverage. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Sonora Village Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount. The terrorism insurance is required to contain a deductible that is no larger than $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Sonora Village Property are separately allocated under the blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■	Release of Collateral. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SONORA VILLAGE

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Future Ground Leases. Provided no event of default is continuing, the borrower is entitled to enter into up to two separate ground leases, as ground lessor, with a third party tenant for a portion of the current parking area of the Sonora Village Property and those ground lease parcels would be a part of the collateral for the Sonora Village Loan. Approval of the lender (which may not be unreasonably withheld) is required for the dimensions, configuration and location of the ground lease parcels. Additionally, the lender has agreed to not withhold consent to the location depicted on a schedule in the loan agreement. The borrower is required to provide updated surveys, evidence of compliance with applicable land use and zoning laws, an indemnity in favor of the lender concerning the ground lease parcels, proof of any approvals required for the ground leases and reimbursement of the lender’s reasonable costs and expenses.

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Permitted Material Alterations. The borrower has the right (but not the obligation) to alter (including a reduction in size) the 23,958 square foot space at the Sonora Village Property, identified as Suite J121, including the possible subdivision of such space (the “Suite Alterations”). Lender approval is required for (a) the plans and specifications of the Suite Alterations, (b) the budget for the Suite Alterations, and (c) the construction contract, however, the lender agreed in the loan agreement not to withhold consent provided that the plans are consistent with the plan to subdivide the space consistent with a schedule to the loan agreement which provides for a total square footage of 17,200 SF. In addition, the borrower is required to provide, among other things, (x) proof that access to and use of the Sonora Village Property will not be materially adversely affected during and after construction, (y) a completion guaranty acceptable to the lender, and (z) evidence of available capital to pay for the alterations with the borrower’s equity without the assumption of more debt by the borrower. After the commencement of the Suite Alterations, construction may not be delayed for more than 30 days at any time, and must be substantially completed within one year, subject to force majeure.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333 -166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

CANADA
Seattle
WASHINGTON
Portland
MONTANA
NORTH DAKOTA
MINNESOTA
OREGON
Boise
IDAHO
SOUTH DAKOTA
Minneapolis
WISCONSIN
MICHIGAN
Boston
NEW YORK
WYOMING
Detroit
Chicago
New York
Salt Lake City
NEBRASKA
Omaha
IOWA
PENNSYLVANIA
San Francisco
NEVADA
OHIO
Philadelphia
Washington DC
UTAH
Denver
COLORADO
ILLINOIS
INDIANA
WEST VIRGINIA
VIRGINIA
CALIFORNIA
Kansas City
KANSAS
St. Louis
MISSOURI
Las Vegas
KENTUCKY
NORTH CAROLINA
Nashville
TENNESSEE
Charlotte
Los Angeles
ARIZONA
OKLAHOMA
ARKANSAS
SOUTH CAROLINA
Albuquerque
San Diego
Phoenix
NEW MEXICO
Little Rock
Atlanta
MISSISSIPPI
ALABAMA
GEORGIA
ATLANTIC OCEAN
Dallas
TEXAS
Jacksonville
PACIFIC OCEAN
Mobile
LOUISIANA
New Orleans
Houston
Orlando
Tampa
FLORIDA
MEXICO
Gulf of Mexico
Miami
MAP © 2012 CARTIFACT, INC.

Cole Family Dollar Portfolio

1	Family Dollar - Plant City	3509 West Baker Street	Plant City, FL	33563
2	Family Dollar - Tampa	1501 East Martin Luther King Boulevard	Tampa, FL	33610
3	Family Dollar - Hernandez	19408 US Highway 84/285	Hernandez, NM	87537
4	Family Dollar - Pembroke Park	4100 Hallandale Beach Boulevard	Pembroke Park, FL	33023
5	Family Dollar - Deland	3101 North Woodland Boulevard	Deland, FL	32720
6	Family Dollar - Port Arthur	2601 Memorial Boulevard	Port Arthur, TX	77640
7	Family Dollar - Phoenix	1831 East McDowell Road	Phoenix, AZ	85006
8	Family Dollar - Jacksonville I	9114 Lem Turner Road	Jacksonville, FL	32208
9	Family Dollar - Kansas City I	3129 State Avenue	Kansas City, KS	66102
10	Family Dollar - Avondale	725 North Dysart Road	Avondale, AZ	85323
11	Family Dollar - Fort Myers	3477 Martin Luther King Boulevard	Fort Myers, FL	33916
12	Family Dollar - Ocala	3660 Southeast Maricamp Road	Ocala, FL	34480
13	Family Dollar - Fort Lupton	130 South Denver Avenue	Fort Lupton, CO	80621
14	Family Dollar - Houston	10425 Veterans Memorial Drive	Houston, TX	77038
15	Family Dollar - Burton	1181 East Bristol Road	Burton, MI	48529
16	Family Dollar - Hudson	525 South Meridian Road	Hudson, MI	49247
17	Family Dollar - Jacksonville II	5540 Moncrief Road	Jacksonville, FL	32209
18	Family Dollar - Dacono	1020 8th Street	Dacono, CO	80514
19	Family Dollar - Kentwood	5840 Division Avenue South	Kentwood, MI	49548
20	Family Dollar - Lakeland	3903 New Tampa Highway	Lakeland, FL	33815
21	Family Dollar - San Antonio I	8610 South Zarzamora Street	San Antonio, TX	78224
22	Family Dollar - Newaygo	269 East 82nd Street	Newaygo, MI	49337
23	Family Dollar - Kansas City II	10445 Blue Ridge Boulevard	Kansas City, MO	64134
24	Family Dollar - Beaumont	6010 Highway 105	Beaumont, TX	77708
25	Family Dollar - Milton	6380 Highway 87 North	Milton, FL	32570
26	Family Dollar - Memphis	3685 Lamar Avenue	Memphis, TN	38118
27	Family Dollar - Noonday	17700 Highway 155 South	Noonday, TX	75762
28	Family Dollar - Coolidge	555 North Arizona Boulevard	Coolidge, AZ	85128
29	Family Dollar - Leander	600 Crystal Falls Parkway	Leander, TX	78641
30	Family Dollar - San Antonio II	5120 North Foster Road	San Antonio, TX	78244
31	Family Dollar - Little Rock	8510 Asher Avenue	Little Rock, AR	72204
32	Family Dollar - Canton	1617 East Tuscarawas Street	Canton, OH	44707
33	Family Dollar - Converse	10570 Toepperwein Road	Converse, TX	78109
34	Family Dollar - St. Peter	220 Grace Street	St. Peter, MN	56082
35	Family Dollar - Fort Dodge	21 South 15th Street	Fort Dodge, IA	50501

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	35	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance	$27,725,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$92.77
Size (SF)	298,858	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 4/30/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/30/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.7260%
Appraised Value	$45,160,000	Original Term to Maturity (Months)	84
Original Amortization Term (Months)	0
Underwritten Revenues	$3,128,442
Underwritten Expenses	$46,927	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,081,515	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,962,007	Taxes	$0	$0
Cut-off Date LTV Ratio	61.4%	Insurance	$0	$0
Maturity Date / ARD LTV Ratio	61.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.32x / 2.23x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,725,000	58.5%	Purchase Price	$46,206,101	97.6%
Principal’s New Cash Contribution	19,628,437	41.5	Closing Costs	1,147,336	2.4

Total Sources	$47,353,437	100.0%	Total Uses	$47,353,437	100.0%

(1)	See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Cole Family Dollar Portfolio Loan”) is evidenced by a note in the original principal amount of $27,725,000 and is secured by first mortgages encumbering 35 single-tenant retail properties located in 13 states (the “Cole Family Dollar Portfolio Properties”).  The Cole Family Dollar Portfolio Loan was originated by GS Commercial Real Estate LP and will be purchased by Goldman Sachs Mortgage Company on or prior to the Closing Date.  The Cole Family Dollar Portfolio Loan was originated on July 17, 2012 and represents approximately 2.7% of the Initial Pool Balance.  The note evidencing the Cole Family Dollar Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $27,725,000 and has an interest rate of 4.7260% per annum.  The proceeds of the Cole Family Dollar Portfolio Loan were used to acquire the Cole Family Dollar Portfolio Properties.

The Cole Family Dollar Portfolio Loan had an initial term of 84 months and has a remaining term of 83 months.  The Cole Family Dollar Portfolio Loan requires payments of interest only until the anticipated repayment date which is the due date in August 2019 (the “Anticipated Repayment Date”).  The final maturity date is the due date in August 2042.  See “—Hyperamortization Summary” below.

Voluntary prepayment of the Cole Family Dollar Portfolio Loan is prohibited prior to October 6, 2014.

■
The Mortgaged Properties.  The Cole Family Dollar Portfolio Properties consist of 35 single-tenant retail assets located across 13 states. The Cole Family Dollar Portfolio Properties are leased to Family Dollar, rated Baa3/BBB- (MIS/S&P), via a master lease (the “Master Lease”) and each property in the portfolio is occupied by Family Dollar as a single tenant. The Master Lease has a term of 15 years, expires in April 2027, and has an initial annual base rent of $3,188,221.  The collateral securing the Cole Family Dollar Portfolio Loan totals approximately 298,858 SF. As of April 30, 2012, Total and Owned Occupancy were both 100.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

  The following table presents certain information relating to the Cole Family Dollar Portfolio Properties:

Property Name	City	State	Total GLA(1)	Cut-off Date Allocated Loan Amount	% of Cut-off Date Allocated Loan Amount	Year Built / Renovated	UW NCF	UW NCF per SF	Lease Expiration
Family Dollar – Plant City	Plant City	FL	9,223	$1,173,084	4.2%	2005 / NAP	$126,695	$13.74	4/30/2027
Family Dollar – Tampa	Tampa	FL	8,390	1,168,013	4.2	2011 / NAP	126,465	15.07	4/30/2027
Family Dollar – Hernandez	Hernandez	NM	8,000	1,152,447	4.2	2008 / NAP	124,891	15.61	4/30/2027
Family Dollar – Pembroke Park	Pembroke Park	FL	8,991	1,141,099	4.1	2005 / NAP	123,233	13.71	4/30/2027
Family Dollar – Deland	Deland	FL	8,099	1,056,901	3.8	2011 / NAP	114,231	14.10	4/30/2027
Family Dollar – Port Arthur	Port Arthur	TX	7,820	1,043,529	3.8	2003 / 2012	112,857	14.43	4/30/2027
Family Dollar – Phoenix	Phoenix	AZ	10,011	1,040,273	3.8	2003 / NAP	111,619	11.15	4/30/2027
Family Dollar – Jacksonville I	Jacksonville	FL	9,091	1,028,080	3.7	2008 / NAP	110,631	12.17	4/30/2027
Family Dollar – Kansas City I	Kansas City	KS	7,860	981,830	3.5	2002 / NAP	105,983	13.48	4/30/2027
Family Dollar – Avondale	Avondale	AZ	8,171	974,264	3.5	2002 / NAP	105,018	12.85	4/30/2027
Family Dollar – Fort Myers	Fort Myers	FL	7,798	973,351	3.5	2002 / NAP	105,066	13.47	4/30/2027
Family Dollar – Ocala	Ocala	FL	8,432	968,244	3.5	2011 / NAP	104,244	12.36	4/30/2027
Family Dollar – Fort Lupton	Fort Lupton	CO	9,283	915,756	3.3	1961 / 2003	98,070	10.56	4/30/2027
Family Dollar – Houston	Houston	TX	7,654	911,399	3.3	2003 / 2012	98,237	12.83	4/30/2027
Family Dollar – Burton	Burton	MI	8,050	866,246	3.1	2003 / NAP	93,061	11.56	4/30/2027
Family Dollar – Hudson	Hudson	MI	9,286	832,650	3.0	2005 / NAP	88,832	9.57	4/30/2027
Family Dollar – Jacksonville II	Jacksonville	FL	9,198	789,288	2.8	2011 / NAP	84,048	9.14	4/30/2027
Family Dollar – Dacono	Dacono	CO	7,888	756,976	2.7	2003 / NAP	80,980	10.27	4/30/2027
Family Dollar – Kentwood	Kentwood	MI	10,150	739,065	2.7	2001 / 2011	78,085	7.69	4/30/2027
Family Dollar – Lakeland	Lakeland	FL	7,842	731,542	2.6	2003 / NAP	78,172	9.97	4/30/2027
Family Dollar – San Antonio I	San Antonio	TX	9,280	727,666	2.6	2004 / 2011	77,166	8.32	4/30/2027
Family Dollar – Newaygo	Newaygo	MI	8,080	689,184	2.5	2002 / 2011	73,369	9.08	4/30/2027
Family Dollar – Kansas City II	Kansas City	MO	7,843	683,412	2.5	2003 / NAP	72,822	9.28	4/30/2027
Family Dollar – Beaumont	Beaumont	TX	7,745	654,374	2.4	2003 / 2012	69,634	8.99	4/30/2027
Family Dollar – Milton	Milton	FL	8,007	644,195	2.3	2010 / NAP	68,398	8.54	4/30/2027
Family Dollar – Memphis	Memphis	TN	9,800	637,749	2.3	2003 / NAP	66,964	6.83	4/30/2027
Family Dollar – Noonday	Noonday	TX	9,196	625,478	2.3	2004 / NAP	65,842	7.16	4/30/2027
Family Dollar – Coolidge	Coolidge	AZ	7,857	602,954	2.2	2000 / NAP	63,874	8.13	4/30/2027
Family Dollar – Leander	Leander	TX	9,207	556,950	2.0	2004 / NAP	58,221	6.32	4/30/2027
Family Dollar – San Antonio II	San Antonio	TX	9,235	506,295	1.8	2004 / 2012	52,580	5.69	4/30/2027
Family Dollar – Little Rock	Little Rock	AR	7,986	467,417	1.7	2002 / NAP	48,758	6.11	4/30/2027
Family Dollar – Canton	Canton	OH	9,278	459,935	1.7	2004 / 2011	47,410	5.11	4/30/2027
Family Dollar – Converse	Converse	TX	7,899	408,846	1.5	2003 / NAP	42,283	5.35	4/30/2027
Family Dollar – St. Peter	St. Peter	MN	8,365	408,698	1.5	1960 / 2011	42,080	5.03	4/30/2027
Family Dollar – Fort Dodge	Fort Dodge	IA	7,843	407,809	1.5	2002 / 2011	42,190	5.38	4/30/2027
Total / Wtd. Avg.			298,858	$27,725,000	100.0%		$2,962,007	$9.91

(1)	As of 4/30/2012 the Cole Family Dollar Portfolio Properties were all 100.0% occupied.

  The following table presents certain information relating to the major tenant at the Cole Family Dollar Portfolio Properties:

Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Family Dollar	NR / Baa3 / BBB-	298,858	100.0%	$3,188,221	100.0%	$10.67	4/30/2027
Total / Wtd. Avg.		298,858	100.0%	$3,188,221	100.0%	$10.67

(1)	Certain ratings are those of Family Dollar.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

  The following table presents certain information relating to the lease rollover schedule at the Cole Family Dollar Portfolio Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023 & Thereafter	298,858	100.0	100.0%	3,188,221	100.0	10.67	35
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	298,858	100.0%		$3,188,221	100.0%	$10.67	35

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Cole Family Dollar Portfolio Properties:

Cash Flow Analysis(1)
	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$3,188,221	$10.67
Total Rent	$3,188,221	$10.67
Vacancy Loss	(59,779)	(0.20)
Effective Gross Revenue	$3,128,442	$10.47

Total Operating Expenses	$46,927	$0.16

Net Operating Income	$3,081,515	$10.31
TI/LC	59,736	0.20
Capital Expenditures	59,772	0.20
Net Cash Flow	$2,962,007	$9.91

(1)	As the Cole Family Dollar Portfolio Properties were recently acquired, no historical information is available.
(2)	Underwritten cash flow is based on the 4/30/2012 rent roll.

■	Appraisal. According to the appraisals, the Cole Family Dollar Portfolio had an “as-is” appraised value of $45,160,000 as of an effective date of June 15, 2012.

■
Environmental Matters.  According to the Phase I environmental reports, dated from February 14, 2012 to March 30, 2012, there are no recommendations for further action at the Cole Family Dollar Portfolio Properties other than an Operations and Maintenance plan for asbestos at the Family Dollar – Fort Lupton and Family Dollar – St. Peter Properties.

■
The Borrower. The borrower is Cole FD Portfolio III, LLC, a Delaware limited liability company, a single-purpose entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cole Family Dollar Portfolio Loan.  The borrower is indirectly owned by Cole Credit Property Trust III, Inc., which is the non-recourse carveout guarantor of the Cole Family Dollar Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

■
Escrows.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless the borrower provides timely evidence of payment of the related taxes and/or premiums.  In addition, to the extent the master tenant does not timely complete the required deferred maintenance identified in the letter agreement between the borrower and the master tenant and the borrower fails to provide evidence that the remaining items are completed (by the borrower or master tenant) or no longer necessary within 90 days after the timelines noted in the letter agreement, the borrower will be required to establish a deferred maintenance and environmental escrow account for such purposes and deposit, in a lump sum or through the reserving of excess cash flow, an amount equal to the costs and expenses estimated to be necessary to complete such repairs. Such amounts are required to be released to the borrower upon the completion of the necessary repairs.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds exceeding the lesser of $200,000 or 10% of the applicable allocated loan amount.

Furthermore, during the continuance of an event of default or a Cole Portfolio Trigger Period, the loan documents require that all amounts on deposit in the lender controlled cash management account, after the payment of debt service, budgeted and lender approved expenses, and the funding of required monthly escrows for real estate taxes and insurance be reserved in the excess cash flow reserve account and held as additional collateral for the Cole Family Dollar Portfolio Loan.

A “Cole Portfolio Trigger Period” means, (a) the period from (i) the conclusion of any 12-month period as of the end of any fiscal quarter in which the ratio of EBITDAR to revenues is less than 1.75x to (ii) the earlier to occur of (x) the conclusion of the second of any two consecutive 12-month periods as of the end of any fiscal quarter in which the ratio of EBITDAR to revenues is greater than 1.75x or (y) the balance in the excess cash flow reserve account is greater than or equal to $6,375,000, (b) the period from (i) the occurrence of a monetary default or a non-monetary event of default under the Master Lease which continues for 90 or more days, to (ii) the date the borrower provides evidence reasonably satisfactory to the lender showing that such default has been cured; and (c) the period from the failure of (i) the master tenant to timely complete the required deferred maintenance items identified in the letter agreement between the borrower and the master tenant and (ii) the borrower to provide evidence that the remaining items are completed (by the borrower or the master tenant) or are no longer necessary within 90 days after the timelines noted in the letter agreement, and (iii) the borrower to subsequently deposit the required deferred maintenance amount not to exceed $174,745 within 10 business days after demand from the lender, until such amounts are deposited as required.  “EBITDAR” means, with respect to any twelve month period, the excess of (i) the revenue generated by Family Dollar from the Cole Family Dollar Portfolio Properties, minus (ii) the expenses of Family Dollar associated with operating the Cole Family Dollar Portfolio Properties, specifically excluding taxes, interest, depreciation, amortization, costs associated with restructuring, and rent payable under the Master Lease.

■
Lockbox and Cash Management.  The Cole Family Dollar Portfolio Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account.  The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account or the lender controlled cash management account within two business days after receipt.  All amounts in the lockbox account are swept to the lender-controlled cash management account on a weekly basis.  On each business day that no event of default under the Cole Family Dollar Portfolio Loan is continuing, no Cole Portfolio Trigger Period is continuing and the Anticipated Repayment Date has not occurred, all funds in the lender-controlled cash management account in excess of the amount required to pay debt service and fund required reserves will be remitted to an operating account designated by the borrower.  During the continuance of an event of default under the Cole Family Dollar Portfolio Loan, the lender may apply any funds in the lender controlled cash management account to the obligations of the borrower under the Cole Family Dollar Portfolio Loan and/or toward the payment of expenses of the Cole Family Dollar Portfolio Properties, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLE FAMILY DOLLAR PORTFOLIO

■
Property Management.  The Cole Family Dollar Portfolio Properties are currently managed by Cole Realty Advisors, Inc., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Cole Family Dollar Portfolio Properties may not be managed by any other party, except for a management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  Upon the occurrence of an event of default that is continuing, a material default relating to any of the Cole Family Dollar Portfolio Properties by the property manager or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with respect to the applicable Cole Family Dollar Portfolio Properties or the lender may request that the existing property manager enter into a new management agreement that relates to the applicable Cole Family Dollar Portfolio Properties.

■
Hyperamortization Summary.  The Cole Family Dollar Portfolio Loan is structured with an Anticipated Repayment Date of August 6, 2019 and a final maturity date of August 6, 2042.  In the event that the Cole Family Dollar Portfolio Loan is not paid off on or before the Anticipated Repayment Date, the interest rate will automatically increase to the greater of (i) the initial interest rate plus 300 basis points and (ii) the swap rate as of the Anticipated Repayment Date plus 300 basis points (the “Adjusted Interest Rate”); but in no event may the Adjusted Interest Rate exceed the initial interest rate plus 500 basis points.  After the Anticipated Repayment Date, interest will be due and payable at the initial interest rate and additional interest attributable to the Adjusted Interest Rate will be deferred and added to the outstanding principal balance as of each due date.  Additionally, after the Anticipated Repayment Date, all excess cash will be used to hyperamortize the Cole Family Dollar Portfolio Loan.  If the borrower does not repay the Cole Family Dollar Portfolio Loan in full on the Anticipated Repayment Date, the estimated principal balance of the Cole Family Dollar Portfolio Loan upon the final maturity date would be approximately $12,189,634 with a monthly payment due on each due date following the Anticipated Repayment Date based on an initial interest rate of 4.7260%, a 23-year loan term and a 23-year amortization term remaining as of the Anticipated Repayment Date and further assuming the Adjusted Interest Rate is the initial interest rate plus 300 basis points (7.7260%) and no excess cash flow is used to pay down the outstanding principal balance.  The final maturity loan-to-value ratio based on the estimated final maturity balance of $12,189,634 and the appraised value of $45,160,000 is 27.0%.

■	Release of Collateral. Not permitted.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Cole Family Dollar Portfolio Properties, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Cole Family Dollar Portfolio Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents (not including the terrorism components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  Per the loan documents, terrorism insurance is satisfied by the insurance coverage provided by Family Dollar, provided that (i) Family Dollar maintains a claims-paying ability ratings from S&P of BBB- or better and an equivalent rating from Moody’s, (ii) Family Dollar is obligated per the terms of the Master Lease to rebuild and/or repair its leased premises at the Cole Family Dollar Properties at Family Dollar’s sole expense, (iii) the rent paid following such casualty shall not abate and (iv) certain other requirements set forth in the loan documents are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

HYATT REGENCY - BUFFALO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

HYATT REGENCY - BUFFALO

Hyatt Regency - Buffalo
2 Fountain Plaza
Buffalo, NY 14202
BUFFALO
DOWNTOWN
NEW YORK
ONTARIO
CANADA
UNITED STATES
Lake Erie
Niagara River
Tonawanda
Kenmore
Amherst
Williamsville
Cheektowaga
Sloan
West Seneca
Lackawanna
SUNY-University at Buffalo-North
UB Stadium
Boulevard Mall
Elmlawn Cemetery
Sheridan Park
Westwood Country Club
Park Country Club
OLD TOWN
NIAGARA THRUWAY
NORTH PARK
SUNY University at Buffalo-South
Grover Cleveland Golf Course
CLEVELAND HILL
BUFFALO NIAGARA INT'L AIRPORT
BLACK ROCK
SUNY-Buffalo State College
Delaware Park Golf Course
Forest Lawn Cemetery
Canisius College
Erie County Medical Center
Mt Calvary Cemetery
St Johns Cemetery
PINE HILL
FOREST
GRANT FERRY
FORT ERIE NORTH
OLD FORT ERIE
Fort Erie
Mather Park
D'Youville College
MLK PARK
JOHNSON
LOVEJOY
Walden Galleria Mall
Cheektowaga Town Park
La Salle Park
Coca-Cola Field
First Niagara Center
EMSLIE
KAISERTOWN
TRIANGLE
TIFFT
Tifft Nature Preserve
GARDENVILLE
Cazenovia Park
Cazenovia Golf Course
NEW YORK STATE THRUWAY
South Park
Holy Cross Cemetery
Houghton College at West Seneca
KENMORE AVE
MAIN ST
ENGLEWOOD AVE
KENSINGTON AVE
KENSINGTON EXPY
E DELAVAN AVE
GENESEE ST
E FERRY ST
WALDEN AVE
BROADWAY ST
WILLIAM ST
CLINTON ST
COMO PARK BLVD
LOSSON RD
FRENCH RD
UNION RD
SENECA ST
RIDGE RD
S PARK AVE
BUFFALO SKWY
SCAJAQUADA EXPY
MILITARY RD
ELMWOOD AVE
DELAWARE AVE
COLVIN AVE
JEFFERSON AVE
BAILEY AVE
HARLEM RD
DICK RD
AERO DR
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

HYATT REGENCY - BUFFALO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Buffalo, New York	Cut-off Date Principal Balance	$25,461,498
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$64,296.71
Size (Rooms)(1)	396	Percentage of Initial Pool Balance	2.4%
Total TTM Occupancy as of 6/30/2012	71.9%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2012	71.9%	Type of Security	Both Fee Simple/Leasehold
Year Built / Latest Renovation	1910, 1984, 1985 / 2008-2010, 2012	Mortgage Rate	5.1100%
Appraised Value	$39,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Underwritten Revenues	$20,421,528
Underwritten Expenses	$16,399,434	Escrows
Underwritten Net Operating Income (NOI)	$4,022,094
Underwritten Net Cash Flow (NCF)	$3,205,232	Upfront	Monthly
Cut-off Date LTV Ratio	65.3%	Taxes	$23,935	$23,935
Maturity Date LTV Ratio(2)	44.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.22x / 1.77x	FF&E(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.8% / 12.6%	Other(4)	$200,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,500,000	100.0%	Loan Payoff	$21,123,876	82.8%
Closing Costs(5)	2,600,419	10.2
Principal Equity Distribution	1,551,770	6.1
Reserves	223,935	0.9
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

(1)	In addition to 396 rooms, collateral for the Hyatt Regency - Buffalo Loan includes the 28,058 SF Buffalo Conference Center.
(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $43,500,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 49.1%. See “—Appraisal” below.

(3)
Hyatt Corporation maintains an FF&E reserve of 4% annual revenue.  If at any time Hyatt Corporation does not maintain the reserve, a monthly FF&E reserve will be required totaling one-twelfth of 4% of annual revenue. See “—Escrows” below.

(4)
Other reserve represents a seasonality reserve which may be drawn on to fund monthly operating shortfalls due to seasonal fluctuations.  Funds used in any year will be replenished during the months of June-November and may be disbursed during the months of December-May. On each due date between June and November (beginning 2013), to the extent the balance of such reserve account is less than $200,000, the borrower will be required to make monthly payments equaling such shortfall. See “—Escrows” below.

(5)	Closing costs include $1,955,867 paid at origination to update the elevators and cooling systems at the Hyatt Regency - Buffalo Property which is currently in process.

■
The Mortgage Loan.  The mortgage loan (the “Hyatt Regency - Buffalo Loan”) is evidenced by a note in the original principal amount of $25,500,000 and is secured by a first mortgage encumbering a 396-room full service hotel located in Buffalo, New York (the “Hyatt Regency - Buffalo Hotel”) and an attached 28,058 SF conference center (the “Buffalo Conference Center”, and together with the Hyatt Regency - Buffalo Hotel, the “Hyatt Regency - Buffalo Property”).  The Hyatt Regency - Buffalo Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The Hyatt Regency - Buffalo Loan was originated on August 2, 2012 and represents approximately 2.4% of the Initial Pool Balance.  The note evidencing the Hyatt Regency - Buffalo Loan has a principal balance as of the Cut-off Date of $25,461,498 and an interest rate of 5.1100% per annum.  The borrower utilized a majority of the proceeds of the Hyatt Regency - Buffalo Loan to refinance existing debt secured by liens on the Hyatt Regency - Buffalo Property.

The Hyatt Regency - Buffalo Loan had an initial term of 120 months and has a remaining term of 119 months.  The Hyatt Regency - Buffalo Loan requires payments of interest and principal during the term of the loan based on a 25-year amortization schedule.  The scheduled maturity date is the due date in August 2022.  Voluntary prepayment of the Hyatt Regency - Buffalo Loan is prohibited prior to June 6, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

HYATT REGENCY - BUFFALO

■
The Mortgaged Property.  The Hyatt Regency - Buffalo Hotel is a 396-room, full service hotel located in Buffalo, New York that was constructed in 1910, 1984 and 1985, and renovated between 2008 and 2010 and in 2012.

The collateral for the Hyatt Regency – Buffalo Loan also includes the Buffalo Conference Center, an approximately 28,058 SF facility (which includes a 1,839 SF pedestrian walkway) that is attached to the Hyatt Regency - Buffalo Hotel and includes 9,065 SF of conference space that is utilized by the Hyatt Regency - Buffalo Hotel for conferences and meetings.  Additionally, at the Buffalo Conference Center, 15,654 SF of office space is leased to three tenants: Innovative Health Services, the U.S. Equal Employment Opportunity Commission and Buffalo Intelligent Technology System.  The Snyder Corporation, an affiliate of the borrower under the Hyatt Regency - Buffalo Loan, also leases 1,500 SF at the Buffalo Conference Center, which has been excluded from the underwriting.

The following table presents certain information relating to the 2011 demand analysis with respect to the Hyatt Regency - Buffalo Property based on market segmentation, as provided in the appraisal for the Hyatt Regency - Buffalo Property:

2011 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Hyatt Regency - Buffalo	45%	15%	40%

(1)	Source: Appraisal.

The following table presents certain information relating to the year-to-date through June 2012 penetration rates relating to the Hyatt Regency - Buffalo Property and various market segments, as provided in the June Smith Travel Research report for the Hyatt Regency - Buffalo Property:

Year-to-Date Through 6/30/2012 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Hyatt Regency - Buffalo	106.2%	106.3%	112.9%

(1)	Source: June 2012 STR Report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency - Buffalo Property:

Hyatt  Regency - Buffalo(1)
	2010	2011	TTM 6/30/2012
Occupancy	73.1%	71.8%	71.9%
ADR	$99.75	$108.41	$112.67
RevPAR	$72.92	$77.87	$80.96

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

HYATT REGENCY - BUFFALO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency - Buffalo Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$10,539,678	$11,255,338	$11,734,723	$11,734,723	$29,633
Food & Beverage Revenue	6,822,446	7,465,868	7,650,659	7,650,659	19,320
Other Revenue(2)	655,908	845,654	1,067,032	1,036,146	2,617
Total Revenue	$18,018,032	$19,566,860	$20,452,414	$20,421,528	$51,570

Room Expense	$3,227,507	$3,087,077	$3,112,161	$3,112,161	$7,859
Food & Beverage Expense	5,212,399	5,521,354	5,531,763	5,531,763	13,969
Other Expense(3)	474,039	583,112	617,944	577,541	1,458
Total Departmental Expense	$8,913,945	$9,191,543	$9,261,868	$9,221,465	$23,287
Total Undistributed Expense	6,105,767	6,190,355	6,156,399	6,167,020	15,573
Total Fixed Charges	649,718	681,368	776,454	1,010,949	2,553
Total Operating Expenses	$15,669,430	$16,063,266	$16,194,721	$16,399,434	$41,413

Net Operating Income	$2,348,602	$3,503,594	$4,257,692	$4,022,094	$10,157
FF&E	531,075	576,197	600,640	816,861	2,063
Net Cash Flow	$1,817,527	$2,927,397	$3,657,052	$3,205,232	$8,094

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking income, other hotel income and Buffalo Conference Center income.
(3)	Other expenses include parking expense and Buffalo Conference Center expense.

■
Appraisal.  According to the appraisal, the Hyatt Regency - Buffalo Property had an “as is” appraised value of $39,000,000 as of an effective date of July 16, 2012. The Hyatt Regency - Buffalo Property has an “as stabilized” appraised value of $43,500,000 as of an effective date of August 1, 2015, which assumes the completion of all scheduled renovations in a timely manner.

■
Environmental Matters.  The Phase I environmental report dated May 30, 2012, concluded that on-site dry cleaning had been conducted for approximately 11 years starting in the late 1980s.  No dry cleaning spills or other releases were reported or identified; however, the potential for historic impacts cannot be ruled out unless Phase II sampling were to be performed.  In lieu of Phase II sampling, the borrower obtained a $5 million environmental insurance policy in favor of the lender to insure against any liability resulting from any such historic impacts.

■
Market Overview and Competition.  The Hyatt Regency - Buffalo Property is located in Downtown Buffalo, New York, in the CBD submarket.  The Hyatt Regency - Buffalo Property is connected via an enclosed, climate controlled sky-bridge to the Buffalo Niagara Convention Center (which is not part of the collateral), which was built in 1978, renovated in 2010, and features over 110,000 SF of meeting space.  The Hyatt Regency - Buffalo Property is also located within a mile of the Buffalo Niagara Medical Campus and The University of Buffalo Downtown Medical campus, each of which is currently undergoing or is expected to soon be undergoing a combined $500 million in renovations.  The CBD has 8.3 million SF of office space and a 2011 vacancy rate of 8.8%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

HYATT REGENCY - BUFFALO

The following table presents certain information relating to the competitive set for the Hyatt Regency - Buffalo Property:

Property	Number of Rooms	Year Built	2011 Occupancy	2011 ADR	2011 RevPAR
Hyatt Regency – Buffalo	396	1910, 1984, 1985	72%	$108	$77.87
Embassy Suites Buffalo	182	2009	81%	$150	$121.50
Doubletree Club Buffalo Downtown	100	1998	66%	$103	$67.98
Hampton Inn & Suites Buffalo Downtown	139	2001	80%	$130	$104.00
Adam’s Mark Buffalo	486	1980	56%	$84	$47.04
Comfort Suites Downtown Buffalo	146	1980	70%	$85	$59.50
Holiday Inn Buffalo Downtown	167	1966	64%	$90	$57.60

Source: Appraisal.

■
The Borrower.  The borrower is Genesee Hotel Properties, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency - Buffalo Loan.  The majority owner of the indirect interests in the borrower of the Hyatt Regency - Buffalo Loan is Paul L. Snyder II, the non-recourse carveout guarantor of the Hyatt Regency - Buffalo Loan.

■
Leasehold Interest.  The fee interests in the Hyatt Regency - Buffalo Hotel and the Buffalo Conference Center are each held by the Erie County Industrial Development Agency (“IDA”) and are each leased to the borrower under separate leases.  This structure was instituted to take advantage of a Payment In Lieu of Taxes (“PILOT”) program, which will expire in 2013, upon which the fee ownership in the Hyatt Regency - Buffalo Property is required to be conveyed to the borrower, pursuant to the loan documents.

■
Escrows.  At origination, the borrower funded (a) an escrow reserve in the amount of $23,935 in respect of a tax reserve and (b) a seasonality reserve in the amount of $200,000.  On each due date, the borrower is required to fund: (i) a tax and insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, but no reserves for insurance premiums related to the Hyatt Regency - Buffalo Hotel are required so long as the Hyatt Regency - Buffalo Hotel is covered by a blanket policy, and no reserves for insurance premiums related to the Buffalo Conference Center are required for so long as the borrower provides evidence of payment of all applicable premiums at least five business days before they are due; (ii) a reserve for furniture, fixtures and equipment in an amount equal to 4% of the borrower’s annual revenue on the Hyatt Regency - Buffalo Property (but no such reserve is required to the extent that a reserve or escrow for the same purpose and in the same amount is funded by Hyatt Corporation pursuant to the hotel management agreement); and (iii) on each payment date that occurs between June and November (beginning in 2013), a reserve for seasonal fluctuations, to the extent the amount on deposit in such reserve account is less than $200,000, in the amount equaling such shortfall.

Furthermore, during the continuance of a Hyatt Regency - Buffalo Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows and budgeted and approved operating expenses be reserved and held as additional collateral for the Hyatt Regency - Buffalo Loan.

A “Hyatt Regency - Buffalo Trigger Period” means any period (a) from (i) the conclusion of any fiscal quarter during which trailing twelve-month net operating income is less than $2,628,290.24, to (ii) the conclusion of the second of any two consecutive fiscal quarters thereafter during each of which trailing twelve-month net operating income is equal to or greater than $2,628,290.24; or (b) commencing as of ten days following the borrower’s receipt of notice and failure to deliver annual, quarterly, or monthly financial statements as required by the loan agreement, and ending upon the delivery of such financial statements which do not otherwise reveal the existence of a Hyatt Regency - Buffalo Trigger Period.

■
Lockbox and Cash Management.  All credit card receivables, all cash revenues and all other money received by the borrower, or a property manager with respect to the Hyatt Regency - Buffalo Hotel or the Buffalo Conference Center, as applicable, are required to be deposited into an operating account established by the respective property manager pursuant to the applicable Management Agreement, which operating accounts are subject to

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

HYATT REGENCY - BUFFALO

an account control agreement in favor of the lender.  Subject to the terms of the Hotel Management Agreement, Hyatt Corporation is required to pay all costs and expenses incurred in connection with the operation of the Hyatt Regency - Buffalo Hotel and all other amounts required or permitted to be paid by Hyatt Corporation in the performance of its duties and obligations with respect to the Hyatt Regency - Buffalo Hotel (including all management fees payable to Hyatt Corporation) out of the operating account or the FF&E account maintained by Hyatt Corporation.  All amounts required to be paid by Hyatt Corporation to the borrower under the Hotel Management Agreement must instead be remitted to a cash management account under the control of the lender.  On each business day that no event of default under the Hyatt Regency - Buffalo Loan or Hyatt Regency - Buffalo Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an account owned and controlled by the borrower, provided that the borrower may cause Hyatt Corporation to maintain a balance of up to $250,000 in the operating account related to the Hyatt Regency - Buffalo Hotel, and the borrower may maintain a balance of up to $50,000 in the operating account related to the Buffalo Conference Center, for additional working capital requirements associated with the operation of the Hyatt Regency - Buffalo Hotel or the Buffalo Conference Center, as applicable.

■
Property Management.  The Hyatt Regency - Buffalo Hotel is currently managed by Hyatt Corporation, a third-party property manager, pursuant to a hotel management agreement (the “Hotel Management Agreement”), while the Buffalo Conference Center is currently managed by Snyder Corp., an affiliate of the borrower, pursuant to a property management agreement (the “Property Management Agreement”, and together with the Hotel Management Agreement, each a “Management Agreement”). Under the loan documents, the Hyatt Regency - Buffalo Property may be managed by Hyatt Corporation or Snyder Corp., as applicable, or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of a material default by a property manager under a Management Agreement (after the expiration of any applicable notice and/or cure periods), or the filing of a bankruptcy petition or a similar event, the lender has the right: (a) in the case of the Hyatt Regency - Buffalo Hotel, to require the borrower to exercise any and all available remedies under the Hotel Management Agreement, and if the exercise of such remedies results in the termination of the property manager, engage a replacement property manager reasonably acceptable to the lender, and (b), in the case of the Buffalo Conference Center, to terminate or require the borrower to terminate the Property Management Agreement, and engage a replacement property manager selected by the lender, with the reasonable consent of the borrower if such consent is sought prior to any foreclosure, conveyance in lieu of foreclosure, or any similar transaction.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hyatt Regency - Buffalo Property (plus twelve months of business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Hyatt Regency - Buffalo Loan as required by the preceding sentence, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance shall not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hyatt Regency - Buffalo Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PLAINS CAPITAL TOWERS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA · DATA © BROADMAP
Plains Capital Towers
6000 and 6100 Western Place
Fort Worth, TX 76107
FORT WORTH
DALLAS
Celina
Weston
Aubrey
Krugerville
Krum
Denton
Decatur
Prosper
Lincoln Park
Little Elm
McKinney
Ponder
Oak Point
Shady Shores
Hackberry
Frisco
Corinth
Lewisville Lake
The Colony
Allen
Dish
Corral City
Argyle
New Fairview
Justin
Highland Village
Boyd
Northlake
Bartonville
Double Oak
Plano
Aurora
Rhome
Flower Mound
Lewisville
Hebron
Roanoke
Newark
Westlake
Grapevine Lake
Carrollton
Addison
Haslet
Coppell
Grapevine
Southlake
Farmers Branch
Richardson
Reno
Keller
Pelican Bay
Sanctuary
Azle
Eagle Mountain Lake
Colleyville
Dallas/Fort Worth International Airport
Saginaw
Watauga
Blue Mound
North Richland Hills
Bedford
University Park
Lakeside
Lake Worth
Dallas Love Field
Haltom City
Hurst
Euless
Highland Park
Richland Hills
Irving
Willow Park
Arlington
Grand Prairie
Cockrell Hill
Pantego
Mountain Creek Lake
Aledo
Dalworthington Gardens
Benbrook
Benbrook Lake
Edgecliff Village
Forest Hill
Kennedale
Duncanville
Hutchins
Everman
Joe Pool Lake
Desoto
Lancaster
Wilmer
Cedar Hill
Crowley
Mansfield
Glenn Heights
Ovilla
Ferris
Cresson
Burleson
Red Oak
Oak Leaf
Briaroaks
Cross Timber
Midlothian
Pecan Hill
Godley
Joshua
Venus
Palmer
Alvarado
Keene
Waxahachie
Cleburne
Maypearl
Grandview
Bardwell
Rio Vista
35
35E
35W
20
30
45
635
820
288
380
287
121
75
289
199
114
161
360
183
12
67

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Fort Worth, Texas		Cut-off Date Principal Balance		$23,948,280
Property Type	Office		Cut-off Date Principal Balance per SF		$56.34
Size (SF)	425,040		Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 6/1/2012	90.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2012	90.2%		Type of Security		Fee Simple
Year Built / Latest Renovation	1977, 1980 / 2010, 2011		Mortgage Rate		4.9500%
Appraised Value(1)	$40,430,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		360
Underwritten Revenues	$7,467,349
Underwritten Expenses	$3,782,115		Escrows
Underwritten Net Operating Income (NOI)	$3,685,233			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,938,618		Taxes	$456,281	$65,183
Cut-off Date LTV Ratio	59.2%		Insurance	$51,516	$0
Maturity Date LTV Ratio	54.7%		Replacement Reserves	$0	$15,598
DSCR Based on Underwritten NOI / NCF	2.40x / 1.91x		TI/LC(2)	$0	$53,130
Debt Yield Based on Underwritten NOI / NCF	15.4% / 12.3%		Other(3)	$2,392,858	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	93.2%	Purchase Price	$21,995,000	85.4%
Principal’s New Cash Contribution	1,740,234	6.8	Reserves	2,900,654	11.3
			Closing Costs	844,579	3.3

Total Sources	$25,740,234	100.0%	Total Uses	$25,740,234	100.0%

(1)	Appraised Value includes $430,000 in excess land value. See “—Appraisal” below.
(2)	TI/LC reserve capped at $1,000,000.
(3)	Other reserves include a deferred maintenance reserve ($900,378), unfunded obligations reserve ($892,480) and a 2013 rollover reserve ($600,000). See”—Escrows” below.

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The Mortgage Loan.  The mortgage loan (the “Plains Capital Towers Loan”) is evidenced by a note in the original principal amount of $24,000,000 and is secured by a first mortgage encumbering two office buildings located in Fort Worth, Texas (the “Plains Capital Towers Property”).  The Plains Capital Towers Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Plains Capital Towers Loan was originated on June 15, 2012 and represents approximately 2.3% of the Initial Pool Balance.  The note evidencing the Plains Capital Towers Loan has an outstanding principal balance as of the Cut-off Date of $23,948,280 and an interest rate of 4.9500% per annum.  The proceeds of the Plains Capital Towers Loan were used to acquire the Plains Capital Towers Property.

The Plains Capital Towers Loan had an initial term of 60 months and has a remaining term of 58 months.  The Plains Capital Towers Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2017.  Voluntary prepayment of the Plains Capital Towers Loan is prohibited prior to April 6, 2017.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Plains Capital Towers Property is comprised of two 10-story office buildings containing approximately 425,040 SF, and two parking garages containing 1,523 parking spaces. The Plains Capital Towers Property is in the West Southwest submarket within the City of Fort Worth.  The buildings at the Plains Capital Towers Property were constructed in 1977 and 1980, and were renovated in 2010 and 2011, respectively.  In addition, each building has its own parking garage and surface parking lot.  Tenants at the Plains Capital Towers Property include Lockheed Martin, BAE Systems, and Apex Capital Corp, although no tenant accounts for more than 9.2% of the total rent at the Plains Capital Towers Property.  As of June 1, 2012, the Total Occupancy and Owned Occupancy were both 90.2%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

The following table presents certain information relating to the tenants at the Plains Capital Towers Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Lockheed Martin	A- / Baa1 / A-	38,214	9.0%	$668,745	10.0%	$17.50	12/31/2013	NA
BAE Systems(2)	BBB+ / Baa2 / BBB+	37,511	8.8	642,719	9.6	17.13	(3)	NA
Apex Capital Corp(4)	NR / NR / NR	28,844	6.8	510,498	7.6	17.70	12/31/2021	NA
Leprechaun, LLC(5)	NR / NR / NR	20,360	4.8	366,480	5.5	18.00	1/31/2020	NA
Taylor, Olson, Adkins, Sralla	NR / NR / NR	20,080	4.7	341,360	5.1	17.00	11/30/2014	NA
LIFO Systems	NR / NR / NR	12,123	2.9	254,583	3.8	21.00	11/30/2013	NA
Alice L. Whitten Standing Chapter	NR / NR / NR	13,710	3.2	236,498	3.5	17.25	1/31/2015	NA
Plains Capital Bank(6)	NR / NR / NR	10,798	2.5	232,157	3.5	21.50	2/28/2014	NA
Office of the Attorney General	NR / NR / NR	14,095	3.3	229,733	3.4	16.30	12/31/2015	NA
Vitas Healthcare	NR / NR / NR	12,573	3.0	216,884	3.2	17.25	12/31/2016	NA
Ten Largest Tenants		208,308	49.0%	$3,699,655	55.3%	$17.76
Remaining Tenants		175,026	41.2	2,987,916	44.7	17.07
Vacant		41,706	9.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		425,040	100.0%	$6,687,571	100.0%	$17.45

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
BAE Systems has a one-time early termination option on the 31,716 SF (expiring on 8/31/2017) beginning in August 2015 subject to 270 days’ notice and payment of 3 months base rent and unamortized leasing commissions.

(3)	BAE Systems has 31,716 SF (base rent of $17.25 per SF) expiring on 8/31/2017 and 5,795 SF (base rent of $16.50 per SF) expiring on 6/30/2013.
(4)	Apex Capital Corp includes 258 SF of storage space on a MTM basis and base rent of $12.00 per SF.
(5)
Leprechaun, LLC has an early termination option on the last day of April 2015 or the last day of January 2017 subject to 270 days’ notice and payment of unamortized tenant improvements and leasing commissions.

(6)
Plains Capital Bank occupies 4,468 SF (base rent of $21.50 per SF) and subleases the remaining space to two tenants: Firefighters of Texas Benefit Services (3,727 SF, base rent of $14.50 per SF) and WDS Partners (2,603 SF, base rent of $12.45 per SF).

The following table presents the lease rollover schedule at the Plains Capital Towers Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	7,141	1.7%	1.7%	$9,645	0.1%	$1.35	7
2012	12,794	3.0	4.7%	254,186	3.8	19.87	4
2013	84,025	19.8	24.5%	1,488,373	22.3	17.71	14
2014	46,656	11.0	35.4%	856,047	12.8	18.35	10
2015	35,368	8.3	43.8%	591,020	8.8	16.71	6
2016	59,431	14.0	57.7%	1,064,933	15.9	17.92	11
2017	59,867	14.1	71.8%	1,046,691	15.7	17.48	8
2018	17,504	4.1	75.9%	308,464	4.6	17.62	3
2019	0	0.0	75.9%	0	0.0	0.00	0
2020	20,360	4.8	80.7%	366,480	5.5	18.00	1
2021	28,586	6.7	87.5%	507,402	7.6	17.75	2
2022	11,602	2.7	90.2%	194,334	2.9	16.75	1
2023 & Thereafter	0	0.0	90.2%	0	0.0	0.00	0
Vacant	41,706	9.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	425,040	100.0%		$6,687,571	100.0%	$17.45	67

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Plains Capital Towers Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	93.4%	86.7%	88.8%

(1)	As provided by the borrower which reflects average occupancy for the year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plains Capital Towers Property:

Cash Flow Analysis(1)
	2010	2011	TTM 4/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,315,010	$6,155,817	$6,160,655	$6,687,571	$15.73
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	780,955	1.84
Total Rent	$6,315,010	$6,155,817	$6,160,655	$7,468,526	$17.57
Total Reimbursables	646,624	510,258	575,286	584,683	1.38
Parking Income	43,714	43,417	44,491	43,416	0.10
Other Income(3)	115,616	280,279	164,612	151,678	0.36
Less Vacancy & Credit Loss	(23,102)	(223,230)	0	(780,955)	(1.84)
Effective Gross Income	$7,097,862	$6,766,541	$6,945,044	$7,467,349	$17.57

Total Operating Expenses	$4,041,693	$3,422,362	$3,580,536	$3,782,115	$8.90

Net Operating Income	$3,056,169	$3,344,179	$3,364,508	$3,685,233	$8.67
TI/LC	0	0	0	559,444	1.32
Capital Expenditures	0	0	0	187,171	0.44
Net Cash Flow	$3,056,169	$3,344,179	$3,364,508	$2,938,618	$6.91

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/1/2012 and rent steps through 3/1/2013.
(3)	Includes other rental charges, signage income and other income line items.

■
Appraisal.  According to the appraisal, the Plains Capital Towers Property had an “as-is” appraised value of $40,000,000, and excess land at the Plains Capital Towers Property had an “as-is” appraised value of $430,000, each as of an effective date of April 11, 2012.

■
Environmental Matters.  According to the Phase I environmental report, dated April 13, 2012, there are no recommendations for further action at the Plains Capital Towers Property other than (1) developing an Operations and Maintenance Program plan to address any potential asbestos present at the Plains Capital Towers Property, and (2) obtaining documentation from the Texas Commission on Environmental Quality confirming the closure of a historical underground storage tank.

■
Market Overview and Competition.  The Plains Capital Towers Property is located in the West Southwest submarket of Fort Worth within in the Dallas-Fort Worth-Arlington MSA.  Freeway access to the Plains Capital Towers Property is provided by Interstate 30.  The Dallas / Fort Worth Office market ended the fourth quarter 2011 with a vacancy rate of 16.4%. The vacancy rate was down over the previous quarter vacancy of 16.7%, with net absorption totaling positive 1,245,647 SF in the fourth quarter. Rental rates ended the fourth quarter at $19.33 per SF, an increase over the previous quarter rent of $19.22 per SF. The West Southwest Fort Worth submarket has an average vacancy rate of 8.8% and average rental rates of $20.68 per SF. The submarket’s Class B designated buildings have an average vacancy rate of 9.6% and average rental rates of $20.93 per SF.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Plains Capital Towers Property:

Office Lease Comparables(1)
	Plains Capital Towers	Ridglea Bank Building	University Centre I	Building 1200	One Ridgmar Centre
Year Built	1977 / 1980	1973 / 1993	1984	1974 / 1995	1986
Total GLA	425,040	181,601	99,267	120,496	177,199
Total Occupancy	90%	97%	89%	90%	94%
Quoted Rent Rate per SF	$17.50	$21.00	$22.00	$20.00	$21.50
Expense Basis	Gross + E	FSG	Gross + E	Gross + E	Gross + E

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Plains Capital Towers Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF(2)	Occupancy
Plains Capital Towers	Fort Worth	NAP	1977, 1980	425,040	NAP	NAP	90%
Summit at Las Colinas	Irving	November 2011	1984	375,706	$48,600,000	$129.36	91%
Lee Parkway	Dallas	August 2011	1983	233,543	$31,500,000	$134.88	95%
3100 Monticello	Dallas	March 2011	1983	174,879	$22,500,000	$128.66	65%
Northpark Central I	Dallas	February 2011	1982	491,803	$64,400,000	$130.95	92%
750 Canyon	Coppell	September 2010	1998	234,242	$24,992,171	$106.69	80%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is ARPT Western Place Owner, LLC, a single-purpose, single-asset entity.  The borrower of the Plains Capital Towers Loan is indirectly owned, in part, by Steven J. Kassin and American Recovery Property OP, LP, who are also the non-recourse carveout guarantors under the Plains Capital Towers Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of (a) $456,281 in respect of certain tax expenses, (b) $51,516 in respect of certain insurance premiums, (c) $900,378 in respect of certain deferred maintenance expenses, (d) $600,000 in respect of certain tenant improvement and leasing commissions associated with tenant rollovers in 2013, and (e) $892,480 in respect of certain unfunded obligations for unpaid tenant improvement allowances, leasing commissions, and free or abated rent owed in relation to various leases at the Plains Capital Towers Property.  On each due date, the borrower is required to fund (a) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period, but no reserves for insurance premiums are required so long as no event of default is continuing, borrower delivers evidence that the insurance (other than the general liability insurance) is being paid through a premium financing agreement, lender maintains an amount equal to 6 months of the annual insurance premiums to be paid pursuant to the premium financing agreement  and borrower provides proof of payment prior to delinquency of any installments due in relation to the premium financing agreement as well as any applicable premiums related to the general liability insurance policies maintained by borrower for the property.  Any amounts held by lender may be utilized to acquire any necessary insurance in the event the borrower does not provide proof of payment as required, (b) a reserve of $53,130 in respect of certain general tenant improvement and leasing conditions, to the extent the cumulative balance of the tenant improvement and leasing commission reserve account and the 2013 rollover reserve account is less than $1,000,000, and (c) a reserve of $15,598 in respect of certain capital expenditure expenses.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

A “Plains Capital Towers Cash Management Period” means any of the following: (i) the period from the commencement of the initial Plains Capital Towers Trigger Period until the end of such Plains Capital Towers Trigger Period; (ii) the period from the occurrence of the initial event of default until the end of such event of default as determined by the lender in its reasonable discretion; or (iii) the period from the occurrence of any subsequent event of default or Plains Capital Towers Trigger Period until the satisfaction in full of the Plains Capital Towers Loan.  No Plains Capital Towers Cash Management Period will be terminated during the continuance of a default or an event of default, or the occurrence of an event that could cause an additional Plains Capital Towers Cash Management Period. In the event any Plains Capital Towers Cash Management Period is terminated, the Plains Capital Towers Cash Management Period will be reinstated upon the subsequent occurrence of any of the triggering events described herein.

A “Plains Capital Towers Trigger Period” means any period (a) from (i) the conclusion of any fiscal quarter during which trailing twelve-month net operating income is less than $2,820,191.20, to (ii) the conclusion of the second of any two consecutive fiscal quarters thereafter during each of which trailing twelve-month net operating income is equal to or greater than $2,820,191.20; or (b) commencing upon the borrower’s failure to deliver annual, quarterly, or monthly financial statements as required by the loan agreement, and ending upon the delivery of such financial statements which do not otherwise reveal the existence of a Plains Capital Towers Trigger Period.

■
Lockbox and Cash Management.  The Plains Capital Towers Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to the lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account, or if there is an ongoing Plains Capital Towers Cash Management Period into the lockbox account or a lender controlled cash management account, in either case within one business day after receipt.  All amounts in the lockbox account are swept to the borrower’s operating account (pledged to the lender) on a daily basis, provided, during a Plains Capital Towers Cash Management Period the amounts in the lockbox account are required to be swept to the cash management account. On each business day that no event of default under the Plains Capital Towers Loan is continuing or Plains Capital Towers Cash Management Period is in effect, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted the operating account.  During the continuance of an event of default under the Plains Capital Towers Loan, the lender may apply any funds in the cash management account to amounts payable under the Plains Capital Towers Loan and/or toward the payment of expenses of the Plains Capital Towers Property, in such order of priority as the lender may determine.

■
Property Management.  The Plains Capital Towers Property is currently managed by American Recovery Property Management, LP, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Plains Capital Towers Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if an event of default under the Plains Capital Towers Loan has occurred and is continuing.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

PLAINS CAPITAL TOWERS

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified acts and non-certified acts (as such terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Plains Capital Towers Property, plus business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Plains Capital Towers Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Plains Capital Towers Property are separately allocated under such blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WEST VALLEY SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	San Jose, California	Cut-off Date Principal Balance		$23,400,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$268.35
Size (SF)	87,200	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 8/1/2012	91.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2012	91.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1960, 2002 / NAP	Mortgage Rate		4.7815%
Appraised Value	$38,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(2)		360
		Borrower Sponsor	Joy Belli and Leland Belli
Underwritten Revenues	$3,106,365
Underwritten Expenses	$697,662	Escrows
Underwritten Net Operating Income (NOI)	$2,408,702		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,343,363	Taxes	$87,193	$21,798
Cut-off Date LTV Ratio	61.6%	Insurance	$8,315	$2,772
Maturity Date LTV Ratio(1)	51.6%	Replacement Reserves(3)	$0	$1,090
DSCR Based on Underwritten NOI / NCF	1.64x / 1.59x	TI/LC(4)	$0	$3,333
Debt Yield Based on Underwritten NOI / NCF	10.3% / 10.0%	Other(5)	$781,587	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,400,000	99.9%	Loan Payoff	$13,437,323	57.4%
Principal’s New Cash Contribution	14,769	0.1	Other	8,735,440	37.3
			Reserves	877,096	3.7
			Closing Costs	364,911	1.6
Total Sources	$23,414,769	100.0%	Total Uses	$23,414,769	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $39,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 53.0%.
(2)	Interest only for the first 24 months.
(3)	Replacement reserves are capped at $39,240.
(4)	TI/LC reserves are capped at $200,000.
(5)	Other reserves represent a Sunflower Market reserve ($469,566) and an unfunded TI/LC reserve ($312,021).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the West Valley Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Sunflower Farmers Market	NR / NR / NR	32,952	37.8%	$939,132	36.0%	$28.50	6/30/2027	NA	NA	4, 5-year options
Pier 1 Imports	NR / NR / NR	12,228	14.0	371,487	14.2	30.38	2/28/2014	NA	NA	2, 5-year options
Beverages and More	NR / NR / NR	10,048	11.5	276,320	10.6	27.50	1/31/2022	NA	NA	3, 5-year options
Bank of America	A / Baa2 / A-	4,800	5.5	218,880	8.4	45.60	8/31/2022	NA	NA	4, 5-year options
Frankie, Johnny & Luigi’s	NR / NR / NR	6,736	7.7	199,777	7.7	29.66	3/31/2013	NA	NA	1, 5-year option
Chipotle Mexican Grill	NR / NR / NR	2,805	3.2	132,957	5.1	47.40	7/31/2019	NA	NA	4, 5-year options
Five Guys Burgers and Fries(3)	NR / NR / NR	2,280	2.6	101,232	3.9	44.40	10/31/2022	NA	NA	2, 5-year options
Amarin Thai Restaurant	NR / NR / NR	2,114	2.4	99,696	3.8	47.16	12/31/2017	NA	NA	1, 5-year option
Sole di Paradiso	NR / NR / NR	1,191	1.4	62,126	2.4	52.16	12/31/2012	NA	NA	NA
Postnet	NR / NR / NR	1,119	1.3	61,321	2.4	54.80	5/31/2013	NA	NA	1, 5-year option
Ten Largest Owned Tenants		76,273	87.5%	$2,462,929	94.5%	$32.29
Remaining Owned Tenants		3,733	4.3	144,277	5.5	38.65
Vacant Spaces (Owned Space)		7,194	8.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		87,200	100.0%	$2,607,206	100.0%	$32.59

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include Non-owned Anchors.
(3)	Five Guys Burgers and Fries has a signed lease and is expected to take occupancy and begin paying rent in October 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WEST VALLEY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the West Valley Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	1,191	1.4	1.4%	62,126	2.4	52.16	1
2013	7,855	9.0	10.4%	261,098	10.0	33.24	2
2014	12,228	14.0	24.4%	371,487	14.2	30.38	1
2015	877	1.0	25.4%	47,244	1.8	53.87	1
2016	0	0.0	25.4%	0	0.0	0.00	0
2017	2,114	2.4	27.8%	99,696	3.8	47.16	1
2018	0	0.0	27.8%	0	0.0	0.00	0
2019	4,601	5.3	33.1%	191,830	7.4	41.69	2
2020	1,060	1.2	34.3%	38,160	1.5	36.00	1
2021	0	0.0	34.3%	0	0.0	0.00	0
2022	17,128	19.6	54.0%	596,432	22.9	34.82	3
2023 & Thereafter	32,952	37.8	91.8%	939,132	36.0	28.50	1
Vacant	7,194	8.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	87,200	100.0%		$2,607,206	100.0%	$32.59	13

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the West Valley Shopping Center Property:

Historical Leased %(1)
	2009	2010(2)	2011(2)	TTM 6/30/2012(2)
Owned Space	96.2%	79.4%	47.2%	48.5%

(1)	As provided by the borrower and represents the monthly weighted average occupancy for the indicated year.
(2)
PW Supermarkets vacated 43,000 SF in August 2010. Sunflower Farmers Market (32,952 SF) and Beverages and More (10,048 SF) backfilled the space signing new leases as of June 2012 and December 2011, respectively. As of 8/1/2012 the Total and Owned Occupancy was 91.8%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WEST VALLEY SHOPPING CENTER

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Valley Shopping Center Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 6/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,717,294	$1,647,594	$1,535,812	$1,526,526	$2,607,206	$29.90
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue(3)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	292,867	3.36
Total Rent	$1,717,294	$1,647,594	$1,535,812	$1,526,526	$2,900,073	$33.26
Total Reimbursables	334,925	171,995	275,787	239,948	499,159	5.72
Other Income	2,500	0	11,542	12,042	0	0.00
Vacancy & Credit Loss	0	0	0	0	(292,867)	(3.36)
Effective Gross Income	$2,054,719	$1,819,589	$1,823,141	$1,778,516	$3,106,365	$35.62

Total Operating Expenses	$467,490	$551,828	$743,603	$673,523	$697,662	$8.00

Net Operating Income	$1,587,229	$1,267,762	$1,079,539	$1,104,993	$2,408,702	$27.62
TI/LC	0	0	0	0	52,259	0.60
Capital Expenditures	0	0	0	0	13,080	0.15
Net Cash Flow	$1,587,229	$1,267,762	$1,079,539	$1,104,993	$2,343,363	$26.87

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 6/30/2012 rent roll with rent steps through 3/31/2013.
(3)	Other rental revenue consists of miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WILCOX OFFICE BUILDING

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller		CGMRC
Location (City/State)		Fort Worth, Texas	Cut-off Date Principal Balance		$22,877,378
Property Type		Office	Cut-off Date Principal Balance per SF		$121.74
Size (SF)		187,927	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 3/31/2012		96.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2012		96.6%	Type of Security		Fee Simple
Year Built / Latest Renovation		2009 / NAP	Mortgage Rate		5.2500%
Appraised Value		$35,000,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Borrower Sponsor		William R. Cawley
Underwritten Revenues		$4,112,152
Underwritten Expenses		$1,734,015	Escrows
Underwritten Net Operating Income (NOI)		$2,378,137		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$2,119,913	Taxes	$373,034	$53,291
Cut-off Date LTV Ratio		65.4%	Insurance	$20,420	$1,702
Maturity Date LTV Ratio		54.3%	Replacement Reserves	$0	$2,349
DSCR Based on Underwritten NOI / NCF		1.56x / 1.39x	TI/LC	$0	$19,170
Debt Yield Based on Underwritten NOI / NCF		10.4% / 9.3%	Other(1)	$561,346	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,950,000	98.5%	Loan Payoff	$21,726,890	93.3%
Principal’s New Cash Contribution	292,244	1.3	Reserves	954,800	4.1
Other Sources	50,000	0.2	Closing Costs	610,554	2.6
Total Sources	$23,292,244	100.0%	Total Uses	$23,292,244	100.0%

(1)	Includes a $301,971 reserve for prepaid rent associated with the Alcon tenant, a $250,000 reserve for TI/LCs associated with vacant space, and a $9,375 reserve for deferred maintenance.

The following table presents certain information relating to all the tenants at the Wilcox Office Building Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Alcon Laboratories, Inc.(2)(3)	AA / Aa2 / AA-	87,191	46.4%	$1,811,829	46.1%	$20.78	5/31/2017	3, 3-year options
Lockheed Martin Corporation(4)	A- / Baa1 / A-	61,945	33.0	1,375,179	35.0	22.20	6/30/2017	3, 5-year options
The Art Institute of Fort Worth	NR / NR / NR	20,680	11.0	480,810	12.2	23.25	7/31/2020	2, 5-year options
Go Frac, LLC	NR / NR / NR	7,093	3.8	163,139	4.2	23.00	5/31/2017	NA
ITTExelis	NR / Baa3 / BBB	2,880	1.5	69,120	1.8	24.00	10/31/2015	2, 5-year options
Venture 360 Construction	NR / NR / NR	1,752	0.9	26,280	0.7	15.00	3/31/2017	NA
Total Tenants		181,541	96.6%	$3,926,357	100.0%	$21.63
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		6,386	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		187,927	100.0%	$3,926,357	100.0%	$21.63

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Alcon Laboratories, Inc. was acquired by Novartis in 2011.
(3)
Alcon Laboratories, Inc. has a one-time right to terminate at the end of the 39th month (5/31/2015) by giving at least 12 months written notice and payment of termination penalties generally comprised of unamortized tenant improvements, leasing commissions legal fees and other costs.

(4)
Lockheed Martin Corporation has a one-time right to terminate at the end of the 66th month (6/30/2015) by giving at least 9 months written notice and payment of termination penalties generally comprised of unamortized tenant improvements, leasing commissions legal fees and other costs.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WILCOX OFFICE BUILDING

The following table presents the lease rollover schedule at the Wilcox Office Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	2,880	1.5	1.5%	69,120	1.8	24.00	1
2016	0	0.0	1.5%	0	0.0	0.00	0
2017	157,981	84.1	85.6%	3,376,427	86.0	21.37	4
2018	0	0.0	85.6%	0	0.0	0.00	0
2019	0	0.0	85.6%	0	0.0	0.00	0
2020	20,680	11.0	96.6%	480,810	12.2	23.25	1
2021	0	0.0	96.6%	0	0.0	0.00	0
2022	0	0.0	96.6%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	96.6%	0	0.0	0.00	0
Vacant	6,386	3.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	187,927	100.0%		$3,926,357	100.0%	$21.63	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Wilcox Office Building Property:

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wilcox Office Building Property:

Cash Flow Analysis(1)
	2011(2)	TTM 3/31/2012(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,928,663	$1,933,905	$3,926,357	$20.89
Contractual Rent Steps	0	0	12,828	0.07
Gross Up Vacancy	0	0	146,878	0.78
Total Rent	$1,928,663	$1,933,905	$4,086,063	$21.74
Total Reimbursables	26,024	36,793	95,738	0.51
Other Income(4)	302,171	302,680	263,233	1.40
Less Vacancy & Credit Loss	0	0	(332,883)	(1.77)
Effective Gross Income	$2,256,858	$2,273,378	$4,112,152	$21.88

Total Operating Expenses	$1,447,789	$1,465,239	$1,734,015	$9.23

Net Operating Income	$809,069	$808,139	$2,378,137	$12.65
TI/LC	0	0	230,035	1.22
Capital Expenditures	0	0	28,189	0.15
Net Cash Flow	$809,069	$808,139	$2,119,913	$11.28

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Wilcox Office Building Property was constructed in 2009 and was in lease-up through early 2012.
(3)	Underwritten base rent based on contractual rents as of 3/31/2012 and rent steps through 10/31/2012.
(4)	Other Income includes income from submetered electricity and parking.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WAUKEGAN MULTIFAMILY PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Waukegan, Illinois	Cut-off Date Principal Balance		$21,470,233
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$41,608.98
Size (Units)	516	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 5/10/2012	96.3%	Number of Related Mortgage Loans(1)		4
Owned Occupancy as of 5/10/2012	96.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.6500%
Appraised Value	$28,660,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor		Ibrahim Shihadeh
Underwritten Revenues	$4,537,303
Underwritten Expenses	$2,394,165	Escrows
Underwritten Net Operating Income (NOI)	$2,143,138		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,014,138	Taxes	$0	$72,741
Cut-off Date LTV Ratio	74.9%	Insurance	$29,036	$6,050
Maturity Date LTV Ratio	60.9%	Replacement Reserves	$0	$10,750
DSCR Based on Underwritten NOI / NCF	1.61x / 1.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.4%	Other(2)	$115,631	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,495,000	99.8%	Loan Payoff	$18,707,415	86.9%
Other Sources	40,000	0.2	Closing Costs	1,984,016	9.2
			Principal Equity Distribution	698,902	3.2
			Reserves	144,667	0.7
Total Sources	$21,535,000	100.0%	Total Uses	$21,535,000	100.0%

(1)	An indirect owner of the borrower is the indirect owner of the borrower of the 1263 West Pratt Boulevard loan, the 807 Church Street loan, and the Chicago Multifamily Portfolio loan.
(2)	Other reserve represents initial amounts for deferred maintenance.

The following table presents certain information relating to the Waukegan Multifamily Portfolio Properties:

Property Name	Allocated Cut-off Date Balance	# of Units	Allocated Cut- off Date Balance / Unit	Year Built / Latest Renovation	Appraised Value	Appraisal Date
Briarwood Apartments	$10,817,522	284	$38,090	1965 / NAP	$14,440,000	5/25/2012
Heritage Green Apartments	10,652,712	232	45,917	1971 / NAP	14,220,000	5/25/2012
Total / Wtd. Avg.	$21,470,233	516	$41,609		$28,660,000

The following table presents certain information relating to the units and rent at the Waukegan Multifamily Portfolio Properties:

Unit Type	# of Units	Avg. SF / Unit	Monthly Market Rent / Unit	Yearly Market Rent	Monthly Actual Rent / Unit	Yearly Actual Rent
Briarwood Apartments
1 Bed / 1 Bath	60	685	$665	$478,800	$664	$478,080
2 Bed / 1 Bath	224	825	745	2,002,560	745	2,002,560
Heritage Green Apartments
1 Bed / 1 Bath	46	775	735	405,720	728	401,856
2 Bed / 1.5 Bath	170	980	833	1,699,320	833	1,699,320
3 Bed / 2 Bath	16	1,300	985	189,120	989	189,888
Total / Wtd. Avg.	516	870	$771	$4,775,520	$771	$4,771,704

As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

WAUKEGAN MULTIFAMILY PORTFOLIO

The following table presents certain information relating to historical leasing at the Waukegan Multifamily Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011
Briarwood Apartments	98.0%	97.0%	97.5%
Heritage Green Apartments	NAP	92.7	93.9
Total / Wtd. Avg.	NAP	95.1%	95.9%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waukegan Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 3/31/2012	Underwritten	Underwritten $ per Unit
Base Rent	$4,210,565	$4,468,388	$4,496,615	$4,477,941	$4,599,180	$8,913.14
Gross Up Vacancy	0	0	0	0	171,936	$333.21
Vacancy	(77,358)	(115,354)	0	0	(295,290)	(572.27)
Total Rent Revenue	$4,133,207	$4,353,034	$4,496,615	$4,477,941	$4,475,826	$8,674.08
Other Rental Revenue	72,362	87,690	52,203	61,476	61,476	$119.14
Effective Gross Income	$4,205,569	$4,440,724	$4,548,818	$4,539,417	$4,537,303	$8,793.22

Total Operating Expenses	$2,274,153	$2,080,538	$2,126,973	$2,072,630	$2,394,165	$4,639.85

Net Operating Income	$1,931,416	$2,360,186	$2,421,845	$2,466,788	$2,143,138	$4,153.37
Replacement Reserves	0	0	0	0	129,000	250.00
Net Cash Flow	$1,931,416	$2,360,186	$2,421,845	$2,466,788	$2,014,138	$3,903.37

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUTTON PLACE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Natixis RE
Location (City/State)	Southfield, Michigan	Cut-off Date Principal Balance		$18,800,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$36,434.11
Size (Units)	516	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 6/30/2012	97.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2012	97.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1967-1974 / NAP	Mortgage Rate		5.9000%
Appraised Value	$33,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Borrower Sponsor		Dennis Doyle
Underwritten Revenues	$7,227,712
Underwritten Expenses	$3,610,361	Escrows
Underwritten Net Operating Income (NOI)	$3,617,351		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,271,631	Taxes	$452,440	$75,880
Cut-off Date LTV Ratio	56.1%	Insurance	$23,639	$11,820
Maturity Date LTV Ratio	54.0%	Replacement Reserves	$0	$28,810
DSCR Based on Underwritten NOI / NCF	2.70x / 2.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	19.2% / 17.4%	Other(1)	$237,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,800,000	71.3%	Loan Payoff	$24,612,744	93.4%
Principal’s New Cash Contribution	7,552,635	28.7	Closing Costs	1,026,312	3.9
			Reserves	713,579	2.7
Total Sources	$26,352,635	100.0%	Total Uses	$26,352,635	100.0%

(1)	Other upfront reserve represents a deferred maintenance reserve of $237,500.

The following table presents certain information relating to the units and rent at the Sutton Place Apartments Property:

Unit Type	Renovated	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Yearly Market Rent(1)	Monthly Actual Rent Per Unit(1)	Yearly Actual Rent(1)
2 BR 1 BA	No	1	1,700	$734	$8,808	$1,120	$13,440
2 BR 2 BA	No	136	1,570	843	10,116	989	11,869
2 BR 2 BA	No	184	1,570	1,065	12,781	1,025	12,304
2 BR 2 BA	No	44	1,795	1,344	16,131	1,412	16,938
2 BR 2 BA	No	51	2,003	1,526	18,315	1,566	18,790
3 BR 1 BA	No	1	1,800	884	10,608	1,520	18,240
3 BR 2 BA	No	32	2,225	1,680	20,163	1,554	18,646
3 BR 2 BA	No	67	2,606	1,832	21,982	1,751	21,007
Total/Wtd. Avg		516	1,808	$1,213	$14,552	$1,228	$14,738

(1)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Sutton Place Apartments Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	93.8%	94.8%	97.1%

(1)	As provided by the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUTTON PLACE APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sutton Place Apartments Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Unit
Base Rent	$7,054,103	$7,372,935	$7,544,984	$7,132,667	$7,616,922	$14,761
Vacancy Loss	(467,054)	(385,368)	(215,957)	(197,012)	(383,982)	(744)
Credit Loss	(167,751)	(111,724)	(59,738)	(67,951)	(67,951)	(132)
Concessions	(400,675)	(852,879)	(1,015,016)	(529,251)	(924,054)	(1,791)
Total Rent Revenue	$6,018,623	$6,022,964	$6,254,273	$6,338,452	$6,240,935	$12,095
Other Rental Revenue	0	0	0	0	0	0
Miscellaneous Revenue	886,293	838,745	977,556	986,777	986,777	1,912
Effective Gross Income	$6,904,916	$6,861,709	$7,231,829	$7,325,229	$7,227,712	$14,007

Total Operating Expenses	$3,538,162	$3,541,599	$3,608,128	$3,479,486	$3,610,361	$6,997

Net Operating Income	$3,366,754	$3,320,110	$3,623,701	$3,845,743	$3,617,351	$7,010
Replacement Reserves(2)	745,438	879,968	933,147	964,935	345,720	670
Net Cash Flow	$2,621,316	$2,440,142	$2,690,554	$2,880,808	$3,271,631	$6,340

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

(2)
Management has spent $4.95 million in capital expenditures since acquiring the Property in June 2006. Underwritten ongoing capital expenditure reserves of $345,720 or $670 per unit is based on the November 4, 2011 Property Condition Report (“PCA”) by DECA Real Estate Advisors.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

290 MADISON

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$14,947,118
Property Type	Office / Retail	Cut-off Date Principal Balance per SF		$368.89
Size (SF)	40,519	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 3/25/2012	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/25/2012	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1951 / 2012	Mortgage Rate		4.7500%
Appraised Value	$27,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor		Payman Yadidi
Underwritten Revenues	$1,943,167
Underwritten Expenses	$604,323	Escrows
Underwritten Net Operating Income (NOI)	$1,338,844		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,281,308	Taxes	$140,364	$23,394
Cut-off Date LTV Ratio	55.2%	Insurance	$28,859	$2,405
Maturity Date LTV Ratio	45.1%	Replacement Reserves	$0	$628
DSCR Based on Underwritten NOI / NCF	1.43x / 1.36x	TI/LC	$0	$4,167
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.6%	Other(1)	$14,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	97.7%	Loan Payoff	$11,000,000	71.6%
Other Sources	360,000	2.3	Principal Equity Distribution	3,454,489	22.5
			Closing Costs	722,038	4.7
			Reserves	183,473	1.2

Total Sources	$15,360,000	100.0%	Total Uses	$15,360,000	100.0%

(1)	Other upfront reserve represents a deferred maintenance of $14,250.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 290 Madison Property:

Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
NH Computer Learning Center	NR / NR / NR	23,736	58.6%	$973,178	52.1%	$41.00	8/31/2020	NA
BNP Foods, Inc.	NR / NR / NR	11,300	27.9	660,000	35.4	58.41	5/31/2022	2, 5-year options
Young & Rubicam, Inc.	NR / NR / NR	5,483	13.5	233,028	12.5	42.50	8/31/2015	NA
Total / Wtd. Avg. All Owned Tenants		40,519	100.0%	$1,866,206	100.0%	$46.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

290 MADISON

The following table presents certain information relating to the lease rollover schedule at the 290 Madison Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	5,483	13.5	13.5%	233,028	12.5	42.50	1
2016	0	0.0	13.5%	0	0.0	0.00	0
2017	0	0.0	13.5%	0	0.0	0.00	0
2018	0	0.0	13.5%	0	0.0	0.00	0
2019	0	0.0	13.5%	0	0.0	0.00	0
2020	23,736	58.6	72.1%	973,178	52.1	41.00	1
2021	0	0.0	72.1%	0	0.0	0.00	0
2022	11,300	27.9	100.0%	660,000	35.4	58.41	1
2023 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	40,519	100.0%		$1,866,206	100.0%	$46.06	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Underwritten base rent includes contractual rent steps.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 290 Madison Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,806,206	$44.58
Contractual Rent Step(s)	60,000	1.48
Gross Up Vacancy	0	0.00
Total Rent	$1,866,206	$46.06
Total Reimbursables	179,233	4.42
Other Income	0	0.00
Vacancy & Credit Loss	(102,272)	(2.52)
Effective Gross Income	$1,943,167	$47.96

Total Operating Expenses	$604,323	$14.91

Net Operating Income	$1,338,844	$33.04
TI/LC	50,000	1.23
Replacement Reserves	7,537	0.19
Net Cash Flow	$1,281,308	$31.62

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/25/2012 rent roll with rent steps through 10/1/2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SPRINGHILL SUITES – FRAZER MILLS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Tarentum, Pennsylvania	Cut-off Date Principal Balance		$14,928,284
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$129,811.17
Size (Rooms)	115	Percentage of Initial Pool Balance		1.4%
Total TTM Occupancy as of 6/30/2012	82.6%	Number of Related Mortgage Loans(2)		2
Owned TTM Occupancy as of 6/30/2012	82.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		5.0000%
Appraised Value	$25,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Borrower Sponsor	William P. Kratsa, Jr. and James N. Kratsa
Underwritten Revenues	$4,901,307
Underwritten Expenses	$2,495,790	Escrows
Underwritten Net Operating Income (NOI)	$2,405,517
Underwritten Net Cash Flow (NCF)	$2,209,464		Upfront	Monthly
Cut-off Date LTV Ratio	59.7%	Taxes	$167,632	$23,947
Maturity Date LTV Ratio(1)	40.1%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.10x	FF&E(3)	$16,500	$16,500
Debt Yield Based on Underwritten NOI / NCF	16.1% / 14.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	100.0%	Loan Payoff	$10,940,840	72.9%
			Principal Equity Distribution	3,684,004	24.6
			Closing Costs	191,024	1.3
			Reserves	184,132	1.2
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $28,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 44.9%.
(2)	An indirect owner of the borrower is also an indirect owner of the borrower of the Springhill Suites – Southside Works Loan.
(3)	FF&E reserve is capped at the product of the then monthly FF&E amount and 36.

The following table presents certain information relating to the 2011 demand analysis with respect to the SpringHill Suites – Frazer Mills Property based on market segmentation, as provided in the appraisal for the SpringHill Suites – Frazer Mills Property:

2011 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial
SpringHill Suites – Frazer Mills	20%	20%	60%

Source: Appraisal.

The following table presents certain information relating to the TTM ended June 2012 penetration rates relating to the SpringHill Suites – Frazer Mills Property and various market segments, as provided in the appraisal for the SpringHill Suites – Frazer Mills Property:

TTM Ended June 2012 Penetration Rates
Property	Occupancy	ADR	RevPAR
SpringHill Suites – Frazer Mills	113.8%	120.9%	137.6%

Source: June 2012 STR Report.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SPRINGHILL SUITES – FRAZER MILLS

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the SpringHill Suites – Frazer Mills Property:

SpringHill Suites – Frazer Mills(1)
	2009	2010	2011	TTM 6/30/2012
Occupancy	82.3%	82.5%	82.0%	82.6%
ADR	$128.08	$129.74	$136.17	$138.17
RevPAR	$105.40	$107.02	$111.62	$114.14

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the SpringHill Suites – Frazer Mills Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$4,492,313	4,697,936	$4,803,987	$4,790,861	$41,660
Food & Beverage Revenue	0	0	0	0	0
Other Revenue(2)	124,816	121,089	110,749	110,446	960
Total Revenue	$4,617,129	4,819,025	$4,914,736	$4,901,307	$42,620

Room Expense	$768,900	812,227	$791,863	$789,699	$6,867
Food & Beverage Expense	0	0	0	0	0
Other Expense(3)	16,125	16,283	16,410	16,365	142
Total Departmental Expense	$785,025	828,510	$808,273	$806,064	$7,009
Total Undistributed Expense	1,339,069	1,386,734	1,393,514	1,394,979	12,130
Total Fixed Charges	325,645	301,233	282,641	294,747	2,563
Total Operating Expenses	$2,449,739	2,516,477	$2,484,428	$2,495,790	$21,703

Net Operating Income	$2,167,390	2,302,548	$2,430,308	$2,405,517	$20,918
FF&E	184,685	192,761	196,589	196,052	1,705
Net Cash Flow	$1,982,705	2,109,787	$2,233,719	$2,209,464	$19,213

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone, mini market, sundry sales and meeting room revenue.
(3)	Other expenses includes cost of goods sold relating to the mini market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SPRINGHILL SUITES – SOUTHSIDE WORKS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Pittsburgh, Pennsylvania	Cut-off Date Principal Balance	$14,455,234
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$125,697.69
Size (Rooms)	115	Percentage of Initial Pool Balance	1.4%
Total TTM Occupancy as of 6/30/2012	79.2%	Number of Related Mortgage Loans(2)	2
Owned TTM Occupancy as of 6/30/2012	79.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	5.0000%
Appraised Value	$27,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Borrower Sponsor	William P. Kratsa, Jr. and James N. Kratsa
Underwritten Revenues	$4,933,894
Underwritten Expenses	$2,873,949	Escrows
Underwritten Net Operating Income (NOI)	$2,059,945
Underwritten Net Cash Flow (NCF)	$1,862,589	Upfront	Monthly
Cut-off Date LTV Ratio	53.5%	Taxes	$62,467	$20,822
Maturity Date LTV Ratio(1)	32.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.03x / 1.83x	FF&E(3)	$16,000	$16,000
Debt Yield Based on Underwritten NOI / NCF	14.3% / 12.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,500,000	100.0%	Loan Payoff	$13,390,139	92.3%
Principal Equity Distribution	809,673	5.6
Closing Costs	221,722	1.5
Reserves	78,467	0.5
Total Sources	$14,500,000	100.0%	Total Uses	$14,500,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $33,500,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 40.2%.
(2)	An indirect owner of the borrower is also an indirect owner of the borrower of the Springhill Suites – Frazer Mills Loan.
(3)	FF&E reserve is capped at the product of the then monthly FF&E amount and 36.

The following table presents certain information relating to the 2011 demand analysis with respect to the SpringHill Suites – Southside Works Property based on market segmentation, as provided in the appraisal for the SpringHill Suites – Southside Works Property:

2011 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial
SpringHill Suites – Southside Works	15%	25%	60%

Source: Appraisal.

The following table presents certain information relating to the TTM ended June 2012 penetration rates relating to the SpringHill Suites – Southside Works Property and various market segments, as provided in the June 2012 Smith Travel Research Report for the SpringHill Suites – Southside Works Property:

TTM Ended June 2012 Penetration Rates
Property	Occupancy	ADR	RevPAR
SpringHill Suites – Southside Works	108.8%	108.4%	117.9%

Source: June 2012 Smith Travel Report.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SPRINGHILL SUITES – SOUTHSIDE WORKS

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the SpringHill Suites – Southside Works Property:

SpringHill Suites – Southside Works(1)
	2010	2011	TTM 6/30/2012
Occupancy	68.6%	77.0%	79.2%
ADR	$123.79	$136.43	$139.36
RevPAR	$84.97	$105.08	$110.42

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the SpringHill Suites – Southside Works Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$2,599,357	$4,410,674	$4,647,571	$4,634,889	$40,303
Food & Beverage Revenue	0	0	0	0	0
Other Revenue(2)	181,924	277,344	299,823	299,005	2,600
Total Revenue	$2,781,281	$4,688,018	$4,947,394	$4,933,894	$42,903

Room Expense	$711,517	$952,118	$988,228	$985,531	$8,570
Food & Beverage Expense	0	0	0	0	0
Other Expense(3)	26,322	42,406	42,080	41,965	365
Total Departmental Expense	$737,839	994,524	$1,030,308	$1,027,497	$8,935
Total Undistributed Expense	822,007	1,249,545	1,336,727	1,575,806	13,703
Total Fixed Charges	162,453	269,088	283,605	270,646	2,353
Total Operating Expenses	$1,722,299	$2,513,157	$2,650,640	$2,873,949	$24,991

Net Operating Income	$1,058,982	$2,174,861	$2,296,754	$2,059,945	$17,913
FF&E	111,251	187,521	193,674	197,356	1,716
Net Cash Flow	$947,731	$1,987,340	$2,103,080	$1,862,589	$16,196

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone, mini market, sundry sales and meeting room revenue.
(3)	Other expenses includes cost of goods sold relating to the mini market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

COLLEGE POINT SELF STORAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	College Point, New York	Cut-off Date Principal Balance		$14,410,200
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$136.63
Size (SF)	105,469	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 2/27/2012	84.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/27/2012	84.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1944 / 1999	Mortgage Rate		4.9400%
Appraised Value	$19,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor		Jay Furman
Underwritten Revenues	$2,297,563
Underwritten Expenses	$933,082	Escrows
Underwritten Net Operating Income (NOI)	$1,364,481		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,336,004	Taxes	$175,850	$35,170
Cut-off Date LTV Ratio	74.7%	Insurance	$9,945	$4,973
Maturity Date LTV Ratio	61.5%	Replacement Reserves	$0	$2,373
DSCR Based on Underwritten NOI / NCF	1.47x / 1.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.3%	Other(1)	$24,000	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,475,000	99.7%	Loan Payoff	$7,842,212	54.0%
Other Sources	50,000	0.3	Principal Equity Distribution	6,155,079	42.4
			Closing Costs	317,913	2.2
			Reserves	209,796	1.4
Total Sources	$4,525,000	100.0%	Total Uses	$14,525,000	100.0%

(1)	Other reserve represents a deferred maintenance reserve of $24,000.

The following table presents certain information relating to historical leasing at the College Point Self Storage Property:

Historical Leased %(1)
	2010	2011
College Point Self Storage	83.0%	83.0%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the College Point Self Storage Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 2/29/2012	Underwritten	Underwritten $ per SF
Base Rent	$2,343,538	$2,257,812	$2,250,683	$2,220,865	$2,308,620	$21.89
Gross Up Vacancy	0	0	0	0	416,551	3.95
Vacancy	0	0	0	0	(503,067)	(4.77)
Total Rent Revenue	$2,343,538	$2,257,812	$2,250,683	$2,220,865	$2,222,105	$21.07
Other Rental Revenue	75,148	83,507	72,516	76,948	75,458	0.72
Effective Gross Income	$2,418,686	$2,341,319	$2,323,199	$2,297,813	$2,297,563	$21.78

Total Operating Expenses	$797,442	$792,930	$841,338	$853,818	$933,082	$8.85

Net Operating Income	$1,621,244	$1,548,389	$1,481,861	$1,443,995	$1,364,481	$12.94
Replacement Reserves	0	0	0	0	28,477	0.27
Net Cash Flow	$1,621,244	$1,548,389	$1,481,861	$1,443,995	$1,336,004	$12.67

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SHERATON AUGUSTA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Augusta, Georgia	Cut-off Date Principal Balance	$13,661,779
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$89,880.12
Size (Rooms)	152	Percentage of Initial Pool Balance	1.3%
Total TTM Occupancy as of 5/31/2012	61.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2012	61.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009 / NAP	Mortgage Rate	5.5500%
Appraised Value	$22,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Borrower Sponsor	Harinderjit Singh
Underwritten Revenues	$4,508,053
Underwritten Expenses	$2,599,168	Escrows
Underwritten Net Operating Income (NOI)	$1,908,885
Underwritten Net Cash Flow (NCF)	$1,728,563	Upfront	Monthly
Cut-off Date LTV Ratio	61.8%	Taxes	$76,719	$9,590
Maturity Date LTV Ratio	47.3%	Insurance	$25,321	$3,165
DSCR Based on Underwritten NOI / NCF	1.88x / 1.70x	FF&E	$0	$14,082
Debt Yield Based on Underwritten NOI / NCF	14.0% / 12.7%	Other(1)	$149,025	$24,715

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$13,700,000	95.0%	Loan Payoff	$13,855,810	96.1%
Principal’s New Cash Contribution	675,880	4.7	Closing Costs	309,004	2.1
Other Sources	40,000	0.3	Reserves	251,065	1.7

Total Sources	$14,415,880	100.0%	Total Uses	$14,415,880	100.0%

(1)
Other reserve represents (i) $148,275 for a seasonality reserve and (ii) $750 for deferred maintenance. Ongoing Other reserve represents a seasonality reserve that is required to be funded in the months of August, September, and October.

The following table presents certain information relating to the 2011 demand analysis with respect to the Sheraton Augusta Property based on market segmentation, as provided in the appraisal for the Sheraton Augusta Property:

2011 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial
Sheraton Augusta	21%	30%	49%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through July 2012 penetration rates relating to the Sheraton Augusta Property and various market segments, as provided in a market report for the Sheraton Augusta Property:

TTM Ended July Penetration Rates
Property	Occupancy	ADR	RevPAR
Sheraton Augusta	120.3%	97.0%	116.6%

Source: Market report.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SHERATON AUGUSTA

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Sheraton Augusta Property:
	2010(1)	2011(1)	TTM 5/31/2012(1)
Occupancy	37.4%	58.7%	61.1%
ADR	$114.03	$109.03	$110.13
RevPAR	$42.65	$63.99	$67.25

(1)	As provided by the borrower.

■
Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Sheraton Augusta Property:

Cash Flow Analysis(1)

	2010	2011	TTM 5/31/2012	Underwritten	Underwritten $ per Room
Room Revenue	$2,366,040	$3,569,348	$3,741,066	$3,928,585	$25,846
Food & Beverage Revenue	356,530	521,594	512,471	515,344	3,390
Other Revenue	65,450	100,979	70,856	64,125	422
Total Revenue	$2,788,020	$4,191,921	$4,324,393	$4,508,053	$29,658

Room Expense	$619,539	$782,887	$780,401	$821,518	$5,405
Food & Beverage Expense	504,313	401,463	369,722	371,794	2,446
Other Expense	0	0	0	0	0
Total Departmental Expense	$1,123,852	$1,184,350	$1,150,123	$1,193,313	$7,851
Total Undistributed Expense	930,190	1,126,233	1,116,548	1,227,827	8,078
Total Fixed Charges	52,015	188,396	173,442	178,028	1,171
Total Operating Expenses	$2,106,057	$2,498,979	$2,440,113	$2,599,168	$17,100

Net Operating Income	$681,963	$1,692,942	$1,884,280	$1,908,885	$12,558
FF&E	0	167,677	172,976	180,322	1,186
Net Cash Flow	$681,963	$1,525,265	$1,711,304	$1,728,563	$11,372

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY MANORS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties(1)	1	Loan Seller		GSMC
Location (City/State)	Columbus, Ohio	Cut-off Date Principal Balance		$12,444,665
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$35,556.19
Size (Units)	350	Percentage of Initial Pool Balance		1.2%
Total Occupancy as of 7/11/2012(2)	97.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/11/2012(2)	97.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1923, 1930, 1960-1972 / Various	Mortgage Rate		5.4500%
Appraised Value	$18,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Borrower Sponsor	Robert C. Moberger, Brian R. Grim, William A. Moberger and Steven M. Moberger
Underwritten Revenues	$2,602,663
Underwritten Expenses	$1,238,397	Escrows
Underwritten Net Operating Income (NOI)	$1,364,226		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,224,226	Taxes	$32,122	$32,122
Cut-off Date LTV Ratio	67.3%	Insurance	$53,139	$4,219
Maturity Date LTV Ratio	51.3%	Replacement Reserves	$0	$11,667
DSCR Based on Underwritten NOI / NCF	1.49x / 1.34x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.0% / 9.8%	Other(3)	$69,202	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,500,000	100.0%	Loan Payoff	$9,063,338	72.5%
			Principal Equity Distribution	2,825,760	22.6
			Closing Costs	456,438	3.7
			Reserves	154,463	1.2

Total Sources	$12,500,000	100.0%	Total Uses	$12,500,000	100.0%

(1)	University Manors is comprised of 19 student apartment buildings.
(2)	Total and Owned Occupancy represent occupancy for the 2012-2013 academic year.
(3)	Other reserve represents a deferred maintenance reserve ($63,802) and an environmental reserve ($5,400).

The following table presents certain information relating to the University Manors Property:

Unit Type	# of Units	Avg. Unit SF	Total SF	Monthly Market Rent per Unit	Total Yearly Market Rent	Monthly Actual Rent per Unit	Total Yearly Actual Rent
Studio	184	330	60,720	$508	$1,120,560	$510	$1,125,528
1 Bed / 1 Bath	45	595	26,790	611	330,000	607	327,624
2 Bed / 1 Bath	91	736	66,970	815	889,860	813	887,676
2 Bed / 2 Bath	12	565	6,780	685	98,640	677	97,488
3 Bed / 1 Bath	1	990	990	990	11,880	990	11,880
3 Bed / 2 Bath	12	1,074	12,890	1,183	170,280	1,175	169,224
4 Bed / 2 Bath	5	1,524	7,620	1,622	97,320	1,622	97,320
Total / Wtd. Avg.	350	522	182,760	$647	$2,718,540	$647	$2,716,740

The following table presents certain information relating to historical leasing at the University Manors Property:

Historical and Current Leased %(1)
	2009	2010	2011	7/11/2012(2)
University Manors	99.4%	99.8%	97.9%	97.7%

(1)	As provided by the borrower.
(2)	Represents occupancy for the 2012-2013 academic year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

UNIVERSITY MANORS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the University Manors Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Unit
Base Rent	$2,492,867	$2,581,973	$2,621,360	$2,716,740	$7,762
Vacancy Loss	0	0	0	(135,837)	(388)
Credit Loss	(4,651)	(1,426)	(2,416)	0	0
Concessions	0	0	0	0	0
Total Rent Revenue	$2,488,216	$2,580,547	$2,618,944	$2,580,903	$7,374
Other Revenue(2)	23,026	21,809	21,760	21,760	62
Effective Gross Income	$2,511,242	$2,602,356	$2,640,704	$2,602,663	$7,436

Total Operating Expenses	$1,091,023	$1,233,994	$1,209,490	$1,238,397	$3,538

Net Operating Income	$1,420,219	$1,368,362	$1,431,214	$1,364,266	$3,898
Replacement Reserves	0	0	0	140,000	400
Net Cash Flow	$1,420,219	$1,368,362	$1,431,214	$1,224,266	$3,498

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking revenue, laundry revenue and miscellaneous.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

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In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

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The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

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An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

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The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

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The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

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Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

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Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

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The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

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Except as regards their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

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Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area (“EEA”) insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the Sponsors, the Depositor, the mortgage loan sellers, or any other party to the transaction has taken, or intends to take, any steps to comply with the requirements of Article 122a, such non-compliance may have an adverse effect on EU–regulated institutions and their affiliates which may cause them not to invest in the Certificates.

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The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

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The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

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The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

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A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

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Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

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Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the Depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

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There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

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Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

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Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

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The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

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Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

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Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

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In the event of the bankruptcy or insolvency of an originator or sponsor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Mortgage Company (“GSMC”), to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the Depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

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The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan or holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan or holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

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The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

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The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

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The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

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The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

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The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

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In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

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Other nationally recognized statistical rating organizations that the Depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the Depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the Depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

—	The offered certificates, will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

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State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Citigroup Global Markets Inc., Goldman, Sachs & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

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